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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SL GREEN REALTY CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York 10170-1881

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on June 13, 2013

Dear Stockholder:

        You are invited to attend the 2013 annual meeting of stockholders of SL Green Realty Corp., a Maryland corporation, which will be held on Thursday, June 13, 2013, at 10:00 a.m., local time, at The Grand Hyatt New York, 109 East 42nd Street at Grand Central Terminal, New York, New York. At the annual meeting, stockholders will be asked to consider and vote upon the following proposals:

        1.     To elect two Class I directors to serve on our Board of Directors for a three-year term and until their successors are duly elected and qualify;

        2.     To hold an advisory vote on executive compensation as disclosed in these materials;

        3.     To approve our Third Amended and Restated 2005 Stock Option and Incentive Plan; and

        4.     To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

        In addition, stockholders may be asked to consider and vote upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

        Any action may be taken on the foregoing matters at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned, or to which the annual meeting may be postponed.

        Our Board of Directors has fixed the close of business on March 28, 2013 as the record date for determining the stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournments or postponements thereof.

        We make proxy materials available to our stockholders on the Internet. You can access proxy materials at http://www.proxyvote.com. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone you must have the stockholder identification number that appears on the enclosed Notice of Internet Availability of Proxy Materials. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included in the Notice of Internet Availability of Proxy Materials.

By Order of our Board of Directors,
Andrew S. Levine Secretary

Important Notice Regarding the Availability of Proxy Materials for
the Stockholder Meeting to be Held on June 13, 2013.

This proxy statement and our 2012 Annual Report to Stockholders are available at http://www.proxyvote.com

New York, New York
April 26, 2013

        Whether or not you plan to attend the annual meeting, please carefully read the proxy statement and other proxy materials and complete a proxy for your shares as soon as possible. You may authorize your proxy via the Internet or by telephone by following the instructions on the website indicated in the Notice of Internet Availability of Proxy Materials that you received in the mail. You also may request a paper or an e-mail copy of our proxy materials and a paper proxy card at any time. If you attend the annual meeting, you may vote in person if you wish, even if you previously have submitted your proxy. However, please note that if your shares are held of record by a bank, broker or other nominee and you wish to vote in person at the annual meeting, you must obtain a proxy issued in your name from such bank, broker or other nominee.

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SL GREEN REALTY CORP.
420 Lexington Avenue
New York, New York 10170-1881

PROXY STATEMENT

FOR OUR 2013 ANNUAL MEETING OF STOCKHOLDERS
to be held on June 13, 2013

        These proxy materials are being made available in connection with the solicitation of proxies by the Board of Directors, or the Board, of SL Green Realty Corp., a Maryland corporation, for use at our 2013 annual meeting of stockholders to be held on Thursday, June 13, 2013, at 10:00 a.m., local time, at The Grand Hyatt New York, 109 East 42nd Street at Grand Central Terminal, New York, New York, or at any postponement or adjournment of the annual meeting. References in this proxy statement to "we," "us," "our," "ours," and the "Company" refer to SL Green Realty Corp., unless the context otherwise requires. This proxy statement and a form of proxy have been made available to our stockholders on the Internet, and the Notice of Internet Availability of Proxy Materials has been mailed, on or about April 26, 2013.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the Notice of Internet Availability of Proxy Materials that I received in the mail this year instead of a full set of proxy materials?

        In accordance with rules adopted by the Securities and Exchange Commission, or SEC, we may furnish proxy materials, including this proxy statement and our 2012 annual report to stockholders, by providing access to these documents on the Internet instead of mailing a printed copy of our proxy materials to our stockholders. In accordance with such rules, most of our stockholders already have received a Notice of Internet Availability of Proxy Materials, or the Notice, which provides a website address with instructions for accessing our proxy materials, including this proxy statement, and for requesting printed copies of the proxy materials by mail or electronically by e-mail.

        If you would like to receive a paper or an e-mail copy of our proxy materials for the 2013 annual meeting or for all future annual meetings, you should follow the instructions for requesting such materials included in the Notice. We believe the delivery option that we have chosen this year will allow us to provide our stockholders with the proxy materials they need, while lowering the cost of delivery of the materials and reducing the environmental impact of printing and mailing printed copies.

Who is entitled to vote at the annual meeting?

        Holders of record of our common stock, $0.01 par value per share, at the close of business on March 28, 2013, the record date for the annual meeting, are entitled to receive notice of the annual meeting and to vote at the annual meeting. If you are a holder of record of our common stock as of the record date, you may vote the shares that you held on the record date even if you sell such shares after the record date. Each outstanding share as of the record date entitles its holder to cast one vote for each matter to be voted upon and, with respect to the election of directors, one vote for each director to be elected. Stockholders do not have the right to cumulate voting for the election of directors.

What is the purpose of the annual meeting?

        At the annual meeting, you will be asked to vote on the following proposals:

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  Proposal 1:  the election of two Class I directors to serve on our Board of Directors for a three-year term and until their successors are duly elected and qualify;

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  Proposal 2:  an advisory vote on executive compensation as disclosed in these materials;

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  Proposal 3:  the approval of our Third Amended and Restated 2005 Stock Option and Incentive Plan; and

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  Proposal 4:  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

        You also may be asked to consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of a majority of the total number of outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of any business at the annual meeting. As of the record date, there were 91,552,922 shares outstanding and entitled to vote at the annual meeting.

        Each share of common stock outstanding on the record date is entitled to one vote on each matter properly submitted at the annual meeting and, with respect to the election of directors, one vote for each director to be elected. Abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers, as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which, on a particular matter, the broker does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What vote is required to approve each proposal?

        In respect of Proposal 1, a plurality of all of the votes cast at the annual meeting at which a quorum is present is required for the election of directors. In addition, our Policy on Majority Voting sets forth our procedures if a nominee is elected but receives a majority of "withheld" votes. In an uncontested election, any nominee for director who receives a greater number of votes "withheld" from his or her election than votes "for" such election is required, within ten business days, to tender his or her resignation. Our Nominating and Corporate Governance Committee is required to make a recommendation to the Board with respect to the resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and, if applicable, the Board's reasons for rejecting the tendered resignation. The policy is described more fully below under the caption "Corporate Governance Matters—Policy on Majority Voting." Broker non-votes with respect to Proposal 1 are not counted as votes cast, and therefore, will have no effect on the election of directors.

        A majority of all of the votes cast at the annual meeting at which a quorum is present is required for approval of each of Proposals 2, 3 and 4, provided, in the case of Proposal 3, that the total vote cast on such Proposal represents more than 50% in interest of all shares entitled to vote on the Proposal.

        In respect of Proposal 2, abstentions and broker non-votes are not counted as votes cast, and therefore, will have no effect on this vote. This vote is advisory and non-binding on the Board of Directors, the Compensation Committee and the Company.

        In respect of Proposal 3, abstentions will be treated as votes cast and will have the same effect as votes against the proposal. Broker non-votes will not be treated as votes cast and, if holders of more than 50% in interest of all shares entitled to vote on Proposal 3 cast votes, will have no effect on the result of the vote.

        In respect of Proposal 4, abstentions do not constitute votes "for" or "against" and will not be counted as "votes cast." Therefore, abstentions will have no effect on Proposal 4. There will not be any broker non-votes with respect to Proposal 4, because Proposal 4 is a routine matter on which brokers are permitted to vote without instructions from the beneficial owner.

 Can I change my vote after I submit my proxy card?

        If you cast a vote by proxy, you may revoke it at any time before it is voted by:

  •
  filing a written notice revoking the proxy with our Secretary at our address;

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  properly signing and forwarding to us a proxy with a later date; or

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  appearing in person and voting by ballot at the annual meeting.

        If you attend the annual meeting, you may vote in person whether or not you previously have given a proxy, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy. Unless you have received a legal proxy to vote the shares, if you hold your shares through a bank, broker or other nominee, that is, in "street name," only that bank, broker or other nominee can revoke your proxy on your behalf.

        You may revoke a proxy for shares held by a bank, broker or other nominee by submitting new voting instructions to the bank, broker or other nominee or, if you have obtained a legal proxy from the bank, broker or other nominee giving you the right to vote the shares at the annual meeting, by attending the annual meeting and voting in person.

How do I vote?

        Voting in Person at the Annual Meeting.    If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, and attend the annual meeting, you may vote in person at the annual meeting. If your shares are held by a bank, broker or other nominee, that is, in "street name," and you wish to vote in person at the annual meeting, you will need to obtain a "legal proxy" from the bank, broker or other nominee that holds your shares of record.

        Voting by Proxy.    You should submit your proxy or voting instructions as soon as possible.

        If you received a paper copy of this Proxy Statement.    You can vote by valid proxy received by telephone, electronically via the Internet or by mail. The deadline for voting by telephone or electronically via the Internet is 11:59 p.m., Eastern Daylight Time, on June 12, 2013. If voting by mail, you must:

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  indicate your instructions on the proxy;

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  date and sign the proxy;

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  promptly mail the proxy in the enclosed envelope; and

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  allow sufficient time for the proxy to be received before the date of the annual meeting.

        If your shares are held in "street name" such as in a stock brokerage account, by a bank or other nominee, please follow the instructions you received from your broker or with respect to the voting of your shares.

        If you received a Notice of Internet Availability of Proxy Statement.    Please submit your proxy electronically via the Internet using the instructions included in the Notice. The deadline for voting electronically via the Internet is 11:59 p.m., Eastern Daylight Time, on June 12, 2013.

        If you received an e-mail copy of this Proxy Statement.    Please submit your proxy electronically via the Internet or telephonically using the instructions included on the Proxy Card. The deadline for voting electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Time, on June 12, 2013.

        If you have any questions regarding how to authorize your proxy by telephone or via the Internet, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

        Even if you plan to attend the annual meeting, we recommend that you submit a proxy to vote your shares in advance so that your vote will be counted if you later are unable to attend the annual meeting.

 How is my vote counted?

        If you authorize your proxy to vote your shares electronically via the Internet or by telephone, or, if you received a proxy card by mail and you properly marked, signed, dated and returned it, the shares that the proxy represents will be voted in the manner specified on the proxy. If no specification is made, your shares will be voted "for" the election of the nominees for the Class I directors named in this proxy statement, "for" advisory approval of the compensation of our named executive officers, "for" the approval our Third Amended and Restated 2005 Stock Option and Incentive Plan and "for" ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. It is not anticipated that any matters other than those set forth in this proxy statement will be presented at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders. In addition, since no stockholder proposals or nominations were received on a timely basis and not withdrawn, no such matters will be brought to a vote at the annual meeting.

How does the Board recommend that I vote on each of the proposals?

        The Board recommends that you vote:

  •
  FOR Proposal 1:  the election of Edwin Thomas Burton, III and Craig M. Hatkoff as Class I directors to serve on our Board of Directors for a three-year term and until their successors are duly elected and qualify;

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  FOR Proposal 2:  the approval, on an advisory basis, of the compensation of our executives;

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  FOR Proposal 3:  the approval of our Third Amended and Restated 2005 Stock Option and Incentive Plan; and

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  FOR Proposal 4:  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

What other information should I review before voting?

        Our 2012 annual report, including financial statements for the fiscal year ended December 31, 2012, is being made available to you along with this proxy statement. You may obtain, free of charge, copies of our 2012 annual report and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which contains additional information about the Company, on our website at http://www.slgreen.com or by directing your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations. The 2012 annual report and the Annual Report on Form 10-K, however, are not part of the proxy solicitation materials, and the information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

Who is soliciting my proxy?

        This solicitation of proxies is made by and on behalf of the Board.    We will pay the cost of the solicitation of proxies. We have retained MacKenzie Partners, Inc. at an aggregate estimated cost of $12,500, plus out-of-pocket expenses, to assist in the solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may solicit proxies personally or by telephone.

 How do I change how I receive proxy materials in the future?

        Instead of receiving a Notice of Internet Availability of Proxy Materials in the mail for future meetings, stockholders may elect to receive links to proxy materials by e-mail or to receive a paper copy of the proxy materials and a paper proxy card by mail. If you elect to receive proxy materials by e-mail, you will not receive a Notice of Internet Availability of Proxy Materials in the mail. Instead, you will receive an e-mail with links to proxy materials and online voting. In addition, if you elect to receive a paper copy of the proxy materials, or if applicable rules or regulations require paper delivery of the proxy materials, you will not receive a Notice of Internet Availability of Proxy Materials in the mail. If you received a paper copy of the proxy materials or the Notice of Internet Availability of Proxy Materials in the mail, you can eliminate all such paper mailings in the future by electing to receive an e-mail that will provide Internet links to these documents. Opting to receive all future proxy materials online will save us the cost of producing and mailing such documents to you and help us conserve natural resources. You can change your election by directing your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations, by sending a blank e-mail with the 12-digit control number on your Notice of Internet Availability to sendmaterial@proxyvote.com, via the internet at http://www.proxyvote.com or by telephone at (800) 579-7639. Your election will remain in effect until you change it.

What should I do if I received more than one Notice of Internet Availability of Proxy Materials?

        There are circumstances under which you may receive more than one Notice of Internet Availability of Proxy Materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials. Please authorize your proxy in accordance with the instructions of each Notice of Internet Availability of Proxy Materials separately, since each one represents different shares that you own.

        No person is authorized on our behalf to give any information or to make any representations with respect to the proposals other than the information and the representations contained in this proxy statement, and, if given or made, such information and/or representations must not be relied upon as having been authorized.

PROPOSAL 1: ELECTION OF DIRECTORS

        The Board of the Company currently consists of six members and is divided into three classes. Directors in each class serve for a term of three years or until their successors are duly elected and qualify. The term of directors of one class expires at each annual meeting of stockholders.

        At the annual meeting, two directors will be elected to serve until the 2016 annual meeting and until their successors are duly elected and qualify. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Edwin Thomas Burton, III and Craig M. Hatkoff for election to serve as its Class I directors. Messrs. Burton and Hatkoff currently are serving as Class I directors. Each of Messrs. Burton and Hatkoff have consented to being named in this proxy statement and to serve as a director if elected. However, if either of Messrs. Burton or Hatkoff is unable to accept election, proxies voted in favor of such nominee will be voted for the election of such other person as the Board nominates.

        A plurality of all of the votes cast at the annual meeting at which a quorum is present in person or by proxy is required for the election of directors. Pursuant to our Policy on Majority Voting, in an uncontested election, any nominee for director who receives a greater number of votes withheld from his or her election than votes for such election is required, within ten business days, to tender his or her resignation. Our Nominating and Corporate Governance Committee is required to make a recommendation to the Board with respect to the resignation. The Board is required to take action with respect to this recommendation and to disclose its decision and, if applicable, the Board's reasons for rejecting the tendered resignation. The policy is described more fully below under the caption "Corporate Governance Matters—Policy on Majority Voting."

        We will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Broker non-votes do not constitute a vote "for" or "withheld" and will not be counted as votes cast. Therefore, broker non-votes will have no effect on this proposal, assuming a quorum is present.

        The Board unanimously recommends a vote "FOR" the election of Messrs. Burton and Hatkoff.

 Information Regarding the Nominees and the Continuing Directors

        The following table and biographical descriptions set forth certain information with respect to the nominees for election as Class I directors at the 2013 annual meeting and the continuing Class II and Class III directors whose terms expire at the annual meetings of stockholders in 2014 and 2015, respectively, based upon information furnished by each director.

Name	Age	Director Since
Class I Nominees (terms will expire in 2016)
Edwin Thomas Burton, III.	70	1997
Craig M. Hatkoff	59	2011
Class III Continuing Directors (terms will expire in 2015)
John H. Alschuler, Jr.	65	1997
Stephen L. Green	75	1997
Class II Continuing Directors (terms will expire in 2014)
Marc Holliday	46	2001
John S. Levy	77	1997

 Class I Nominees—Terms Will Expire in 2016

        Edwin Thomas Burton, III has served as one of our directors since 1997 and serves as Chairman of our Audit Committee and as a member of our Compensation and Nominating and Corporate Governance Committees. Mr. Burton is a Professor of Economics at the University of Virginia, and has held teaching positions at York College, Rice University and Cornell University, and has written and lectured extensively in the field of Economics. Mr. Burton also serves as a member of the Board of Trustees of the Virginia Retirement System for state and local employees of the Commonwealth of Virginia, and served as its Chairman from 1997 until March 2001. Mr. Burton also serves as a consultant to numerous companies on investment strategy and investment banking. From 1994 until 1995, Mr. Burton served as Senior Vice President, Managing Director and director of Interstate Johnson Lane, Incorporated, an investment banking firm, where he was in charge of the Corporate Finance and Public Finance Divisions. From 1987 to 1994, Mr. Burton served as President of Rothschild Financial Services, Incorporated (a subsidiary of Rothschild, Inc. of North America), an investment banking company headquartered in New York City that is involved in proprietary trading, securities lending and other investment activities. Mr. Burton also served as a consultant to the American Stock Exchange from 1985 until 1986 and a senior vice president with Smith Barney (or its corporate predecessor) from 1976 until 1984. Since 2004, Mr. Burton has served as a member of the Board of Directors of Chase Investors, a privately-held registered investment advisor. Mr. Burton also has served as a member of the Board of Directors of Capstar Hotel Company, a publicly-traded hotel company, Virginia National Bank, a publicly-traded commercial bank, and SNL Securities, a private securities data company. Mr. Burton received a B.A. degree in Economics from Rice University and a Ph.D. degree in Economics from Northwestern University. In addition to his experience in academia as a seasoned professor of economics, Mr. Burton's extensive skills and experience in corporate governance, financial, compensation and legal matters allow him to provide valuable financial expertise and insights into the Company's business. Mr. Burton has been designated by the Board as an Audit Committee Financial Expert. Mr. Burton is 70 years old.

        Craig M. Hatkoff has served as a member of our Board of Directors and as a member of our Nominating and Corporate Governance Committee since January 2011. Mr. Hatkoff has been active in commercial real estate and community development for more than two decades. He spent 11 years at Chemical Bank, as Co-Head of the real estate investment banking unit, and was a pioneer in commercial mortgage securitization. Mr. Hatkoff was a Co-Founder and Managing Partner of Victor Capital Group, L.P. until it was later acquired by Capital Trust, Inc., where he served as Vice-Chairman and Chairman of the Executive Committee. He left in 2000 to pursue other entrepreneurial and civic endeavors but served as a Director of Capital Trust, Inc. from 1996 until early 2010. Mr. Hatkoff is a co-founder of Tribeca Enterprises, a diversified company best known for New York City's annual Tribeca Film Festival. Mr. Hatkoff is also presently Chairman of Turtle Pond Publications, LLC, and serves on the boards of a number of non-profit organizations including the Tribeca Film Institute which he co-founded, the Desmond Tutu Peace Foundation, Richard Leakey's Wildlife Direct, the Child Mind Institute, The Rock and Roll Hall of Fame, Sesame Workshop, Scholastic's Alliance for Young Artists and Writers and the Borough of Manhattan Community College Foundation. Mr. Hatkoff is the founder of both the Disruptor Foundation and the Owen and Mzee Foundation. Mr. Hatkoff is also on the Board of Directors of Taubman Centers, Inc., where he has served since 2004. From 2002 to 2005, Mr. Hatkoff served as a trustee of the New York City School Construction Authority, the agency responsible for the construction of all public schools in New York City. Mr. Hatkoff's strong background in commercial real estate and real estate finance is well known and respected throughout the New York real estate industry. Mr. Hatkoff's deep understanding of the New York City real estate market matches well with SL Green's core investment and operational focus. Mr. Hatkoff is 59 years old.

 Class III Continuing Directors—Terms Will Expire in 2015

        John H. Alschuler, Jr. has served as one of our directors since 1997 and serves as Chairman of our Compensation Committee, as a member of our Audit, Executive and Nominating and Corporate Governance Committees and as our Lead Independent Director. Since 2008, Mr. Alschuler has been the Chairman of HR&A Advisors Inc., an economic development, real-estate and public policy consulting organization. Mr. Alschuler also is an Adjunct Associate Professor at Columbia University, where he teaches real estate development at the Graduate School of Architecture, Planning & Preservation. Mr. Alschuler currently serves as Chair of the Board of Directors of Friends of the High Line Inc., a Section 501(c)(3) tax-exempt organization. Mr. Alschuler received a B.A. degree from Wesleyan University and an Ed.D. degree from the University of Massachusetts at Amherst. Mr. Alschuler's achievements in academia and business, as well as his extensive knowledge of commercial real estate, New York City's economy, commercial and other markets in New York City and national and international markets for real estate, and his expertise in inter-governmental relations, allow him to assess the real estate market and the Company's business from a knowledgeable and informed perspective, from which he provides valuable insights into the Company's business. Mr. Alschuler is 65 years old.

        Stephen L. Green has served as our Chairman and a member of the Board since 1997 and serves as the Chairman of our Executive Committee. Mr. Green serves as an executive officer, working in conjunction with our Chief Executive Officer, overseeing our long-term strategic direction. Mr. Green formerly served as our Chief Executive Officer. Mr. Green founded our predecessor, S.L. Green Properties, Inc., in 1980. Prior to our initial public offering in 1997, Mr. Green had been involved in the acquisition of over 50 Manhattan office buildings containing in excess of 4.0 million square feet. Mr. Green also served as Chairman of the Board of Gramercy from August 2004 through June 2009. Mr. Green is an at-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York and previously has served as Chairman of the Real Estate Board of New York's Tax Committee. Mr. Green also served as a member of the Board of Directors of Stemedica Cell Technologies, Inc. from August 2007 through April 2009. Mr. Green currently serves as a member of the Board of Directors of Streetsquash, Inc., a Section 501(c)(3) tax-exempt organization. Mr. Green also served as a member of the board of trustees of the NYU Langone Medical Center. Mr. Green received a B.A. degree from Hartwick College and a J.D. degree from Boston College Law School. In addition to his industry-wide reputation, Mr. Green's extensive skills and experience in real estate, including founding our predecessor, provide him with invaluable knowledge of and expertise in our business and industry. This experience, particularly his experience having led our predecessor and the Company, contributes depth and context to the Board's discussions of the Company's business. Mr. Green is 75 years old.

Class II Continuing Directors—Terms Will Expire in 2014

        Marc Holliday has served as our Chief Executive Officer since January 2004 and as one of our directors since December 2001. He also serves as a member of our Executive Committee. Mr. Holliday stepped down as our President in April 2007, when Andrew Mathias, our current President, was promoted to that position. Mr. Holliday joined the Company as Chief Investment Officer in July 1998. Mr. Holliday also serves as a director of Gramercy Property Trust Inc. f/k/a/ Gramercy Capital Corp., or Gramercy, and has served in such capacity since 2004. In 2010, Mr. Holliday notified the Board of Directors of Gramercy that he would not stand for election as a director for a new term. However, Mr. Holliday agreed with the Board of Directors of Gramercy that he would remain as a director for an unspecified period of time following Gramercy's 2010 annual meeting. Mr. Holliday remains a director on that basis. In October 2008, Mr. Holliday stepped down from his positions of President and Chief Executive Officer of Gramercy, positions he had held since August 2004. Prior to joining the Company, Mr. Holliday was Managing Director and Head of Direct Originations for New York-based

Capital Trust Inc., a mezzanine finance company, where he was in charge of originating direct principal investments for the firm, consisting of mezzanine debt, preferred equity and first mortgages. From 1991 to 1997, Mr. Holliday served in various management positions, including Senior Vice President, at Capital Trust, Inc.'s predecessor, Victor Capital Group, L.P., a private real estate investment bank specializing in advisory services, investment management and debt and equity placements. Mr. Holliday received a B.S. degree in Business and Finance from Lehigh University in 1988 and an M.S. degree in Real Estate Development from Columbia University in 1990. Mr. Holliday's extensive experience and skills in real estate and finance, as well as his role as Chief Executive Officer of the Company, provide him with valuable knowledge of and expertise in our business and industry. Furthermore, Mr. Holliday's presence on the Board facilitates communication between the Board and the Company's senior management. Mr. Holliday is 46 years old.

        John S. Levy has served as one of our directors since 1997 and serves as Chairman of our Nominating and Corporate Governance Committee and as a member of our Audit and Compensation Committees. Mr. Levy retired from Lehman Brothers Inc. in 1995. From 1983 until 1995, at Lehman Brothers (or its predecessors), he served as Managing Director and Chief Administrative Officer of the Financial Services Division, Senior Executive Vice President and Co-Director of the International Division and Managing Partner of the Equity Securities Division. Mr. Levy was associated with A.G. Becker Incorporated (or its predecessors) from 1960 until 1983, where he served as Managing Director of the Execution Services Division, Vice President-Manager of Institutional and Retail Sales, Manager of the Institutional Sales Division, Manager of the New York Retail Office and a Registered Representative. Mr. Levy received a B.A. degree from Dartmouth College. Mr. Levy's extensive skills, experience and sophistication in corporate governance, financial, compensation, legal and commercial matters, including his corporate finance expertise developed at Lehman Brothers, allow him to provide valuable insights into the Company's business and finances. Mr. Levy is 77 years old.

Biographical Information Regarding Executive Officers Who Are Not Directors

        Andrew W. Mathias has served as our President since April 2007. Mr. Mathias is in charge of our equity and structured finance investments and oversees our acquisitions and dispositions and our joint venture program. Mr. Mathias joined the Company in March 1999 as Vice President and was promoted to Director of Investments in 2002, a position he held until his promotion to Chief Investment Officer in January 2004, a position that he held until January 2011. In October 2008, Mr. Mathias stepped down from his position as Chief Investment Officer of Gramercy, a position he had held since August 2004. Prior to joining the Company, Mr. Mathias worked at Capital Trust, Inc. and its predecessor, Victor Capital Group, L.P. Mr. Mathias also worked on the high yield and restructuring desk at Bear Stearns and Co. Mr. Mathias received a B.S. degree in Economics from the Wharton School at the University of Pennsylvania. Mr. Mathias is 39 years old.

        James Mead has served as our Chief Financial Officer since November 2010. As Chief Financial Officer Mr. Mead is responsible for our finance, capital markets, investor relations and administration. Before joining the Company, from November 2004 to March 2010, Mr. Mead was Executive Vice President and Chief Financial Officer of Strategic Hotels & Resorts, Inc., a high-end hotel REIT with properties in the U.S., Mexico and Europe, where he directed strategic planning in conjunction with the CEO and board of directors of the company and was responsible for debt and equity financing activities, investor relations, accounting, and domestic and international tax. From April 1993 until October 1999 Mr. Mead was at the California-based apartment REIT Irvine Company Apartment Communities, Inc., where in addition to his responsibilities as Chief Financial Officer he was co-head of the company's property management division. Mr. Mead also worked as head of capital markets for The Irvine Company, a 150 year-old California land development company where he directed the initial public offering of Irvine Company Apartment Communities, Inc., an affiliate of The Irvine Company. Mr. Mead previously worked at JP Morgan in investment banking in New York. A graduate of Tulane

University, Mr. Mead holds an MBA from the University of Virginia's Colgate Darden School of Business Administration. Mr. Mead is 53 years old.

        Andrew S. Levine has served as our Chief Legal Officer since April 2007 and as our General Counsel, Executive Vice President and Secretary since November 2000. Prior to joining the Company, Mr. Levine was a partner in the REIT and Real Estate Transactions and Business groups at the law firm of Pryor, Cashman, Sherman & Flynn, LLP. Prior to joining Pryor, Cashman, Sherman & Flynn, LLP, Mr. Levine was a partner at the law firm of Dreyer & Traub. Mr. Levine received a B.A. degree from the University of Vermont and a J.D. degree from Rutgers School of Law, where Mr. Levine was an Editor of the Law Review. Mr. Levine is 54 years old.

The Board and its Committees

        The Board held five meetings during fiscal year 2012. Each of the directors then in office attended all of the Board meetings held during fiscal year 2012. Two of our directors attended our 2012 annual meeting.

        The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our corporate website at www.slgreen.com under the "Investors—Corporate Governance" section. Further, we will provide a copy of these charters without charge to each stockholder upon written request. Requests for copies should be addressed to Andrew S. Levine, Secretary, at SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881. From time to time, the Board also may create additional committees for such purposes as the Board may determine.

        Audit Committee.    Our Audit Committee consists of John H. Alschuler, Jr., Edwin Thomas Burton, III (Chairman) and John S. Levy, each of whom is "independent" within the meaning of the rules of the NYSE and the SEC and each of whom meets the financial literacy standard required by the rules of the NYSE. The Board has determined that Mr. Burton is an "audit committee financial expert" as defined in the rules promulgated by the SEC under the Sarbanes-Oxley Act of 2002, as amended. Our Audit Committee's primary purpose is to select and appoint our independent registered public accounting firm and to assist the Board in its oversight of the integrity of the Company's financial statements; the Company's compliance with legal and regulatory requirements; the qualifications and independence of the registered public accounting firm employed by the Company for the audit of the Company's financial statements; the performance of the people responsible for the Company's internal audit function; and the performance of the Company's independent registered public accounting firm. Our Audit Committee also prepares the report that the rules of the SEC require be included in this proxy statement and provides an open avenue of communication among the Company's independent registered public accounting firm, its internal auditors, its management and the Board. Our management is responsible for the preparation, presentation and integrity of our financial statements and for the effectiveness of internal control over financial reporting. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements prior to the filing of our Annual Report on Form 10-K, reviewing our quarterly financial statements prior to the filing of each Quarterly Report on Form 10-Q and annually auditing the effectiveness of our internal control over financial reporting and other procedures. Our Audit Committee held eight meetings during fiscal year 2012. Each of the committee members attended all of the meetings of our Audit Committee held during fiscal year 2012. Additional information regarding the functions performed by our Audit Committee is set forth in the "Audit Committee Report" included in this annual proxy statement.

        Compensation Committee.    Our Compensation Committee consists of John H. Alschuler, Jr. (Chairman), Edwin Thomas Burton,  III and John S. Levy, each of whom is "independent" within the meaning of the rules of the NYSE. Each member of our Compensation Committee also is a "non-employee director," as defined in Section 16 of the Securities Exchange Act of 1934, as amended. Our Compensation Committee's primary purposes are to determine how the Company's Chief Executive Officer should be compensated; to administer the Company's employee benefit plans and executive compensation programs; to set policies and review management decisions regarding compensation of our executive officers other than its Chief Executive Officer; and to produce the report on executive compensation that is required to be included in this proxy statement. With respect to the compensation of our executive officers, our Compensation Committee solicits recommendations from our Chief Executive Officer regarding total compensation for all executive officers other than the Chief Executive Officer and reviews his recommendations in terms of total compensation and the allocation of such compensation among base salary, annual bonus amounts and other long-term incentive compensation as well as the allocation of such items between cash and equity compensation. Our Compensation Committee has retained Gressle & McGinley LLC as its independent outside compensation consulting firm and has engaged Gressle & McGinley LLC to provide the Compensation Committee with relevant data concerning the marketplace, our peer group and its own independent analysis and recommendation concerning executive compensation. Gressle & McGinley LLC regularly participates in Compensation Committee meetings. See "Executive Compensation—Compensation Discussion and Analysis." Our Compensation Committee held four meetings during fiscal year 2012. Each of the committee members attended all of the Compensation Committee meetings held during fiscal year 2012.

        Nominating and Corporate Governance Committee.    Our Nominating and Corporate Governance Committee consists of John H. Alschuler,  Jr., Edwin Thomas Burton, III, Craig M. Hatkoff and John S. Levy (Chairman), each of whom is "independent" within the meaning of the rules of the NYSE. Our Nominating and Corporate Governance Committee's primary purposes are to identify individuals qualified to fill vacancies or newly-created positions on the Board; to recommend to the Board the persons it should nominate for election as directors at annual meetings of the Company's stockholders; to recommend directors to serve on all committees of the Board; and to develop and recommend to the Board governance principles applicable to the Company. During fiscal year 2012, our Nominating and Corporate Governance Committee nominated two Class III directors who were elected at our 2012 annual meeting of stockholders and held three meetings during such fiscal year. Each of the committee members attended all of the Nominating and Corporate Governance Committee meetings held during fiscal year 2012.

        Executive Committee.    Subject to the supervision and oversight of the Board, our Executive Committee, which consists of Stephen L. Green (Chairman), Marc Holliday and John H. Alschuler, Jr., is responsible for, among other things, the approval of our acquisition, disposition and financing of investments; the authorization of the execution of certain contracts and agreements, including those relating to our borrowing of money; and the exercise, in general, of all other powers of the Board, except for such powers that require action by all directors or the Independent Directors under our articles of incorporation or bylaws or under applicable law. Our Executive Committee did not hold any meetings and did not take any actions by written consent during fiscal year 2012, as all matters within its authority were approved by the Board.

 Director Compensation

        Directors of the Company who are also employees receive no additional compensation for their services as directors. The following table sets forth information regarding the compensation paid to our non-employee directors during the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Edwin T. Burton, III	$93,000	$100,000	$134,018	$27,740	$354,758
John H. Alschuler, Jr.	$174,000	$100,000	$134,018	$16,984	$425,002
John S. Levy	$86,500	$100,000	$134,018	$26,899	$347,417
Craig M. Hatkoff	$62,000	$100,000	$134,018	$2,628	$298,646

(1)
Each of Mr. Burton and Mr. Levy deferred all of their 2012 cash compensation and Mr. Alschuler and Mr. Hatkoff deferred $67,500 and $25,000, respectively, of their 2012 cash compensation pursuant to our Non-Employee Directors' Deferral Program. Deferred compensation can include annual fees, chairman fees and board and committee meeting fees and is credited in the form of phantom or restricted stock units. Mr. Burton received 1,209 units, Mr. Alschuler received 872 units, Mr. Levy received 1,124 and Mr. Hatkoff received 313 units in connection with 2012 cash compensation they elected to defer.

(2)
Amounts shown reflect the full grant date fair value on the date of grant of shares of restricted stock or restricted stock units granted to the directors in 2012, excluding stock units credited in lieu of retainer and meeting fees. The assumptions used to calculate the value of stock awards are set forth under Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 27, 2013. At December 31, 2012, the aggregate number of unvested stock awards, consisting of unvested phantom stock units or shares of restricted stock, held by our non-employee directors was as follows: Mr. Burton—1,460; Mr. Alschuler—1,460; Mr. Levy—1,460; and Mr. Hatkoff—1,467.

(3)
Amounts shown reflect the full grant date fair value of option awards granted to the directors in 2012. The assumptions used to calculate the value of stock awards are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 27, 2013. At December 31, 2012, the aggregate number of option awards held by our non-employee directors was as follows: Mr. Burton—18,000; Mr. Alschuler—36,000; Mr. Levy—60,000; and Mr. Hatkoff—12,000.

(4)
Represents the value of dividends paid in 2012 on the phantom stock units held by each non-employee director.

        During the fiscal year ended December 31, 2012, each non-employee director received an annual fee of $50,000 and our Lead Independent Director was entitled to receive an additional annual fee of $85,000. These annual fees were payable quarterly, half in stock and half in cash, unless a non-employee director elected to have the director fee paid 100% in stock or elected to defer all or part of the annual fee pursuant to our Non-Employee Directors' Deferral Program as described below. Each non-employee director also received $1,500 for each meeting of the Board or a committee of the Board that he attended. The meeting fees were paid in cash unless a non-employee director elected to defer all or part of the meeting fees pursuant to our Non-Employee Directors' Deferral Program. One of our non-employee directors who resides outside of New York was reimbursed for expenses of attending Board and committee meetings.

        The Chairman of our Audit Committee, the Chairman of our Compensation Committee, and the Chairman of our Nominating and Corporate Governance Committee received additional annual fees of $10,000, $7,500 and $5,000, respectively, which were payable in cash unless such Chairman elected to defer all or part of such fee pursuant to our Non-Employee Directors' Deferral Program. In addition, each member of our Audit Committee was entitled to receive a fee of $4,000 per meeting for any special meetings of the Audit Committee held independently of Board meetings. There were no special meetings of the Audit Committee held in 2012. The special meeting fees were paid in cash unless a director elected to defer all or part of the meeting fees pursuant to our Non-Employee Directors' Deferral Program. Each non-employee director also received as additional retainer fees an annual grant of options to purchase 6,000 shares of our common stock and an annual stock grant valued at $100,000 on the grant date. The options were granted on the first business day in 2012, were fully vested upon grant and had a term of ten years from grant and an exercise price equal to the closing price of our common stock on the NYSE on the grant date. One third of the shares from each annual stock grant vest on each of the first three anniversaries of the grant date, subject to the non-employee director remaining a member of the Board on the vesting date. A non-employee director may elect to defer all or part of the annual stock grant pursuant to our Non-Employee Directors' Deferral Program. With the exception of Mr. Hatkoff, such grants were deferred for each non-employee director in 2012.

        Under our Non-Employee Directors' Deferral Program, our non-employee directors may elect to defer up to 100% of their annual fee, chairman fees, meeting fees and annual stock grant. At each director's election, fees deferred under the program may be credited in the form of either phantom stock units, account credits that accrue earnings or losses based on the 30-day LIBOR rate at the beginning of each month plus 2% (or based on such other rate or the performance of such investments as may be determined in advance by the Board) or measurement fund credits that track the performance of one or more open-ended mutual funds selected by the director. Subject to limitations contained in the program, on a fixed date each quarter, a director may convert phantom stock units into account credits or measurement fund credits or vice versa or change the mutual funds that some or all of the director's measurement fund credits track. All cash fees credited as and conversions of or into phantom stock units or measurement fund credits are based on the fair market value of our common stock or the applicable mutual fund on the date the cash fees otherwise would have been paid or the date of the conversion, as applicable. Unless otherwise elected by a director, a director's phantom stock units, account credits and measurement fund credits are payable on the earlier of the January 1st coincident with or next following the director's termination of service from the Board, or a change in control of the Company, as defined by the program. Phantom stock units are payable in an equal number of shares of our common stock; provided that we may elect to instead settle a director's phantom stock units by paying the director cash in an amount equal to the value of such shares of common stock. Account credits and measurement fund credits are payable in cash. Under the program, each director is entitled to receive dividend equivalents that are paid currently on the director's phantom stock units, unless the director elected to defer payment of such dividend equivalents and have them concurrently reinvested into additional phantom stock units.

        All stock and option grants made to our non-employee directors and settlements under our Non-Employee Directors' Deferral Program that are paid in shares of our common stock are made under our Second Amended and Restated 2005 Stock Option and Incentive Plan.

        For the fiscal year ending 2013, we have retained the same director compensation arrangements that were in place for 2012, except that we replaced the meeting fees paid for the annual Board retreat with a $5,000 fee for attending the retreat, we decided to postpone all fee payments to be made in phantom stock units and equity grants that otherwise would have been made pending the annual meeting and the results of the vote to approve our Third Amended and Restated 2005 Stock Option and Incentive Plan and we decided to pay the full amount of the annual fees for all non-employee directors, other than Mr. Alschuler, in cash, unless a director elected to defer all or part of such fees pursuant to our Non-Employee Directors' Deferral Program.

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our stockholders have the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our named executive officers. At our 2011 annual stockholder meeting, our stockholders advised on a non-binding basis, by an affirmative vote of a majority of all votes cast, that the Company should hold non-binding advisory votes on executive compensation on an annual basis. On July 14, 2011, the Board determined that it will include future advisory votes on the compensation of our named executive officers in the Company's annual meeting proxy materials every year until the next advisory vote on the frequency of stockholder votes on executive compensation, which will occur no later than the Company's annual meeting of stockholders in 2017. Our executive compensation programs are described in detail in this proxy statement in the section titled "Compensation Discussion and Analysis" and the accompanying tables beginning on page 32. These programs are designed to attract and retain talented individuals who possess the skills and expertise necessary to lead, manage and grow the Company.

        The Compensation Committee regularly reviews all elements of the compensation paid to our named executive officers. The Compensation Committee believes that the Company's present compensation programs, as presented in the Compensation Discussion and Analysis section and the accompanying tables and related narrative disclosure in this proxy statement, promote in the best manner possible our business objectives while aligning the interests of the named executive officers with our stockholders to ensure continued positive financial results, and that our industry-leading results support this conclusion. The Company has continued to deliver positive long-term results to our stockholders, despite the broad economic downturn of the last several years, and remains among the leaders in the REIT industry as well as the broader public stock market for total return to stockholders ("TRS") over the last decade, with the Company's TRS of approximately 223% for the ten-year period through December 31, 2012 significantly outperforming the MSCI REIT Index and S&P 500 Index return of approximately 198% and 99%, respectively, over the same time period. The compensation programs for our named executives are a key ingredient in motivating our executives to continue to deliver such results.

        Additionally, in connection with finalizing our compensation decisions for 2012, we evaluated the degree of alignment between our Chief Executive Officer's 2012 Total Compensation and our corporate total shareholder return performance. This evaluation consisted of the following: (i) comparing our Chief Executive Officer's total compensation and our corporate total shareholder return performance over the past one- and three-year periods to the peer group, (ii) comparing our Chief Executive Officer's 2012 Total Compensation to the median total compensation of the peer group and (iii) comparing our Chief Executive Officer's Total Compensation over the past five years to our corporate total shareholder return performance. The results of this analysis, which is similar to the methodology used by Institutional Shareholder Services ("ISS"), indicate that our compensation program is well aligned with our performance.

        The affirmative vote of a majority of all the votes cast at the Annual Meeting at which a quorum is present will be required to approve, on an advisory basis, the compensation of our named executive officers. The results of this advisory vote are not binding on the Compensation Committee, the Company or our Board of Directors. Nevertheless, the Board of Directors values input from our stockholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

        The Board unanimously recommends a vote "FOR" the approval of the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis section and the accompanying compensation tables in this Proxy Statement.

 PROPOSAL 3: APPROVAL OF OUR THIRD AMENDED AND RESTATED 2005 STOCK OPTION AND INCENTIVE PLAN

        At our annual meeting, the stockholders are being asked to vote on a proposal to approve the adoption of our Third Amended and Restated 2005 Stock Option and Incentive Plan (the "Third Amended 2005 Plan"), which was previously approved by our Compensation Committee on April 25, 2013 and by our Board of Directors on April 25, 2013.

        As of the record date for the annual meeting, March 28, 2013, there were 91,552,922 shares of common stock outstanding and 2,535,674 operating partnership units outstanding. As of December 31, 2012, there were no fungible units (the "Fungible Units") available under our Second Amended and Restated 2005 Stock Option and Incentive Plan (the "Second Amended 2005 Plan"). The Fungible Units represent the baseline for the number of shares of common stock available for issuance under our Second Amended 2005 Plan from which, as described in more detail below, different types of awards are counted differently against the Fungible Unit limit.

        As of March 28, 2013, the number of securities to be issued upon the exercise of outstanding options, warrants and rights is equal to 3,529,418, which includes (i) 1,318,964 shares of common stock issuable upon the exercise of outstanding options (585,786 of which are vested and exercisable), (ii) 414,184 restricted stock units and 72,706 phantom stock units that may be settled in shares of common stock (372,454 of which are vested), (iii) 897,539 LTIP units that, upon the satisfaction of certain conditions, are convertible into common units, which may be presented to us for redemption and acquired by us for shares of our common stock (156,373 of which are vested) and (iv) shares of common stock reserved in connection with LTIP units issued pursuant to the 2011 Long-Term Outperformance Plan, all of which remain subject to performance-based vesting and a dollar value limitation on the number of LTIP units that may be earned based on our common stock price when the LTIP units are earned. The weighted average exercise price and term of these outstanding options is $76.81 and 4.45 years, respectively. In addition, an aggregate of 76,025 unvested shares of restricted common stock were outstanding as of March 28, 2013.

        The following table sets forth information regarding historical awards granted and earned for the 2010 through 2012 period, and the corresponding burn rate, which is defined as the number of shares subject to stock awards granted (or, for awards subject to performance based vesting, earned) in a fiscal year divided by the weighted average common shares outstanding for that fiscal year, for each of the last three fiscal years:

	Fiscal 2012	Fiscal 2011	Fiscal 2010
Stock Options Granted	361,331	212,400	180,250
Time-based full-value shares and units granted	382,434	135,333	377,425
Performance-based full-value shares and units earned during the year	411,613	414,583	391,583
Total time-based full-value awards granted and performance-based full-value awards earned	794,047	549,916	769,008
Adjusted Full-Value Awards Granted/Earned(1)	1,985,118	1,374,790	1,922,520
Total Awards Granted/Earned(2)	2,346,449	1,587,190	2,102,770
Weighted average common shares outstanding during the fiscal year	89,319,427	83,762,000	78,101,000
Annual Burn Rate	2.63%	1.89%	2.69%
Three-Year Average Burn Rate(3)			2.40%

(1)
In accordance with corporate governance policy updates published by ISS, Adjusted Full-Value Awards Granted/Earned represents the sum of time-based full-value awards granted during the year and performance-based full-value awards earned during the year, subject to a multiplier to be determined by ISS based on our recent historic stock price volatility. Based on our recent historical stock price volatility we have utilized a full-value award multiplier of 2.5 for purposes of the calculating 2010-2012 average burn rate.

(2)
Total Awards Granted/Earned represents the sum of Stock Options Granted and Adjusted Full-Value Awards Granted/Earned.

(3)
As illustrated in the table above, the Company's three-year average burn rate for the 2010-2012 period was 2.4%, which is below the ISS industry category burn rate threshold of 3.25%.

        The Third Amended 2005 Plan increases the reserved Fungible Units under the plan by 6,400,000 Fungible Units and makes certain other changes, described below, to our Second Amended 2005 Plan. By increasing the reserved Fungible Units, we will be able to continue to use equity awards to attract, retain and motivate employees. We believe that having an equity plan in place with a sufficient number of shares is critical to our ability to attract, retain and motivate employees in a highly competitive marketplace and ensure that our executive compensation is structured in a manner that aligns the executives' interests with our success. Accordingly, we are seeking stockholder approval of the Third Amended 2005 Plan.

        The Board unanimously recommends a vote "FOR" the approval of our Third Amended and Restated 2005 Stock Option and Incentive Plan.

 Summary of Material Amendments

        The following is a brief summary of the material amendments that are included in the Third Amended 2005 Plan:

  •
  The maximum number of Fungible Units available under the Third Amended 2005 Plan will be increased by 6,400,000 Fungible Units from 10,730,000 Fungible Units to 17,130,000 Fungible Units. If the Third Amended 2005 Plan is approved by stockholders, the additional 6,400,000 Fungible Units will represent 2,318,840 shares of common stock that could be granted pursuant to full-value awards based on the 2.76 to 1 Fungible Unit-to-full value award conversion ratio in the Third Amended 2005 Plan. Based solely on the closing price of our common stock as reported on the NYSE on April 25, 2013, the maximum aggregate market value of those 2,318,840 shares of common stock is $205,565,166.

  •
  The ratios governing the number of Fungible Units used by the different types of awards that may be granted under the Third Amended 2005 Plan will be changed for awards granted after the date the Third Amended 2005 Plan is approved. Under the Third Amended 2005 Plan, an award that delivers the full-value of the underlying shares ("Full-Value Award") granted after the effective date of the Third Amended 2005 Plan will be counted as 2.76 Fungible Units per share, as opposed to (i) 1.65 Fungible Units per share for such awards granted after the effective date of the Second Amended 2005 Plan and prior to the effective date of the Third Amended 2005 Plan, (ii) 2.0 Fungible Units per share for such awards that vested or were granted based on the achievement of certain performance goals prior to the effective date of the Second Amended 2005 Plan or (iii) 3.0 Fungible Units per share for all other such awards granted prior to the effective date of the Second Amended 2005 Plan. Additionally, stock options, stock appreciation rights and other awards granted after the effective date of the Third Amended 2005 Plan that do not deliver the full-value of the underlying shares and that expire five years from the date of grant will be counted as 0.77 Fungible Units per share, as opposed to 0.79 Fungible Units per share for such awards granted after the effective date of the Second Amended 2005 Plan and prior to the effective date of the Third Amended 2005 Plan and 0.70 Fungible Units per share for such awards granted prior to the effective date of the Second Amended 2005 Plan.

  •
  The term of the Third Amended 2005 Plan will be extended from its current expiration date until June 13, 2023, which is ten years from the date of the annual meeting.

 Summary of the Provisions of Our Third Amended and Restated 2005 Stock Option and Incentive Plan

        The following summary of our Third Amended and Restated 2005 Stock Option and Incentive Plan, or the Third Amended 2005 Plan, is qualified in its entirety by the specific language of the plan, a copy of which is attached hereto as Appendix A.

Administration

        Our Compensation Committee has the authority to administer and interpret the Third Amended 2005 Plan, to authorize the granting of awards, to determine the eligibility of a person to receive an award, to determine the number of shares of common stock to be covered by each award, to determine the terms, provisions and conditions of each award, to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate. Our Compensation Committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. Nevertheless, grants to members of our Compensation Committee will be made and administered by our Board of Directors rather than our Compensation Committee. References below to our Compensation Committee include a reference to our Board of Directors for those awards with respect to which our Board of Directors is acting as administrator. Our Compensation Committee, in its discretion, may delegate to our Chief Executive Officer all or part of our Compensation Committee's authority and duties with respect to awards to be granted to our employees, subject to certain limitations and guidelines as provided by the Committee; however, our Compensation Committee may not delegate its authority and duties with respect to awards that have been, or will be, granted to certain of our officers.

Available Shares

        Subject to adjustments upon certain corporate transactions or events, awards with respect to up to a maximum of 17,130,000 Fungible Units (the "Fungible Pool Limit") may be granted under the Third Amended 2005 Plan, 6,400,000 of which will remain available for new awards. A Full-Value Award granted after the effective date of the Third Amended 2005 Plan will be counted as 2.76 Fungible Units per share subject to such award as opposed to 1.65 Fungible Units per share subject to such award for A Full-Value Award granted after the effective date of the Second Amended 2005 Plan and prior to the effective date of the Third Amended 2005 Plan. A Full-Value Award granted prior to the effective date of the Second Amended 2005 Plan that vested or was granted based on the achievement of certain performance goals will be counted as 2.0 Fungible Units per share subject to such award and all other Full-Value Awards granted prior to the effective date of the Second Amended 2005 Plan will be counted as 3.0 Fungible Units per share. Stock options, stock appreciation rights and other awards granted after the effective date of the Third Amended 2005 Plan that do not deliver the full-value of the underlying shares and expire five years from the date of grant will be counted as 0.77 Fungible Units per share. Such awards granted after the effective date of the Second Amended 2005 Plan and prior to the effective date of the Third Amended 2005 Plan will be counted as 0.79 Fungible Units per share and such awards granted prior to the effective date of the Second Amended 2005 Plan will be counted as 0.70 Fungible Units per share. All other awards will be counted as 1.0 Fungible Unit per share.

        No award may be granted to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of our common stock. In addition, in any one year, no person may receive awards with respect to more than 700,000 shares of common stock, provided that this limit only applies to awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

        If an option or other award granted under the Third Amended 2005 Plan expires or terminates, the common stock subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards by adding back Fungible Units to the Third Amended 2005 Plan using the same ratio that was in effect when the original awards were granted, except that the ratios for awards forfeited after the effective date of the Third Amended 2005 Plan shall not be less than the ratios in effect for such Awards as of the date of forfeiture. The following shares will not be added to the Fungible Units authorized for grant under the Third Amended 2005 Plan: (i) shares tendered or held back upon exercise of an option or settlement or vesting of an award to cover the exercise price or tax withholding, and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof.

Awards Under the Plan

        Our key employees, directors, officers, advisors, consultants or other personnel or other persons expected to provide significant services (of a type expressly approved by our Compensation Committee as covered services for these purposes) to us or our subsidiaries are eligible to be granted Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other equity-based awards under the Third Amended 2005 Plan. Eligibility for awards under the Third Amended 2005 Plan generally is determined by our Compensation Committee. As of April 26, 2013, approximately 309 individuals are eligible to participate in the Third Amended 2005 Plan.

        Stock Options and Stock Appreciation Rights.    The terms of specific options, including whether options shall constitute "incentive stock options" for purposes of Section 422(b) of the Internal Revenue Code, will be determined by our Compensation Committee of our Board of Directors. The exercise price of an option will be determined by our Compensation Committee and reflected in the applicable award agreement. The exercise price may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the Third Amended 2005 Plan) of the fair market value of our common stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will not exceed ten years from the date of grant. Options will be exercisable at such times and subject to such terms as determined by our Compensation Committee; provided that, unless otherwise specified in an award agreement, options, whether or not otherwise exercisable, may be exercised if the grantee's service relationship is terminated on account of death or disability. Our Compensation Committee may also grant stock appreciation rights, which are options that permit the recipient to exercise the option without the payment of the exercise price and to receive shares of common stock with a fair market value equal to the excess of the fair market value of the shares with respect to which the option is being exercised over the exercise price of the option with respect to those shares. Any stock appreciation rights granted are subject to the same limitations as other options, including a maximum term of 10 years and an exercise price no lower than 100% of the fair market value of our common stock on the date of grant.

        Restricted Stock.    A restricted stock award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as our Board of Directors or Compensation Committee may impose at the date of grant. Grants of restricted stock may be subject to vesting schedules as determined by our Compensation Committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, (i) a specified period of employment or the satisfaction of one or a combination of the performance goals set forth in Section 10 of the Third Amended 2005 Plan (which is attached hereto as Appendix A), or (ii) based on other goals established by our Compensation Committee. Unless otherwise provided in the applicable award agreement, upon a termination of employment or other service for cause or by the grantee for any reason, all shares of restricted stock still subject to restrictions will be forfeited. In addition, unless otherwise provided in an applicable award agreement, a participant granted restricted stock will have all the rights of a stockholder of our company, including the right to vote the shares and the right to receive any cash dividends currently. Dividends paid on all restricted stock will be at the same rate and on the same date as on shares of our common stock; provided that award recipients will be required to repay any cash dividends received on awards that are subject to performance-based vesting conditions unless and until such conditions have been met. Holders of restricted stock are prohibited from selling such shares until they vest.

        Phantom Shares.    Phantom shares will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of our common stock, or, if provided by our Compensation Committee, the right to receive the fair market value of a share of our common stock in excess of a base value established by our Compensation Committee at the time of grant. Phantom shares generally may be settled in cash or by transfer of shares of common stock (as may be elected by the participant or our Compensation Committee, as may be provided by our Compensation Committee at grant). Unless otherwise provided in the applicable award agreement, subject to elections by the grantee in accordance with the plan, the settlement date with respect to a phantom share is the first day of the month to follow the date on which the phantom share vests. Our Compensation Committee, under certain circumstances, may permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years. In addition, our Compensation Committee may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence.

        Dividend Equivalents.    A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of cash distributions made on shares of common stock otherwise subject to an award (e.g., an award of phantom shares); provided, however, that a dividend equivalent right may not be granted in connection with an award of options or stock appreciation rights. Our Compensation Committee may provide that amounts payable in the ordinary course with respect to dividend equivalents will be converted into cash or additional shares of common stock. Our Compensation Committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate. A dividend equivalent granted with respect to an award subject to performance-based vesting conditions may not be payable unless and until such conditions have been met.

        Other Stock-Based Awards.    The Third Amended 2005 Plan will authorize the granting of (i) other awards based upon the common stock, including shares based upon certain conditions, convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, and stock appreciation rights, (ii) limited-partnership or any other membership or ownership interests (which may be expressed as units or otherwise) in a subsidiary or operating or other partnership (or other affiliate of the company), with any shares being issued in connection with the conversion of (or other distribution on account of) such interest being subject to the Fungible Pool Limit and the other provisions of the Third Amended 2005 Plan, and (iii) awards valued by reference to book value, fair value or performance parameters relative to the company or any subsidiary or group of subsidiaries. Any awards subject to performance-based vesting conditions will not give the participant any right to receive cash dividends or dividend equivalent rights unless and until such conditions have been met.

Adjustments in General; Certain Change in Control Provisions

        In the event of certain corporate reorganizations or other events, our Compensation Committee generally may make certain adjustments in its discretion to the manner in which the Third Amended 2005 Plan operates (including, for example, to the number of Fungible Units and shares of common stock available under the Third Amended 2005 Plan), and may otherwise take actions which, in its judgment, are necessary to preserve the rights of plan participants. Upon a change in control (as defined in the plan), our Compensation Committee generally may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, if our

Compensation Committee determines that the adjustments do not have an adverse economic impact on the participants, and certain other special provisions may apply.

Tax Withholding

        Participants under the Third Amended 2005 Plan are responsible for the payment of any federal, state or local taxes, including those that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation Committee, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold shares of common stock to be issued pursuant to an option exercise or other award, or by transferring to the Company shares of common stock having a value up to the amount of such taxes. Alternatively, the Compensation Committee may provide in an award agreement that a participant is required to satisfy the minimum tax withholding obligation by having shares of common stock withheld by the Company from the shares of common stock otherwise to be received, or require a participant to do so, subject to the participant's ability to elect to satisfy such liability in cash.

Amendment and Termination

        We may grant awards under the Third Amended 2005 Plan until June 13, 2023, the 10th anniversary of the approval of the Third Amended 2005 Plan at the annual meeting. Our Board of Directors generally may amend our plan as it deems advisable, except that the Third Amended 2005 Plan may not be amended without stockholder approval if the absence of such approval would cause the Third Amended 2005 Plan to fail to comply with any applicable legal requirement or applicable stock exchange or similar rule and no amendment may adversely affect a participant with respect to an award previously granted unless such amendment is required in order to comply with applicable laws.

Repricing

        Except in certain circumstances regarding corporate transactions, without prior stockholder approval, neither the Board of Directors nor the Compensation Committee may reduce the option price of outstanding options or stock appreciation rights or cancel, exchange, substitute, buyout or surrender outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights.

Material U.S. Federal Income Tax Consequences

Incentive Stock Options

        In general, neither the grant nor the exercise of an incentive stock option will result in taxable income to an option holder or a deduction for us. To receive special tax treatment as an incentive stock option under the Internal Revenue Code as to shares acquired upon exercise of an incentive stock option, an option holder must not dispose of the shares either within two years after the incentive stock option is granted or within one year after the transfer of the shares to the option holder pursuant to exercise of the option. In addition, the option holder must be an employee of ours or of a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the option. (Special rules apply in the case of the death of the option holder.) Incentive stock option treatment under the Internal Revenue Code generally allows any gain resulting from the sale of common stock received upon the exercise of an incentive stock option to be treated as a capital gain to the option holder, but we will not be entitled to a tax deduction. The exercise of an incentive stock option (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock acquired on the date of the exercise of the option over the exercise price.

        If the holding period rules noted above are not satisfied, certain gain recognized on the disposition of the shares acquired upon the exercise of an incentive stock option will be characterized as ordinary income. This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.) We generally will be entitled to a deduction for federal income tax purposes equal to the amount of such gain included by an option holder as ordinary income. Any excess of the amount realized upon such disposition over the fair market value at exercise generally will be long-term or short-term capital gain depending on the holding period involved. Notwithstanding the foregoing, if exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Non-Qualified Stock Options

        No income will be recognized by an option holder at the time a non-qualified stock option is granted. Ordinary income generally will be recognized by an option holder, however, at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the underlying common stock on the exercise date over the exercise price. We generally will be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the option holder with respect to his or her non-qualified stock option. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a non-qualified stock option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and generally will be long-term or short-term capital gain depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any non-qualified stock option will be equal to the sum of the exercise price of the non-qualified stock option and the amount included in income with respect to the option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

Restricted Stock

        Unless a holder of restricted stock makes an "83(b) election" (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk). Generally, when the restrictions are lifted, the holder will recognize ordinary income, and we will be entitled to a deduction for federal income tax purposes, equal to the difference between the fair market value of the stock at that time and the amount, if any, paid by the holder for the restricted stock. Subsequently realized changes in the value of the stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to their disposition. Unless an "83(b) election" is made (as discussed below), dividends on shares subject to restrictions generally will be considered compensation income. In general terms, if a holder makes an 83(b) election (under Section 83(b) of the Internal Revenue Code) upon the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and we will be entitled to a deduction, equal to (i) the fair market value of the restricted stock as though the stock were (A) not subject to a substantial risk of forfeiture or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock. If an 83(b) election is made, generally there will be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation or depreciation in the restricted stock generally will be eligible for capital gains treatment.

Phantom Shares

        The phantom shares have been designed with the intention that there will be no tax consequences as a result of the granting of a phantom share until payment is made to the participant with respect to the phantom share. When payment is made, the participant generally will recognize ordinary income, and we generally will be entitled to a deduction, equal to the fair market value of the common stock and/or cash, as applicable, received upon payment.

Dividend Equivalents

        There generally will be no tax consequences as a result of the award of a dividend equivalent. When payment is made, the holder of the dividend equivalent generally will recognize ordinary income, and we generally will be entitled to a deduction, equal to the amount received in respect of the dividend equivalent.

Securities Exchange Act of 1934, as amended

        Additional special tax rules may apply to those award holders who are subject to the rules set forth in Section 16 of the Securities Exchange Act of 1934, as amended.

New Plan Benefits

        The grants set forth in the table below have been allocated to each of the following individuals with respect to the additional shares to be reserved for issuance under the Third Amended 2005 Plan. Except as set forth below, the number of shares that may be granted to our executive officers, non-employee directors and other employees is indeterminable at this time, as such grants are subject to the discretion of our Compensation Committee.

Name of Executive or Group	Other Awards Under the Plan in Shares (Fungible Units)			Stock Options Under the Plan in Shares (Fungible Units)
Marc Holliday, Chief Executive Officer	59,312	(1)	(163,701)	—	(—)
Stephen L. Green, Chairman of the Board	35,587	(1)	(98,220)	—	(—)
Andrew Mathias, President	28,997	(1)	(80,032)	—	(—)
James E. Mead, Chief Financial Officer	1,977	(2)	(5,457)	—	(—)
Andrew S. Levine, Chief Legal Officer and General Counsel	6,096	(1)	(16,825)	—	(—)
All current executive officers as a group	131,969	(1)(2)	(364,235)	—	(—)
All current directors who are not executive officers, as a group	7,024	(3)	(19,386)	24,000	(24,000)
All current employees who are not executive officers, as a group	42,445	(2)	(117,148)	—	(—)

(1)
Represents LTIP Units that we intend to issue as equity bonuses for 2012 if the Third Amended 2005 Plan is approved.

(2)
Represents previously granted restricted stock units that may be settled, at our option, in either shares of our common stock or an amount in cash equal to the fair market value of such shares. After reserving for other outstanding awards that may be settled in shares of our common stock, sufficient shares are not available currently under the Second Amended 2005 Plan for issuance upon settlement of these restricted stock units and, accordingly, we currently intend to settle them in cash. If the Third Amended 2005 Plan is approved, we intend to settle these restricted stock units in shares of our common stock.

(3)
Represents the number of shares of phantom stock and restricted stock that we intend to grant our non-employee directors, if the Third Amended 2005 Plan is approved, under our Non-Employee Directors' Deferral Program with respect to (i) retainer fees scheduled to be paid on or before the annual meeting, (ii) meeting fees earned prior to April 15, 2013 and (iii) the annual stock retainer of $100,000.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        The Audit Committee of the Board has appointed the accounting firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013, subject to ratification by our stockholders. Stockholder ratification of the appointment of Ernst & Young LLP is not required by law, the New York Stock Exchange or the Company's organizational documents. However, as a matter of good corporate governance, the Board has elected to submit the appointment of Ernst & Young LLP to the stockholders for ratification at the 2013 annual meeting. If the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the matter, taking into consideration the stockholder vote on the ratification and the advisability of appointing a new independent registered public accounting firm prior to the completion of the 2013 audit and may decide to retain Ernst & Young LLP notwithstanding the vote. Ernst & Young LLP has served as our independent registered public accounting firm since our formation in June 1997 and is considered by our management to be well-qualified. Ernst & Young LLP has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of our subsidiaries in any capacity.

        A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement at the annual meeting if he or she so desires and will be available to respond to appropriate questions.

        A majority of all of the votes cast at the annual meeting at which a quorum is present is required for the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. We will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum. Abstentions do not constitute a vote "for" or "against" and will not be counted as "votes cast". Therefore, abstentions will have no effect on this proposal.

Fee Disclosure

Audit Fees

        Fees, including out-of-pocket expenses, for audit services totaled approximately $3,231,689 in fiscal year 2012 and $2,944,980 in fiscal year 2011. Audit fees include fees associated with our annual audits and related reviews of our annual reports on Form 10-K and quarterly reports on Form 10-Q. In addition, audit fees include Sarbanes-Oxley Section 404 planning and testing, fees for public filings in connection with various property acquisitions, joint venture audits, and services relating to public filings in connection with our preferred and common stock and debt offerings and certain other transactions. Our joint venture partners paid approximately half of the joint venture audit fees. Audit fees also include fees for accounting research and consultations.

Audit-Related Fees

        Fees for audit-related services totaled approximately $57,500 in both 2012 and 2011. The audit-related services principally include fees for operating expense audits and agreed-upon procedures projects.

Tax Fees

        No fees were incurred for tax services, including tax compliance, tax advice and tax planning in either 2012 or 2011.

All Other Fees

        No fees were incurred for other services not included above in 2012 or in 2011.

        Our Audit Committee considers whether the provision by Ernst & Young LLP of any services that would be required to be described under "All Other Fees" would be compatible with maintaining Ernst & Young LLP's independence from both management and the Company.

Pre-Approval Policies and Procedures of our Audit Committee

        Our Audit Committee must pre-approve all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. Non-audit services are considered de minimis if: (1) the aggregate amount of all such non-audit services constitutes less than five percent of the total amount of revenues we paid to our independent registered public accounting firm during the fiscal year in which they are provided; (2) we did not recognize such services at the time of the engagement to be non-audit services; and (3) such services are promptly brought to our Audit Committee's or any of its members' attention and approved by our Audit Committee or any of its members who has authority to give such approval prior to the completion of the audit. None of the fees reflected above were incurred as a result of non-audit services provided by our independent registered public accounting firm pursuant to this de minimis exception. All services provided by Ernst & Young LLP in 2012 were pre-approved by our Audit Committee. Our Audit Committee may delegate to one or more of its members who is an Independent Director the authority to grant pre-approvals.

        The Board unanimously recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

 AUDIT COMMITTEE REPORT

        The following report of the Audit Committee of the Board regarding the responsibilities and functions of our Audit Committee will not be deemed to be incorporated by reference in any previous or future documents filed by us with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference in any such document.

        Our Audit Committee oversees our financial reporting process on behalf of the Board, in accordance with our Audit Committee Charter. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        Our Audit Committee reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, who is responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the U.S., their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Our Audit Committee received from Ernst & Young LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, discussed with Ernst & Young LLP their independence from both management and the Company and considered the compatibility of Ernst & Young LLP's provision of non-audit services to the Company with their independence.

        Our Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. Our Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting, including off-balance sheet investments and our compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

        In reliance on the reviews and discussions referred to above, but subject to the limitations on the role and responsibilities of our Audit Committee referred in the Report, our Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

        The Board has determined that each member of our Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the New York Stock Exchange. The Board also has determined that our Audit Committee has at least one "audit committee financial expert," as defined in Item 401(h) of Securities and Exchange Commission Regulation S-K, such expert being Mr. Edwin Thomas Burton, III, and that he is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

        Our Audit Committee held eight meetings during fiscal year 2012 (including sessions with only Independent Directors attending after certain of these meetings). The members of our Audit Committee are not engaged professionally in the practice of auditing or accounting. Committee members rely, without independent investigation or verification, on the information provided to them and on the representations made by management and our independent registered public accounting firm. Accordingly, our Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee's considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (U.S.), that the financial statements are presented in accordance with accounting principles generally accepted in the U.S. or that our registered public accounting firm is in fact "independent."

Submitted by our Audit Committee Edwin Thomas Burton, III (Chairman) John H. Alschuler, Jr. John S. Levy

CORPORATE GOVERNANCE MATTERS

        We are committed to operating our business under strong and accountable corporate governance practices. You are encouraged to visit the "Investors—Corporate Governance" section of our corporate website at http://www.slgreen.com to view or to obtain copies of our committee charters, Code of Ethics, Governance Principles and director independence standards. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You also may obtain, free of charge, a copy of the respective charters of our committees, Code of Ethics, Governance Principles and director independence standards by directing your request in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations. Additional information relating to the corporate governance of the Company also is included in other sections of this proxy statement.

Governance Principles

        The Board has adopted Governance Principles that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities. Among the areas addressed by the Governance Principles are director qualification standards, director responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, management succession, annual performance evaluation of the Board and management responsibilities. Our Nominating and Corporate Governance Committee is responsible for, among other things, assessing and periodically reviewing the adequacy of the Governance Principles and will recommend, as appropriate, proposed changes to the Board.

Director Independence

        Our Governance Principles provide that a majority of our directors serving on the Board must be independent as required by the listing standards of the NYSE and the applicable rules promulgated by the SEC. In addition, the Board has adopted director independence standards that assist the Board in making its determinations with respect to the independence of directors. The Board has determined affirmatively, based upon its review of all relevant facts and circumstances and after considering all applicable relationships of which the Board had knowledge, between or among the directors and the Company or our management (some of such relationships are described in the section of this proxy statement entitled "Certain Relationships and Related Party Transactions"), that each of the following directors and director nominees has no direct or indirect material relationship with us and is independent under the listing standards of the NYSE, the applicable rules promulgated by the SEC and our director independence standards: Messrs. Edwin T. Burton, III, John H. Alschuler, Jr., John S. Levy and Craig M. Hatkoff. The Board has determined that Messrs. Green and Holliday, our two other directors, are not independent because they are also executive officers of the Company.

Code of Ethics

        The Board has adopted a Code of Ethics that applies to our directors, executive officers and employees. The Code of Ethics is designed to assist our directors, executive officers and employees in complying with law and, in resolving moral and ethical issues that may arise and in complying with our policies and procedures. Among the areas addressed by the Code of Ethics are compliance with applicable laws, conflicts of interest, use and protection of the Company's assets, confidentiality, communications with the public, accounting matters, records retention, fair dealing, discrimination, harassment and health and safety.

 Audit Committee Financial Expert

        The Board has determined that Edwin T. Burton, III is our "audit committee financial expert," as defined in Item 401(h) of SEC Regulation S-K, and that he is "independent," as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended. Mr. Burton has agreed to serve as our audit committee financial expert.

Communications with the Board

        We have a process by which stockholders and/or other parties may communicate with the Board, individual directors (including the Independent Directors) or Independent Directors as a group. Any such communications may be sent to the Board or any named individual director (including the Independent Directors), by U.S. mail or overnight delivery and should be directed to Andrew S. Levine, Secretary, at SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881. Mr. Levine forwards all such communications to the intended recipient or recipients. Any such communications may be made anonymously.

Whistleblowing and Whistleblower Protection Policy

        Our Audit Committee has established procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (2) the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. If you wish to contact our Audit Committee to report complaints or concerns relating to the financial reporting of the Company, you may do so in writing to the Chairman of our Audit Committee, c/o Andrew S. Levine, Secretary, SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881. Any such communications may be made anonymously.

Director Attendance at Annual Meetings

        We encourage each member of the Board to attend each annual meeting of stockholders. Two of our directors attended the annual meeting of stockholders held on June 19, 2012.

Identification of Director Candidates

        Our Nominating and Corporate Governance Committee assists the Board in identifying and reviewing director candidates to determine whether they qualify for membership on the Board and recommends director nominees to the Board to be considered for election at our annual meeting of stockholders. Our Nominating and Corporate Governance Committee has adopted a written policy on the criteria and process of identifying and reviewing director candidates.

        Each director candidate must have (1) education and experience that provides knowledge of business, financial, governmental or legal matters that are relevant to the Company's business or to its status as a publicly owned company, (2) an unblemished reputation for integrity, (3) a reputation for exercising good business judgment and (4) sufficient available time to be able to fulfill his or her responsibilities as a member of the Board and of any committees to which he or she may be appointed.

        In making recommendations to the Board, our Nominating and Corporate Governance Committee considers such factors as it deems appropriate. These factors may include judgment, skill, diversity (including diversity of knowledge, skills, professional experience, education, expertise and representation in industries relevant to the Company), ability to bring new perspectives and add to Board discussion and consideration, experience with businesses and other organizations comparable to the Company (including experience managing public companies, marketing experience or experience determining compensation of officers of public companies), the interplay of the candidate's experience with the experience of other Board members, the candidate's industry knowledge and experience, the ability of a nominee to devote sufficient time to the affairs of the Company, any actual or potential conflicts of interest and whether the candidate meets the NYSE independence criteria, the extent to which the candidate generally would be a desirable addition to the Board and any committees of the Board, qualifications to serve on appropriate Board committees (including financial acumen), technological literacy, strategic insight, familiarity with desired markets or regions, ability to make independent and analytical judgments, ability to introduce the Company to business or other opportunities, reputation in the corporate governance community, personal rapport with senior officers of the Company, risk management skills and effective communication skills. Such matters are considered in light of the skills, qualifications and diversity of the other members of the Board.

        The Nominating and Corporate Governance Committee ensures that the potential nominee is not an employee or agent of and does not serve on the board of directors or similar managing body of any of our competitors and determines whether the potential nominee has an interest in any transactions to which we are a party.

        Prior to a vote as to whether a potential nominee is recommended to the Board of Directors, each member of the Nominating and Corporate Governance Committee is provided reasonable access to such potential nominee. Such access includes a reasonable opportunity to interview such potential nominee in person or by telephone and to submit questions to such potential candidate. In addition, each potential nominee provides the Nominating and Corporate Governance Committee with a written detailed biography and identify on which committees of the Board, if any, the potential nominee would be willing to serve.

        Our Nominating and Corporate Governance Committee may solicit and consider suggestions of our directors or management regarding possible nominees. Our Nominating and Corporate Governance Committee also may procure the services of outside sources or third parties to assist in the identification of director candidates.

        Our Nominating and Corporate Governance Committee may consider director candidates recommended by our stockholders. Our Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board. Any recommendations by stockholders are to follow the procedures outlined under "Stockholder Proposals" in this proxy statement and should provide the reasons supporting a candidate's recommendation, the candidate's qualifications and the candidate's written consent to being considered as a director nominee. No director candidates were recommended by our stockholders for election at the 2013 annual meeting.

Executive Sessions of Non-Management Directors

        Our Governance Principles require the non-management directors serving on the Board to meet in an executive session at least annually without the presence of any directors or other persons who are part of our management. In accordance with such requirement, the Independent Directors, who currently comprise all of the non-management directors, meet in executive sessions from time to time on such a basis. The executive sessions are regularly chaired by the chair of the Board committee (other than the Executive Committee) having jurisdiction over the particular subject matter to be discussed at the particular session or portion of a session.

Disclosure Committee

        We maintain a Disclosure Committee consisting of members of our executive management and senior employees. Our Disclosure Committee meets at least quarterly. The purpose of our Disclosure Committee is to bring together representatives from our core business lines and employees involved in the preparation of our financial statements so that the group can discuss any issues or matters of which the members are aware that should be considered for disclosure in our public SEC filings. Our Disclosure Committee reports to our Chief Executive Officer and Chief Financial Officer.

Policy on Majority Voting

        The Board has adopted a policy on majority voting in the election of directors. Pursuant to this policy, in an uncontested election of directors, any nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will, within ten business days following the certification of the stockholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will consider the resignation and, within 60 days following the date of the stockholders' meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of the resignation.

        Under the policy, the Board will take formal action on the recommendation no later than 90 days following the date of the stockholders' meeting. In considering the recommendation, the Board will consider the information, factors and alternatives considered by the Nominating and Corporate Governance Committee and such additional factors, information and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the Board's decision within four business days after the decision is made. The Board also will provide, if applicable, the Board's reason or reasons for rejecting the tendered resignation.

Board Leadership Structure

        As noted above, our Board currently is comprised of four independent and two employee directors. Mr. Green has served as Chairman of the Board since 1997 and serves as an executive officer, working in conjunction with Mr. Holliday, our Chief Executive Officer. The Board has appointed Mr. Alschuler, one of the Independent Directors, as Lead Independent Director. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of our Lead Independent Director, benefits the Company and its stockholders.

        We recognize that different board leadership structures may be appropriate for companies in different situations, and that no one structure is suitable for all companies. Our current Board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers and other stakeholders that the Company is under strong leadership, coordinated closely between a separate Chief Executive Officer and Chairman of the Board. In our judgment, the Company, like many companies, has been well-served by this leadership structure.

        To facilitate the role of the Independent Directors, the Board has determined that it is appropriate for the Independent Directors to appoint one Independent Director to serve as Lead Independent Director. In addition to presiding at executive sessions of Independent Directors, the Lead Independent Director has the responsibility to: (1) consult with the Chief Executive Officer as to an appropriate schedule and agenda for each Board meeting, seeking to ensure that the Independent Directors can perform their duties effectively and responsibly, (2) ensure the Independent Directors have adequate resources, especially by way of full, timely and relevant information to support their decision making, (3) advise the Chief Executive Officer as to the quality, quantity and timeliness of the information submitted by the Company's management that is necessary or appropriate for the Independent Directors to effectively and responsibly perform their duties, (4) recommend to the Board and the Board Committees the retention of advisers and consultants who report directly to the Board, (5) ensure that Independent Directors have adequate opportunities to meet and discuss issues in sessions of the Independent Directors without management present and, as appropriate, call meetings of the Independent Directors, (6) serve as Chairman of the sessions of the Independent Directors, (7) serve as principal liaison between the Independent Directors and the Chief Executive Officer of the

Company and between the Independent Directors and senior management, (8) communicate to management, as appropriate, the results of private discussions among Independent Directors, (9) chair the meetings of the Board when the Chairman is not present, (10) with respect to questions and comments directed to the Lead Independent Director or to the Independent Directors as a group, determine the appropriate means of response, with such consultation with the Chief Executive Officer and other directors as the Lead Independent Director may deem appropriate and (11) perform such other duties as the Board from time to time may delegate. Mr. Alschuler currently is serving as the Lead Independent Director.

        Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. The annual evaluation includes the Independent Directors meeting separately with outside counsel to review the effectiveness of and to discuss possible improvements to the Company's corporate governance practices. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its stockholders. Our Governance Principles provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

Risk Oversight

        Our Board is responsible for overseeing the Company's risk management process. The Board focuses on the Company's general risk management strategy and the most significant risks facing the Company, and ensures that appropriate risk mitigation strategies are implemented by management. The Board also is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters.

        The Board has delegated to the Audit Committee oversight of the Company's risk management process. Among its duties, the Audit Committee reviews with management (a) the Company policies with respect to risk assessment and management of risks that may be material to the Company, (b) the Company's system of disclosure controls and system of internal controls over financial reporting and (c) the Company's compliance with legal and regulatory requirements. The Audit Committee also is responsible for reviewing major legislative and regulatory developments that could have a material impact on the Company's contingent liabilities and risks. Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

        In addition, the Compensation Committee considers the risks to the Company's stockholders and to achievement of our goals that may be inherent in the Company's compensation program.

        The Company's management is responsible for day-to-day risk management, including the primary monitoring and testing function for company-wide policies and procedures, and management of the day-to-day oversight of the risk management strategy for the ongoing business of the Company. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels.

        We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Clawback Policy

        The Board has adopted a clawback policy under which any incentive payments made to a named executive officer on the basis of having met or exceeded performance targets during a period of fraudulent activity for which such executive is found personally responsible may be recouped by the Company.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This section of our proxy statement discusses the principles underlying our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to, and earned by, our named executive officers and places in perspective the data presented in the tables and narrative that follow.

        Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during our 2012 fiscal year, as well as the other individuals included in the "Summary Compensation Table" beginning on page 51, are referred to as the "named executive officers," or our "executives."

Executive Summary

        The quality, abilities and dedication of our named executive officers are critical factors that drive the long-term value of the Company. Therefore, one of the primary objectives of our Compensation Committee is to ensure that the Company provides a competitive and comprehensive compensation program that allows us to attract, retain and appropriately motivate a top-performing executive management team to achieve success in a highly-competitive New York City commercial real estate industry. The effectiveness of our compensation program is evidenced by the shoulder-to-shoulder alignment of management and stockholder interests that has been fostered over many years and which has contributed to our continued market-beating results as demonstrated by our total return to shareholders ("TRS") performance of approximately 223% for the ten-year period ended December 31, 2012 that significantly outperformed the MSCI REIT Index and S&P 500 Index return of approximately 199% and 99%, respectively, over the same time period.

        In addition to our industry-beating long-term market performance, in 2012 we continued to successfully execute our strategy of generating capital gains on a recurring and substantial basis, through operating and leasing activity, real estate investment activity, debt and preferred equity investment activity and financing and capital activity, and investing those gains into the continued growth of our business. This resulted in an increase in our annual revenues from $1.3 billion for 2011 to $1.4 billion in 2012 and in our annual operating income for the same periods from $702.4 million to $834.0 million. The Company generated approximately $121.3 million in gains resulting from the disposition of approximately $1.8 billion of investments.

        The Company had other significant achievements in 2012 as well, including (i) an increase in the quarterly dividend on our common stock by 32%, from $0.25 per share to $0.33 per share, (ii) the renewal and expansion of Viacom's lease at 1515 Broadway, which the Company believes is the largest-ever New York City office lease other than a few sale-leaseback arrangements, (iii) the execution of approximately 3.7 million square feet of office leases in Manhattan (including the Viacom lease), representing the highest square footage of leases executed by us in a single year, at a mark-to-market of approximately 7.5% higher, on average, than the previously fully escalated rents on the same office spaces, (iv) the origination or acquisition of approximately $672.9 million in debt and preferred equity investments (net of new discounts), inclusive of accretion of previous discounts and pay-in-kind interest, recording approximately $298.7 million in sales, repayments, participations and foreclosures, (v) achieving a combined same-store office occupancy rate in Manhattan of 93.8% as of year-end 2012 compared to 93.0% as of year-end 2011, (vi) successfully executing a multi-faceted capital raising strategy which included closing on a new $1.6 billion credit facility which refinanced, extended and expanded our previous 2011 revolving credit facility at a lower cost and issuing approximately $637.1 million in new debt, (vii) continuing execution of a prudent risk- and debt- management strategy, and (viii) demonstrating strong operating performance as evidenced by attaining full-year funds from operations ("FFO") of $5.28 per diluted share and combined same-store cash net operating income growth of approximately $27.6 million, or 4.8%, as compared to the prior year. Refer to pages 63-64 of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 for a reconciliation of FFO to net income attributable to our common stockholders and information regarding our use of FFO. Refer to Appendix B to this proxy statement for a reconciliation of operating income and combined same-store cash net operating income for the years ended December 31, 2012 and 2011 and information regarding our use of these financial measures.

        In keeping with our strong pay-for-performance policy, the following actions were taken during or shortly after fiscal year 2012:

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  Total direct annual compensation for 2012 was paid to our named executive officers in amounts that were slightly higher than 2011 levels, including increases of approximately 5% with respect to our Chief Executive Officer and our Chairman. Our Compensation Committee determined that keeping total direct annual compensation levels for 2012 only slightly higher than 2011 levels was appropriate despite our significant operating achievements for 2012, as highlighted above, in light of the continued challenging economic and business environment.

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  2012 bonus awards for our named executive officers were slightly higher than 2011 levels.

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  In 2012, in order to further align the interests of our named executive officers and our stockholders, we intend to provide the majority of our named executive officers' aggregate bonus for 2012 in the form of equity awards that include a two-year restriction on transfer.

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  We maintained our policy of ensuring that all executive employment agreements provide for severance consideration in connection with a change of control that excludes excise tax gross-up provisions, and further that any severance payments and benefits that may be received in connection with a change of control be subject to a double trigger payout provision.

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  As part of our continued efforts to ensure a significant portion of total compensation for our senior executive management team is in the form of performance-based incentive awards, in August 2011 our Compensation Committee approved the terms of the 2011 Outperformance Plan and the remaining available grants under this plan were made in January 2012. Under the terms of the 2011 Outperformance Plan, participants have the opportunity to earn equity awards if and only if designated TRS targets are achieved over a three-year performance period and so long as the participants remain employees of the Company for a three to four year period, thus creating further alignment of management and stockholder interests. The 2011 Outperformance Plan is complementary to our 2010 Notional Unit Plan, as the baseline stock price for measuring performance under our 2011 Outperformance Plan exceeds the stock price at which maximum stock price appreciation would be achieved under the 2010 Notional Unit Plan.

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  In connection with finalizing our compensation decisions for 2012, we evaluated the expected degree of alignment between our Chief Executive Officer's 2012 total compensation and our corporate total shareholder return performance. This evaluation consisted of the following: (i) comparing our Chief Executive Officer's total compensation and our corporate total shareholder return performance over the past one- and three-year periods to a peer group, (ii) comparing our Chief Executive Officer's 2012 total compensation to the median total compensation of a peer group and (iii) comparing our Chief Executive Officer's total compensation over the past five years to our corporate total shareholder return performance. The results of this analysis, which is similar to the methodology used by ISS, indicated that our Chief Executive Officer's total compensation for 2012 was well aligned with our performance.

Objectives of Our Compensation Program

        Our Compensation Committee has adopted an executive compensation philosophy designed to achieve the following objectives:

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  To provide performance-based incentives that create a strong alignment of management and stockholder interests;

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  To attract and retain leadership talent in a market that is highly competitive for New York City commercial real estate management talent; and

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  To achieve an appropriate balance between risk and reward in our compensation programs that does not create incentives for unnecessary or excessive risk taking.

        In order to reach these goals, our Compensation Committee, in consultation with our Chief Executive Officer and the Compensation Committee's independent compensation consultant, has adopted executive compensation practices that follow a pay-for-performance philosophy. Our primary business objective of maximizing TRS through growth in FFO while seeking appreciation in the value of our investment properties demands a long-term focus. Our executive compensation programs, therefore, both currently and historically, have been based heavily on the achievement of both annual and multi-year performance measures.

        A substantial portion of the named executive officers' compensation has been provided in the form of equity subject to significant back-ended vesting requirements. These equity incentives were designed in order to (i) ensure that management maintains a long-term focus that serves the best interests of stockholders and (ii) attract, retain and motivate an experienced and talented executive management team in the highly competitive New York City commercial real estate market.

How We Determine Executive Compensation

        Our Compensation Committee determines compensation for our named executive officers and is comprised of three of our Independent Directors, John H. Alschuler, Jr. (Chairman), Edwin Thomas Burton, III and John S. Levy. Our Compensation Committee exercises independent discretion in respect of executive compensation matters and administers our equity incentive programs, including reviewing and approving equity grants to our executives pursuant to our Second Amended 2005 Plan. Our Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on our website at http://www.slgreen.com.

        Our Compensation Committee has retained Gressle & McGinley LLC as its independent outside compensation consulting firm and has engaged Gressle & McGinley LLC to provide the Compensation Committee with relevant data concerning the marketplace, our peer group and its own independent analysis and recommendations concerning executive compensation. Gressle & McGinley LLC regularly participates in Compensation Committee meetings. Our Compensation Committee has the authority to replace Gressle & McGinley LLC as its independent outside compensation consultant or hire additional consultants at any time. Gressle & McGinley LLC does not provide any additional services to our Compensation Committee and does not provide any services to the Company other than to the Compensation Committee.

        With respect to the compensation of our named executive officers, our Compensation Committee solicits recommendations from our Chief Executive Officer regarding total compensation for the other named executive officers and reviews his recommendations regarding total compensation, the allocation of this compensation among base salary, annual bonus amounts and other long-term incentive compensation, as well as the portion of overall compensation to be provided in cash or equity. Our Chairman also advises our Compensation Committee on these matters as they pertain to the compensation of our Chief Executive Officer. FTI Consulting, Inc. ("FTI Consulting") is retained by management of the Company as a general business advisor and provides services to the Company in a number of areas, including compensation. FTI Consulting, which has relationships with certain officers of the Company, provides market data to our Chief Executive Officer and Chairman, which they review when considering their compensation recommendations. The recommendations with respect to compensation are formulated by our Chief Executive Officer and Chairman and are communicated to our Compensation Committee by them. The Compensation Committee is also provided with the market data compiled by FTI Consulting.The other named executive officers do not play a role in determining their own compensation, other than discussing their performance with our Chief Executive Officer.

        Our Compensation Committee, in analyzing the recommendations from the Chief Executive Officer and Chairman also receives and reviews market and industry materials and data provided by the Committee's independent compensation consulting firm, Gressle & McGinley LLC, as well as the compensation analysis and recommendations provided by that firm. The Compensation Committee has independently retained Gressle & McGinley LLC, which does not provide any services to the Company other than those to the Compensation Committee. Their sole role is as an independent consulting firm to advise the Compensation Committee with respect to the compensation of our named executive officers. The ultimate determination of total compensation and the elements that comprise that total compensation is made solely by our Compensation Committee.

        Our Compensation Committee meets during the year to evaluate executive performance, to monitor market conditions in light of our goals and objectives, to solicit input from our independent compensation consultant on market practices, including peer group pay practices and new developments, and to review our executive compensation practices. As part of these meetings, in formulation of its executive compensation policies and practices for 2012, the Compensation Committee reviewed then-existing policies of ISS, Glass Lewis and other governance groups, as well as feedback provided by such groups in prior year proxy research reports. The Compensation Committee periodically reviews our executive compensation policies and practices to ensure that such policies are in line with current market practices. Our Compensation Committee makes regular reports to the Board.

        Based in part on the results of our "say-on-pay" vote at our 2012 annual meeting as described below, the Compensation Committee generally has maintained the structure of our executive compensation programs that had been described in our proxy statement for the 2012 annual meeting. At our 2012 annual meeting, a non-binding, advisory resolution, or "say-on-pay" resolution, approving the compensation paid to our named executive officers, as disclosed in our proxy statement for the 2012 annual meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, was approved by our stockholders, with more than 95% of the votes cast having been voted in favor of the proposal to approve such resolution. The Compensation Committee has considered the results of this vote and, as a result of the high percentage of votes cast in favor of this proposal, the Compensation Committee viewed these results as an indication of stockholders' overall satisfaction with the manner in which we compensated our named executive officers in 2011.

        Our named executive officers' compensation and performance for 2012 was evaluated on both an absolute basis and by reference to a "peer group" that was selected based upon the following characteristics: (i) industry sector/business model; (ii) equity market capitalization; (iii) peer group continuity from year to year; (iv) peer group utilized for performance review; and (v) geographic location. However, peer groups are used only as a point of reference; our Compensation Committee does not specifically target a percentile or range of percentiles when determining executive compensation. Further, the Compensation Committee does not determine compensation formulaically based on the attainment of pre-determined performance hurdles (other than performance-based share grants and awards earned under our Outperformance Plans (as defined below) and 2010 Notional Unit Plan, as described in detail below). Rather, the Committee retains discretion to set compensation at levels it deems appropriate based on Company and individual performance and prevailing market practices. Depending upon the Company's business and individual performance results, a named executive officer's total direct annual compensation may be within, below or above the market range for that position. The peer group for named executive officer compensation consisted of the following 13 REITs: Alexandria Real Estate Equities, Inc.; Annaly Capital Management, Inc.; Boston Properties, Inc.; Douglas Emmett, Inc.; Duke Realty Corporation; General Growth Properties, Inc.; iStar Financial Inc.; Kilroy Realty Corporation; Liberty Property Trust; Mack-Cali Realty Corporation; NorthStar Realty Finance Corporation; ProLogis; and Vornado Realty Trust. During fiscal year 2012, the composition of the executive compensation peer group was re-evaluated and AMB Property Corporation, Brandywine Realty Trust, Corporate Office Properties Trust, Inc. and Lexington Realty Trust, companies that formed part of the 2011 peer group, were removed and were replaced for 2012 with Annaly Capital Management, Inc., General Growth Properties, Inc., and NorthStar Realty Finance Corporation. The Compensation Committee determined to make the foregoing modifications in 2012 to the executive compensation peer group as part of its annual evaluation of the appropriateness of the peer group constituents.

        Additionally, in order to be more exhaustive and evaluate a broader scope of information in connection with the compensation of our Chief Executive Officer, a selective chief executive officer peer group was utilized as a reference point by our Compensation Committee for 2012, which consisted of the following 12 companies: Annaly Capital Management, Inc.; Boston Properties, Inc.; General Growth Properties, Inc.; HCP, Inc.; Host Hotels & Resorts, Inc.; iStar Financial; MGM Resorts International; NorthStar Realty Finance Corporation; ProLogis, Inc.; Simon Property Group, Inc.; Starwood Hotels & Resorts Worldwide, Inc.; and Ventas, Inc. During fiscal year 2012, the composition of the selective chief executive officer peer group was re-evaluated and The Macerich Company and Vornado Realty Trust, companies that formed part of the 2011 peer group, were removed and were replaced for 2012 with Host Hotels & Resorts, Inc. and MGM Resorts International. The Compensation Committee determined to make the foregoing modifications in 2012 to the selective peer group in order to ensure the peer group continued to be comprised of real estate companies with compensation programs for their chief executive officers that were comparable with those of the Company.

        Further, consistent with prior years, our Compensation Committee sought a primary peer group containing an executive chairman who functions exclusively as chairman and not as chief executive officer. For 2012, the selective chairman peer group consisted of the following 8 companies: Ashford Hospitality Trust, Inc.; AvalonBay Communities, Inc.; Hyatt Hotels Corporation; Kimco Realty Corporation; Morgans Hotel Group; Pennsylvania Real Estate Investment Trust; RLJ Lodging Trust and Vornado Realty Trust. During fiscal year 2012, in order to ensure that this peer group continued to represent a broad scope of REITs with executives who function exclusively as chairman and not as chief executive officer, the peer group was re-evaluated and, as a result, CB&L Associates Properties, Inc., DDR Corp., DuPont Fabros Technology, Inc., General Growth Properties, Inc., Lexington Realty Trust, W.P. Carey & Co. LLC and Weingarten Realty Investors, companies that formed part of the 2011 peer group, were removed and were replaced for 2012 with AvalonBay Communities, Inc., Hyatt Hotels Corporation, Morgans Hotel Group Co. and RLJ Lodging Trust.

        Analysis of Risk Associated with Our Executive Compensation Plans.    In setting compensation, our Compensation Committee also considers the risks to the Company's stockholders and to achievement of our goals that may be inherent in the compensation program. At the direction of our Compensation Committee, our Board conducted a risk assessment of our compensation programs, including our executive compensation programs. The Compensation Committee and its compensation consultant, Gressle & McGinley LLC, reviewed and discussed the findings of this assessment and concluded that it is not reasonably likely that our compensation policies and practices will have a material adverse effect on us.

        Although a significant portion of our executive's compensation is performance-based and "at-risk," we believe our executive compensation plans are appropriately structured and do not pose a material risk to the Company. We considered the following elements of our executive compensation plans and policies when evaluating whether such plans and policies encourage our executives to take unreasonable risks:

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  We evaluate performance based upon the achievement of a variety of business objectives and goals including, by way of example, strength of our balance sheet, FFO growth, occupancy and leasing rates, TRS performance (both on an absolute and relative basis) and completion of successful debt and equity offerings, that we believe correlate to long-term creation of stockholder value and that are affected by management decisions;

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  We have adopted a balanced approach to equity compensation that incorporates the use of various stock-based compensation vehicles, including time-based full value equity awards and performance-based equity awards. By utilizing a balanced equity compensation mix comprised of several different types of stock-based compensation vehicles, including time-based full value equity awards that retain value even in a depressed market, we lessen the likelihood that executives will take unreasonable risks to keep their stock awards "in-the-money," as may be the case with equity compensation programs that rely solely on leveraged market-based equity compensation vehicles such as stock options;

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  We provide a significant portion of long-term incentive compensation in the form of Long-Term Incentive Awards, such as awards that may be earned under the 2011 Outperformance Plan and the 2010 Notional Unit Plan. The amounts that ultimately may be earned under these programs are tied to how we perform over a three-to-five-year period, which focuses management on sustaining our long-term performance;

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  Structuring payouts under our performance-based awards so long as a minimum level of performance has been achieved, so that some compensation results at levels below full target achievement rather than an "all-or-nothing" approach;

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  Consideration of non-financial and other qualitative performance factors in determining actual compensation payouts;

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  Through providing a significant portion of each executive's annual compensation in the form of stock-based compensation, our executives have built sizable holdings of equity in the Company (and are required to maintain sizable holdings of equity in the Company under the terms of our stock ownership guidelines implemented in 2011), which aligns an appropriate portion of their personal wealth to our long-term performance; and

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  We have adopted a policy for recoupment of incentive payments made to our executives, including our named executive officers, if payment was based on having met or exceeded performance expectations during a period of fraudulent activity for which the executive is responsible.

        In conclusion, our executive compensation program is structured so that (i) we avoid the type of disproportionately large short-term incentives that could encourage executives to take risks that may not be in the Company's long-term interests, (ii) we provide incentives to manage the Company for long-term performance, (iii) we have adopted a policy for recoupment of incentive payments under certain circumstances and (iv) a significant amount of the wealth of our executives is tied to the long-term success of the Company. We believe this combination of factors encourages our executives to manage the Company in a prudent manner.

What Our Compensation Program is Designed to Reward

        As noted above, our Compensation Committee has designed our executive compensation program to achieve the following objectives: (i) to provide performance-based incentives to align management and stockholder interests and (ii) to attract and retain leadership talent in the New York City real estate market that is highly competitive and is comprised of other publicly-traded REITs, private real estate operating companies, opportunity funds and sovereign wealth funds, among others, while (iii) ensuring that our executive compensation programs do not encourage unnecessary or excessive risk taking. Our compensation program rewards the achievement of annual, long-term and strategic goals of both the Company and the individual executive. Our Compensation Committee evaluates performance on an absolute basis against financial and other measures, as well as on a relative basis by comparing the Company's performance against other office REITs and against the REIT industry generally. Comparative performance is an important metric since market conditions may affect the ability to meet specific performance criteria. Historically, our Compensation Committee has structured our compensation program so that half or more of the total compensation provided to our named executive officers has been provided in the form of equity incentive compensation based on the performance of the Company. Our equity awards have taken the form of incentive awards under our 2011 Outperformance Plan, 2006 Outperformance Plan, 2005 Outperformance Plan and 2003 Outperformance Plan (collectively, our "Outperformance Plans"), our 2010 Notional Unit Plan, multi-year restricted stock and restricted stock unit grants in connection with new or extended employment agreements, a portion of which may only be earned based on the attainment of select performance hurdles over a multi-year period, and equity bonuses awarded in respect of prior year performance. The remainder of total compensation is primarily paid in cash. To address our retention objective, a substantial portion of long-term performance-based awards have time-based vesting requirements with significant back-end vesting after the award has been earned.

Elements of Our Compensation Program

        Our named executive officers' compensation currently has three primary components:

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  annual base salary;

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  annual incentive awards, which include cash and equity bonuses; and

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  long-term equity incentives, which include restricted stock, restricted stock units and LTIP Units, which may be granted pursuant to an employment agreement, our Outperformance Plans or our 2010 Notional Unit Plan.

        The overall levels of compensation as well as the allocation between these elements are determined by our Compensation Committee based upon an analysis of the Company's performance during the year. Historically, our compensation has been divided among base salary, cash and equity bonuses, multi-year restricted stock or restricted stock unit grants in connection with new or extended employment agreements, and multi-year awards under our Outperformance Plans and our 2010 Notional Unit Plan. Multi-year equity awards under our Outperformance Plans and the 2010 Notional Unit Plan and in connection with new or extended employment agreements are designed to align management's focus and stockholder interest and to provide incentives for each executive to successfully implement our long-term strategic goals. Our named executive officers have historically received a substantial portion of their compensation in the form of equity of the Company.

        In addition to the aforementioned elements of our compensation program that currently are applicable to each of our named executive officers, at year-end 2009 and in 2010, in connection with new employment agreements for Messrs. Holliday, Green and Mathias, the Company entered into deferred compensation agreements with Messrs. Holliday, Green and Mathias. Under the terms of the agreements, beginning in 2010, Mr. Holliday receives an annual contribution during each year of his employment agreement in the form of deferred notional stock units with a grant date value equal to $450,000 and, beginning in 2011, Messrs. Green and Mathias receive an annual contribution during each year of their employment agreement of deferred notional stock units with a grant date value of $150,000 and $350,000, respectively. These deferred notional stock units are subject to vesting based on continued employment during the year, and upon a qualifying separation from service, Messrs. Holliday, Green and Mathias will receive a lump-sum cash payment equal to the value of vested deferred notional units based on the Company's ten-trading day trailing average stock price on the date of separation. By tying the value of the deferred notional units to the future value of the Company, the deferred compensation program further aids in establishing alignment of management and stockholder interests and ensuring the executives remain focused on long-term stockholder value creation. See "Potential Payments Upon Termination or Change-in-Control" beginning on page 57 for additional details.

Why We Chose Each Element and How Each Element Fits into Our Overall Compensation Objectives

        We view the various components of compensation as related but distinct. Our Compensation Committee designs total executive compensation packages that it believes will best create retention incentives, link compensation to performance and align the interests of our named executive officers and our stockholders. Each of our named executive officers has an employment agreement with us, which is described under "Potential Payments Upon Termination or Change of Control."

        Annual Base Salary.    Our Compensation Committee has determined that the Company should provide our named executive officers' annual base salaries to compensate them for services rendered during the fiscal year. Base salaries are established at levels intended to reflect the scope of each executive's duties and responsibilities and further take into account the competitive market compensation paid by other companies for similar positions. We intentionally structure an executive's annual base salary to be a relatively low percentage of total compensation. In 2012, the base salary levels remained unchanged from 2011 levels.

        Annual Incentive Awards.    Annual incentive awards are provided in the form of cash bonuses and equity awards designed to focus a named executive officer on achieving key corporate financial objectives (both individually and Company-based), to motivate certain desired individual behaviors and to reward substantial achievement of these objectives and individual goals. The Compensation Committee does not set specific fixed targets that entitle the executive officers to formulaic bonuses; however, the Compensation Committee does evaluate the named executive officers' performance based, in part, on the Company's achievement of specific business goals and objectives for the year that are established in advance. In its determination of annual incentive awards for 2012, similar to prior years, the Compensation Committee considered, among others, the following areas of performance that it believes to be critical to our Company's success and appropriate areas on which to evaluate management's performance:

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  Leasing performance, including the volume of leases signed, rental rates on new leases compared to previous rates for the same space and occupancy levels within our same-store portfolio as well as specific leasing objectives;

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  Same-store net operating income performance;

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  Achievement of specific development objectives, including commencement of the redevelopment of 280 Park Avenue;

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  Investment performance, including new real estate investment and disposition activity and specific acquisition and disposition objectives;

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  Balance sheet management, including our leverage ratios and capital markets activity; and

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  Our dividend rate and total return to stockholders, both on an absolute and relative basis.

        The evaluation of 2012 performance and determination of 2012 annual incentive awards is consistent with the Compensation Committee's historical practice of linking pay to performance in a non-formulaic manner, thereby providing the Compensation Committee the discretion it feels is necessary in order to take into account changing market conditions. For a discussion of 2012 annual incentive payments, see "Measuring 2012 Performance."

        Long-Term Equity Incentives.    Long-term equity incentives have been provided to our named executive officers through the grant of restricted stock, restricted stock units and/or LTIP units pursuant to our Outperformance Plans and our 2010 Notional Unit Plan and in connection with the signing of new or materially amended employment agreements, and the majority of these awards have included performance-based vesting hurdles that must be met in order for recipients to earn them. All of the equity awards granted pursuant to our Outperformance Plans and our 2010 Notional Unit Plan have been subject to performance-based vesting hurdles based on TRS or stock price appreciation over a multi-year period, subject to potential acceleration in some circumstances. In addition, one-third of the total equity awards that we granted to Messrs. Holliday, Mathias and Mead in connection with the signing of new or extended employment agreements that commenced during 2010 or 2011 were subject to the achievement of performance-based vesting hurdles, including relative performance hurdles. In addition to the performance-based vesting hurdles, generally, all of these equity awards have additional time-based vesting provisions, generally three to five years with principally back-end vesting for awards under our Outperformance Plans and our 2010 Notional Unit Plan, based on continued employment that act as a retention device and provide a strong incentive to the executives to increase stockholder value during the vesting period. The awards also contain forfeiture provisions, which result in immediate cancellation of the award if the executive voluntarily leaves or is terminated with cause. The grant of equity awards links a named executive officer's compensation and net worth directly to the performance of our stock price as well as the achievement of other performance-based vesting hurdles in some cases, which encourages our named executive officers to make decisions with an ownership mentality.

        Equity awards under our 2011 Outperformance Plan were designed to compensate our named executive officers upon the attainment of certain goals with respect to TRS and to provide an incentive for executives to remain with the Company and focus on long-term stockholder value creation. Under our 2011 Outperformance Plan, the executives have the opportunity to earn LTIP Units in our operating partnership, or LTIP Units, contingent upon the extent to which, if at all, our TRS exceeds a threshold of 25% over a three-year performance period; provided that a portion of such awards are eligible to be earned after the first and second years of the performance period contingent upon the achievement of the maximum level of performance for 45 consecutive days. Upon the achievement of the designated performance thresholds, awards earned under our 2011 Outperformance Plan are further subject to time-based vesting requirements following the achievement of the performance thresholds. This creates, in the aggregate, up to a four-year retention period with respect to our executives who are participants in the 2011 Outperformance Plan. Even if the performance thresholds are achieved and awards are earned under the 2011 Outperformance Plan, until full vesting, the named executive officers continue to bear the same share price and total return risk as our stockholders. To date, no awards have been earned under the 2011 Outperformance Plan. The 2011 Outperformance Plan was designed to be complementary to our 2010 Notional Unit Plan, as the baseline stock price for measuring performance under our 2011 Outperformance Plan exceeds the stock price at which maximum stock price appreciation would be achieved under the 2010 Notional Unit Plan. See "SL Green Realty Corp. 2011 Outperformance Plan" on page 56 for additional details concerning the 2011 Outperformance Plan.

        Equity awards under our 2010 Notional Unit Plan were designed to compensate our named executive officers upon the attainment of designated stock price appreciation targets over a three-year performance period and to provide an incentive for executives to remain with the Company and focus on long-term stockholder value creation. Under our 2010 Notional Unit Plan, the executives were eligible to earn LTIP Units contingent upon the achievement of stock price appreciation targets at levels ranging from 25% at the minimum to 50% at the maximum of stock appreciation over a three-year performance period; provided that a portion of such awards were eligible to be earned after the first and second years of the performance period contingent upon the achievement of the maximum stock appreciation of 50% for 45 consecutive days. Upon achievement of the designated stock price appreciation thresholds, awards earned under the 2010 Notional Unit Plan could not exceed an aggregate of $75 million, determined at the time of achievement against the stock price appreciation targets. Earned awards remained subject to vesting, with 50% of the LTIP Units earned vesting on December 17, 2012 (accelerated from the original January 1, 2013 vesting date) and an additional 25% vesting on each of January 1, 2014 and 2015, in each case, subject to continued employment through the vesting date. This creates, in the aggregate, up to a five-year retention period with respect to our executives who are participants in the 2010 Notional Unit Plan. See "SL Green Realty Corp. 2010 Notional Unit Plan" on page 55 for additional details concerning the 2010 Notional Unit Plan.

        The awards made to our named executive officers under the 2010 Notional Unit Plan provide a useful illustration of the Compensation Committee's philosophy of aligning the interests of management with those of our stockholders, as well as the effect of back-ended vesting requirements included in the various long-term equity awards in ensuring management remains focused on long-term value creation. Under the terms of the 2010 Notional Unit Plan, which includes a three-year performance period and two additional years of time-based vesting requirements, a pro rata portion of awards under the program were eligible to be earned after the first and second years of the performance period contingent upon the achievement of the maximum stock appreciation of 50% for 45 consecutive days. At year-end 2012, as a result of the Company's superior stock appreciation performance of over 50% during the full three years of the performance period of the program $75 million of awards under the 2010 Notional Unit Plan had been earned. However, such awards remain subject to time-based vesting requirements, with 50% of such awards vesting on December 17, 2012 (accelerated from the original January 1, 2013 vesting date) and an additional 25% vesting on each January 1 of 2014 and 2015, in each case, subject to continued employment through the vesting date. Accordingly, the ultimate value realized by our named executive officers with respect to the awards that have been earned was, and a portion remains, fully dependent on the price of our stock on future vesting dates. This additional time-based vesting component further creates shoulder-to-shoulder alignment of management and stockholder interests and ensures that our named executive officers remain focused on long-term stockholder value creation.

        The structure of our 2010 Notional Unit Plan and our Outperformance Plans ties a large portion of a named executive officer's compensation to creation of stockholder value on a long-term basis.

        We also generally grant long-term equity incentives in connection with the signing of new or materially amended employment agreements with our named executive officers. In connection with the new or extended employment agreements that commenced during 2010 or 2011, we granted restricted stock and/or restricted stock unit awards to Messrs. Holliday, Mathias, Levine and Mead. These equity awards generally provided for vesting over the approximately three-year period of the new or extended employment agreement subject to continued employment through the vesting dates. For Messrs. Holliday, Mathias and Mead, approximately one-third of the equity awards were subject to the achievement of performance-based vesting hurdles based on absolute or relative increase in our FFO or stock price during the vesting period in addition to continued employment. For a discussion of these awards, see "Employment and Noncompetition Agreements."

        Current Equity Compensation Practices.    Historically, the employment agreements with our named executive officers have included income tax gross-up payments relating to restricted stock awards and certain other equity awards. These tax payments were primarily awarded in connection with the vesting of restricted stock in order to avoid requiring the named executive officers to sell shares of our common stock to satisfy withholding obligations, and were generally equal to 40% of the total value of the shares that were vesting on the applicable date. The Compensation Committee took into consideration the value of these tax gross-ups when determining the level of compensation paid to our named executive officers. In connection with its ongoing monitoring and review of "best practices" relating to executive compensation, including policies announced by ISS, Glass Lewis and other governance groups, our Compensation Committee determined to discontinue the inclusion of income tax gross-up provisions in restricted stock awards granted after December 31, 2008. Accordingly, as of year-end 2012, no outstanding equity awards held by our named executive officers are entitled to tax gross-up payments.

        Further, our performance-based equity awards have historically provided for dividend payments prior to vesting. In early 2009, in connection with its periodic review of our executive compensation practices, the Compensation Committee discontinued, on a prospective basis, the practice of paying dividends on performance-based equity awards prior to achieving the performance criteria. Dividends on performance-based awards accrue and are only paid to the executives if and when the performance metrics are met.

Pay-for-Performance

        As evidenced by examining our executive compensation programs over the past several years, the executive compensation philosophy adopted by our Compensation Committee demonstrates a pay-for-performance culture that ensures the alignment of management and stockholder interests. As a significant portion of the total compensation opportunities provided to our named executive officers are directly tied to stock price appreciation and TRS performance, the Company must achieve sustained long-term performance in order for such compensation opportunities to be realized.

        Additionally, as further discussed below, we continued to demonstrate superior fundamental operating performance in 2012 and continued long-term multi-year TRS performance in the upper echelon of our peer group and the broader REIT industry. As a result, compensation determined by our Compensation Committee for 2012 resulted in total direct annual compensation levels for our named executive officers generally slightly higher than 2011 levels, with equity compensation awards comprising a larger portion of total compensation for 2012, similar to 2011.

        Further, as discussed under "Evaluation of Pay and Performance Alignment," in connection with finalizing our compensation decisions for 2012, we evaluated the expected degree of alignment between our Chief Executive Officer's 2012 total compensation and our corporate total shareholder return performance. This evaluation consisted of the following: (i) comparing our Chief Executive Officer's total compensation and our corporate total shareholder return performance over the past one- and three-year periods to a peer group, (ii) comparing our Chief Executive Officer's 2012 total compensation to the median total compensation of a peer group and (iii) comparing our Chief Executive Officer's Total Compensation over the past five years to our corporate total shareholder return performance. The results of this analysis, which is similar to the methodology used by ISS, indicated that our Chief Executive Officer's total compensation for 2012 was well aligned with our performance.

Measuring 2012 Performance

        In 2012, we continued to demonstrate superior market performance at levels that outperformed the industry and also achieved outstanding operating performance and, as a result, 2012 bonus levels reflected this superior performance. Bonus levels generally demonstrated slight changes over 2011 amounts which had reflected superior performance in 2011. In 2012, domestic macroeconomic conditions continued the uptrend that began in prior years off of recessionary levels, with GDP marking another full year of growth and unemployment beginning to incrementally decline, albeit at a slower pace than many economists had anticipated. The business and operating environment nonetheless remained challenging during 2012, with events such as the continuing European sovereign debt crisis leading to uncertainty and periods of dislocations in the markets, and the U.S. and international financial services industry, which holds a significant presence and role in the New York City economy, confronting a myriad of headwinds that led to a series of layoffs across the sector. Notwithstanding the economic environment, we attained significant market and operational achievements in 2012, including the following:

  •
  Executed leases in 2012 totaling approximately 3.7 million square feet of office space in our core Manhattan office portfolio at initial rental rates that were approximately 7.5% higher, on average, than the previously fully escalated rents on the same office spaces, and attained, as of December 31, 2012, a combined same-store occupancy rate in Manhattan of 93.8% as compared to 93.0% as of year-end 2011;

  •
  Continued to successfully execute a multi-faceted capital markets strategy that in 2012 included (i) closing on a new, five-year $1.6 billion revolving credit facility that refinanced, extended and expanded our 2011 credit facility, (ii) raising approximately $198.2 million through the issuance of ten-year senior notes and $222.2 million through the issuance of preferred stock and (iii) efficiently raising a net total of approximately $201.3 million of equity capital during 2012 through at-the-market equity offering programs;

  •
  Made several accretive acquisitions in 2012 that included the purchase of twelve properties encompassing 1.1 million square feet for aggregate purchase prices of $641.3 million and invested in five properties through joint ventures for $626.7 million;

  •
  Demonstrated sound operating performance as evidenced by attaining full-year FFO of $5.28 per diluted share and combined same-store cash net operating income growth of approximately $27.6 million, or 4.8%, above the prior year;

  •
  Achieved a number of specific development and leasing objectives, including commencing the redevelopment of 280 Park Avenue and signing leases with anchor tenants at 1552/1560 Broadway and 3 Columbus Circle, among others;

  •
  Attained a tenant satisfaction rating in our core New York City property portfolio of 83.8%, or approximately 1.6% above the Kingsley Index SM, a leading survey-based performance benchmarking tool in the commercial real estate industry; and

  •
  Continued to be a leader among our peers in long-term multi-year TRS performance as evidenced by attaining a total return of approximately 223% for the ten-year period ended December 31, 2012, which significantly outperformed the MSCI US REIT Index and S&P 500 return of approximately 198% and 99%, respectively, over the same period, including TRS performance of approximately 17% and 57%, respectively, over the most recent one-year and three-year periods.

        In making 2012 year-end bonus decisions, our Compensation Committee sought to find a balance between (i) acknowledging the significant operational achievements attained during the year, as highlighted above, (ii) ensuring that bonus and total compensation amounts were in line with the prevailing market and adequate to address recruitment and retention needs in the competitive New York City commercial real estate markets where we actively compete for business opportunities and executive talent with other publicly-traded REITs, private real estate operating companies, opportunity funds and sovereign wealth funds, among others, (iii) continuing to ensure our compensation programs create shoulder-to-shoulder alignment of management and stockholder interests by appropriately rewarding our named executive officers for the attainment of performance achievements that drive long-term value creation and (iv) rewarding our superior long-term TRS performance and strong absolute TRS performance over the most recent one- and three-year periods. The differences in compensation awarded to our named executive officers are generally a function of the executive's position and authority, as well as the competitive landscape for executives in similar positions in the New York City commercial real estate industry. For 2012, our Compensation Committee approved the following aggregate bonuses for the named executive officers:

Executive	2012 Cash Bonus	2012 Equity Bonus(1)		2012 Total Bonus
Marc Holliday	$2,000,000	$4,500,000		$6,500,000
Stephen Green	$2,000,000	$2,700,000		$4,700,000
Andrew Mathias	$2,500,000	$2,200,000		$4,700,000
Andrew Levine	$462,500	$562,500	(2)	$1,025,000
James Mead	$750,000	$250,000	(2)	$1,000,000

(1)
Equity bonus amounts reflect dollar amounts on which the amount of equity bonuses were determined, which may differ from the grant date fair value for accounting purposes. Equity bonus amounts include amounts we intend to provide in the form of equity awards if the Third Amended 2005 Plan is approved.

(2)
Equity bonus amounts for each of Messrs. Levine and Mead include additional allocations of awards earned under our 2010 Notional Unit Plan of $100,000.

        In 2012, the Company continued to demonstrate superior long-term market performance at levels that outperformed the industry and superior operating results and, as a result, 2012 bonus levels reflected this superior performance. Bonus levels for 2012 generally demonstrated slight changes over 2011 amounts which had reflected superior performance in 2011.

Comparison of 2011-2012 Bonuses

        The following table illustrates the percentage changes in 2012 bonuses as compared with bonuses for 2011:

	2012 Bonus (Cash & Equity)(1)	2011 Bonus (Cash & Equity)(1)	% Change
Marc Holliday	$6,500,000	$6,100,000	6.6%
Stephen Green	$4,700,000	$4,400,000	6.8%
Andrew Mathias	$4,700,000	$4,400,000	6.8%
Andrew Levine	$1,025,000	$1,046,440	-2.0%
James Mead	$1,000,000	$780,960	28.0%

(1)
Equity bonus amounts reflect dollar amounts on which the amount of equity bonuses were determined, which may differ from the grant date fair value for accounting purposes. Equity bonus amounts include amounts we intend to provide in the form of equity awards if the Third Amended 2005 Plan is approved.

        As illustrated above, 2012 bonus levels for our named executive officers were modestly higher than 2011 levels in the aggregate. In 2012, we continued to demonstrate superior long-term market at levels that outperformed the industry and superior operating performance and, as a result, 2012 bonus levels generally demonstrated modest changes over 2011 amounts. Additionally, in 2012, in order to further align the interests of our named equity officers and our stockholders, we intend to provide a majority of our named executive officers' aggregate bonus for 2012 in the form of equity awards, similar to 2011. For 2012, we intend to provide approximately 70% of the bonus for Mr. Holliday, approximately 45% to 60% of the bonus for Messrs. Green, Mathias and Levine and 25% of the bonus for Mr. Mead in the form of equity awards. For 2012, we intend to provide all of the equity bonuses for our named executive officers in the form of LTIP Units or restricted stock units that may not be transferred until two years after the date they were granted. As a result of these transfer restrictions, these equity awards will provide continuing alignment of our named executive officers with our stockholders as the ultimate value they may realize will continue to be linked to the future value of our common stock.

Equity bonus amounts for each of Messrs. Levine and Mead include additional allocations of awards earned under our 2010 Notional Unit Plan of $100,000.

Comparison of 2011-2012 Total Direct Annual Compensation

        In order to provide our stockholders with an analysis of compensation directly attributable to a calendar year, we are including below, consistent with prior years, a Total Direct Annual Compensation Table. The Total Direct Annual Compensation Table enables a more meaningful year-over-year compensation comparison than the Summary Compensation Table presented beginning on page 51. The Total Direct Annual Compensation Table consists of (i) the actual salary paid for the year, (ii) the annual cash bonus awarded for the year irrespective of when such amounts were ultimately paid, (iii) the annual equity bonus awarded for the year irrespective of when such awards ultimately were granted, paid and/or vested and (iv) deferred compensation contributions made for the year. This table illustrates one of the analyses undertaken by our Compensation Committee in determining each element of our named executive officers' compensation for the particular year in light of such executive's performance during the year, and it further demonstrates the correlation between the executive's pay and overall company performance.

        The principal differences between the Total Direct Annual Compensation Table and the Summary Compensation Table, as presented beginning on page 51, are that (i) annual equity bonus is shown in the year to which such bonus relates based on the dollar amount on which equity bonuses were determined rather than showing the accounting grant date fair value in the year in which such grants were made as reflected in the Summary Compensation Table, and (ii) awards granted under long-term performance programs attributable to multi-year periods for which the ultimate value is unknown at the time of grant are excluded, rather than reflected at full grant-date accounting value as reflected in the Summary Compensation Table. Accordingly, the Summary Compensation Table, as presented beginning on page 51, includes the full grant date value of the portion of each executive's allocation in the 2011 Outperformance Plan awarded during the 2010-2012 period. The grant date value of each executive's allocation in the 2011 Outperformance Plan and 2010 Notional Unit Plan has been excluded from the Total Direct Annual Compensation Table, since the 2011 Outperformance Plan and 2010 Notional Unit Plan represent long-term compensation programs that provide participants the opportunity to earn equity awards only if designated TRS or stock price appreciation thresholds are achieved over multi-year periods ending on August 31, 2014, and November 30, 2012, respectively; accordingly, as such potential awards are not attributed to a singular year nor is the ultimate value of the Plans known at the time of grant, such awards have been excluded from the below table.

        Additionally, the Company has historically issued certain compensation awards in connection with the signing of new or materially amended employment agreements. Although the Compensation Committee evaluates such awards in its process of determining annual compensation levels for the named executive officers, as such awards are granted for retention purposes over a multi-year period and are not attributed to service or performance for a particular year, such awards have been excluded from the below table, rather than reflected at full grant-date value in the year they were issued as in the Summary Compensation Table. For a detailed description of equity and cash compensation awards issued in connection with new or materially amended executive employment agreements that are currently in effect, please see the "Potential Payments Upon Termination or Change-in-Control" section below beginning on page 57.

Name	Year	Salary	Cash Bonus	Equity Bonus(1)	Annual Deferred Compensation Contributions	Total Direct Annual Compensation(2)
Marc Holliday	2012	$1,000,000	$2,000,000	$4,500,000	$450,000	$7,950,000
	2011	$1,000,000	$2,000,000	$4,100,000	$450,000	$7,550,000
	2010	$725,000	$4,062,500	$2,250,000	$450,000	$7,487,500
Stephen Green	2012	$750,000	$2,000,000	$2,700,000	$150,000	$5,600,000
	2011	$750,000	$1,500,000	$2,900,000	$150,000	$5,300,000
	2010	$600,000	$2,702,084	$1,800,000	$150,000	$5,252,084
Andrew Mathias	2012	$750,000	$2,500,000	$2,200,000	$350,000	$5,800,000
	2011	$750,000	$1,750,000	$2,650,000	$350,000	$5,500,000
	2010	$750,000	$3,737,500	$750,000	$—	$5,237,500
Andrew Levine	2012	$450,000	$462,500	$562,500	$—	$1,475,000
	2011	$450,000	$850,000	$196,440	$—	$1,496,440
	2010	$450,000	$875,000	$—	$—	$1,325,000
James Mead	2012	$500,000	$750,000	$250,000	$—	$1,500,000
	2011	$500,000	$650,000	$130,960	$—	$1,280,960
	2010	$79,542	$300,000	$—	$—	$379,452

(1)
Equity bonus amounts reflect dollar amounts on which the amount of equity bonuses were determined, which may differ from the grant date fair value for accounting purposes. Equity bonus amounts include amounts we intend to provide in the form of equity awards if the Third Amended 2005 Plan is approved.

(2)
Does not include the value of certain perquisites, including matching contributions with respect to amounts deferred by our named executive officers under our 401(k) plan or automobile benefits provided to Messrs. Green, Holliday and Mathias.

Evaluation of Pay and Performance Alignment

        In connection with finalizing our annual compensation decisions for 2012, we evaluated the expected degree of alignment between our Chief Executive Officer's 2012 total compensation and our corporate total shareholder return performance. This evaluation consisted of the following: (i) comparing our Chief Executive Officer's total compensation and our corporate total shareholder return performance over the past one- and three-year periods to a peer group ("RDA"), (ii) comparing our Chief Executive Officer's 2012 total compensation to the median total compensation of a peer group ("MOM") and (iii) comparing our Chief Executive Officer's 2012 Total Compensation over the past five years to our corporate total shareholder return performance ("PTA"). The results of the analysis, which is similar to the methodology used by Institutional Shareholder Services ("ISS"), and which was based on the most recently available information at the time the evaluation was performed, including the most recently published ISS guidelines related to their new peer group selection methodology, demonstrate that our Chief Executive Officer's total compensation for 2012 was well aligned with our performance.

        As identified above, the quantitative evaluation performed by ISS includes the following three pay-for-performance tests:

  •
  RDA—Relative test that compares the percentile rank of a company's Chief Executive Officer compensation and the TRS performance over one- and three-year periods with a comparison group, with a 60% weighting for three-year period and a 40% weighting for the one-year period.

  •
  MOM—Relative test that expresses the prior year's Chief Executive Officer compensation as a multiple of the median of the comparison group; and

  •
  PTA—Absolute test that compares the Chief Executive Officer's annual compensation and the value of an investment in the company over the prior five-year period based on weighted linear regressions that calculate a five-year "trend rate".

        The simulation of the above quantitative tests that we performed was based on the most recently available information as of the time it was generated in December 2012 and was based on our projection of the ISS selected peer group for 2013, which included the following companies: AvalonBay Communities, Inc., Boston Properties, Inc., CommonWealth REIT, Digital Realty Trust, Inc., Duke Realty Corporation, Equity Residential, General Growth Properties, Inc., HCP, Inc., Health Care REIT, Inc., Kimco Realty Corporation, Liberty Property Trust, Mack-Cali Realty Corporation, Public Storage, The Macerich Company, Ventas, Inc. Vornado Realty Trust. Specifically, the results of each of the three quantitative tests were as follows:

			Concern Level Trigger Thresholds
Quantitative Test	Score	Concern Level	Medium Concern	High Concern
RDA	-41	Medium	-30	-50
MOM	1.7	Low	2.33	3.33
PTA	11%	Low	-30%	-45%

        As illustrated above, based on the most recently available information, at the time we were finalizing our 2012 compensation decisions, we believed that our Chief Executive Officer's total compensation was well aligned with our performance.

Employee Benefits

        We have a 401(k) Savings/Retirement Plan, or our 401(k) Plan, to cover eligible employees of ours and of any designated affiliate. Our 401(k) Plan permits eligible employees to defer up to 15% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code of 1986, as amended (the "IRC"). The employees' elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We do not provide our named executive officers with a supplemental pension or any other retirement benefits that are in addition to the 401(k) benefits provided generally to our employees.

Perquisites and Other Personal Benefits

        We do not provide significant perquisites or personal benefits to our named executive officers, except that we reimburse our Chief Executive Officer and our Chairman for costs associated with automobiles they lease for personal use. Additionally, we provide our Chairman with a full-time driver, our President with reimbursement for certain car service usage and our Chief Executive Officer receives certain insurance benefits. The costs of these benefits constitute only a small percentage of the applicable executive's compensation.

Executive and Director Stock Ownership Guidelines

        In December 2011, in connection with our Compensation Committee's monitoring and review of evolving "best practices," including an assessment of the feedback provided by proxy advisory firms ISS and Glass Lewis in their 2011 proxy research reports, and in furtherance of our Compensation Committee's ongoing efforts to foster an ownership culture among our senior leadership team, we adopted stock ownership guidelines for our named executive officers and Independent Directors. Pursuant to the guidelines, our named executive officers are required to hold equity interests in the Company or its operating partnership having a market value equal to or greater than a multiple of six times each such officer's base salary, and our Independent Directors are required to hold a number of shares of Company stock having a market value equal to or greater than three times their annual cash retainer. Named executive officers and directors will have three years from the date of adoption of the guidelines to attain compliance with the stock ownership requirements, or in the case of a new named executive officer or Independent Director, three years from the commencement of their employment or election to the Board. As of December 31, 2012, all of our named executive officers and Independent Directors were in compliance with the stock ownership requirements.

Other Matters

        Tax Treatment.    Our Compensation Committee reviews and considers the tax efficiency of executive compensation as part of its decision-making process. Section 162(m) of the IRC generally limits the deductibility of compensation over $1 million to a corporation's named executive officers. The Company is a real estate investment trust and therefore generally does not pay income taxes. In addition, our named executive officers provide most of their services to our operating partnership. We have received a private letter ruling from the Internal Revenue Service to the effect that the deduction limitation of Section 162(m) does not apply with respect to compensation to our named executive officers for services rendered to our operating partnership. As a result, the amounts and form of compensation that we provide to our named executive officers is not materially impacted by Section 162(m) of the IRC.

        Tax Gross-up Payments.    As discussed above, under "Long-Term Equity Incentives," for any equity awards granted after December 31, 2008, we have discontinued the use of income tax gross-up payments made in connection with the vesting of restricted stock and other equity grants. Accordingly, as of year-end 2012, no outstanding equity awards held by our named executive officers are entitled to tax gross-up payments.

        LTIP Units.    Under our 2010 Notional Unit Plan as well our 2011 and 2005 Outperformance Plans, in lieu of issuing shares of restricted stock, we issued a separate class of units of limited partnership interest in our operating partnership, which we refer to as LTIP Units. We also used LTIP Units for the equity bonuses that we granted to our named executive officers for 2011 and intend to use LTIP Units for substantially all the equity bonuses that we intend to grant to our named executive officers for 2012. In addition, in early 2012, we agreed to have certain outstanding unvested restricted stock units and shares of restricted stock held by Messrs. Holliday and Mathias cancelled and replaced with an equal number of LTIP Units, which remained subject to the same vesting requirements as the restricted stock units that were cancelled. LTIP Units are similar to common units in our operating partnership, which generally are economically equivalent to shares of our common stock, except that the LTIP Units are structured as "profits interests" for U.S. federal income tax purposes under current federal income tax law. As profits interests, LTIP Units generally only have value, other than with respect to the right to receive distributions, if the value of the assets of our operating partnership increases between the issuance of LTIP Units and the date of a book-up event for partnership tax purposes. If the value of the assets of our operating partnership increases sufficiently, the LTIP units can achieve full parity with common units in our operating partnership. If such parity is achieved, LTIP units may be converted, subject to the satisfaction of applicable vesting conditions, on a one-for-one basis into common units, which in turn are redeemable by the holder for cash or, at our election, on a one-for-one basis into shares of our common stock. LTIP Units are not entitled to distributions prior to being earned based on achievement against the performance-based hurdles contained in these plans. Once earned, these LTIP Units, whether vested or unvested, entitle the holder to receive distributions per unit from our operating partnership that are equivalent to the dividends paid per share on our common stock.

        LTIP Units are intended to offer executives substantially the same long-term incentive as shares of restricted stock, with more favorable U.S. federal income tax treatment available for "profits interests"

under current federal income tax law. More specifically, one key disadvantage of restricted stock is that executives are generally taxed on the full market value of a grant at the time of vesting, even if they choose to hold the stock. Conversely, under current federal income tax law, an executive would generally not be subject to tax at the time of issuance or vesting of an LTIP unit but only when he or she chooses to liquidate his or her LTIP Units. Therefore, an executive who wishes to hold his or her equity awards for the long term can generally do so in a more tax-efficient manner with LTIP Units. In light of the trade-offs between increased tax efficiency and incremental economic risk relating to the structure of the LTIP Units as profits interests due to their only having value upon a book-up event as described above as compared to restricted stock, we chose to use LTIP Units for our 2011 Outperformance Plan and our 2010 Notional Unit Plan. We believe that the use of LTIP Units in these plans has (i) enhanced our equity-based compensation package overall, (ii) advanced the goal of promoting long-term equity ownership by executives, (iii) not adversely impacted dilution as compared to restricted stock, and (iv) further aligned the interests of our executives with the interests of our stockholders. We also believe that these benefits outweigh the loss of the U.S. federal income tax business-expense deduction from the issuance of LTIP Units, as compared to restricted stock.

        Funds from Operations (FFO).    We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. The revised White Paper on FFO approved by the Board of Governors of NAREIT in April 2002, as subsequently amended, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties and real estate related impairment charges, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. We also use FFO as one of several criteria to determine performance-based bonuses for members of our senior management. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs and interest costs, providing perspective not immediately apparent from net income. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

        No Material Adverse Effect.    Based on our analysis of the foregoing, we have concluded that our compensation policies and procedures are not reasonably likely to have a material adverse effect on the Company.

2013 Compensation Matters

        Similar to prior years, in 2013 the named executive officers will have the opportunity to earn annual incentive awards in the form of annual discretionary bonuses generally paid either in cash or stock based on the achievement of corporate financial objectives and individual performance. The Compensation Committee has not established specific fixed targets that entitle the named executive officers to formulaic bonuses; however, the Compensation Committee does intend to evaluate the named executive officers' performance based, in part, on the Company's achievement of specific business goals and objectives for the year that have been established, which relate to the following areas of performance: (i) leasing performance, including the volume of leases signed, rental rates on new leases compared to previous rates for the same space and occupancy levels within our same-store portfolio as well as specific leasing objectives; (ii) same store net operating income performance; (iii) achievement of specific development objectives; (iv) acquisition and disposition activity across the Company's business segments; (v) balance sheet management; (vi) our dividend rate and (vii) total return to stockholders, both on an absolute and relative basis.

        While the Compensation Committee will consider the above criteria, among others, as part of its 2013 performance evaluation process when it determines annual cash bonuses or equity awards for 2013, the Compensation Committee continues to retain discretion in determining the ultimate amounts, if any, and components of 2013 annual incentive awards and its historical practice of linking pay to performance in a non-formulaic manner. The Compensation Committee believes maintaining discretion in determining annual cash bonuses or equity awards is a prudent practice as it will provide the Compensation Committee with necessary flexibility to establish and adjust executive compensation levels based on corporate and individual performance and prevailing market and industry conditions.

Compensation Committee Report

        The Compensation Committee of the Board of Directors of SL Green Realty Corp. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this annual proxy statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2012.

Submitted by our Compensation Committee John H. Alschuler, Jr. (Chairman) Edwin Thomas Burton, III John S. Levy

Summary Compensation Table

        The following table sets forth information regarding the compensation paid to our Chief Executive Officer, our Chief Financial Officer and each of our three most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer, whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2012, or collectively, the "named executive officers".

Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	All Other Compensation(2) ($)	Total ($)
Marc Holliday	2012	$1,000,000	$2,000,000	$7,241,604	—	$39,051	$10,280,655
Chief Executive Officer	2011	$1,000,000	$2,000,000	$5,582,539	—	$36,614	$8,619,153
	2010	$725,000	$5,062,500	$18,989,524	—	$63,327	$24,840,351
Stephen L. Green	2012	$750,000	$2,000,000	$4,054,936	—	$147,810	$6,952,746
Chairman of the Board	2011	$750,000	$1,500,000	$4,391,911	—	$170,932	$6,812,843
	2010	$600,000	$2,702,084	$1,912,509	—	$255,662	$5,470,255
Andrew Mathias	2012	$750,000	$2,500,000	$4,940,748	—	$20,912	$8,211,660
President	2011	$750,000	$1,750,000	$14,900,101	—	$7,350	$17,407,451
	2010	$750,000	$3,737,500	$3,334,846	—	$552,729	$8,375,075
James Mead	2012	$500,000	$750,000	$585,938	—	$79,500	$1,915,438
Chief Financial Officer	2011	$500,000	$650,000	$306,059	—	$150,580	$1,606,639
	2010	$79,452	$300,000	$1,891,356	—	$15,705	$2,286,513
Andrew S. Levine	2012	$450,000	$462,500	$877,113	—	$7,500	$1,797,113
Chief Legal Officer and General Counsel	2011	$450,000	$850,000	$3,405,195	—	$7,350	$4,712,545
	2010	$450,000	$1,075,000	$722,834	—	$10,203	$2,258,037

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the full grant date fair value of stock awards issued to the executives in 2012, 2011 and 2010, respectively. In accordance with SEC disclosure requirements, the amounts for 2012, 2011 and 2010 include the full grant date fair value of the executives' allocation in the 2011 Outperformance Plan and 2010 Notional Unit Plan granted during such years. The grant date fair value of such awards is computed in accordance with ASC 718, "Compensation-Stock Compensation" by the use of Monte Carlo simulation models that consider the probable outcomes of the market-based performance conditions governing such awards. For the awards granted under the 2011 Outperformance Plan during 2012, the Monte Carlo simulation model used an assumed stock price volatility level of 47% on the Company's common stock and a risk-free interest rate of 0.30%. For the awards granted under the 2011 Outperformance Plan during 2011, the Monte Carlo simulation model used an assumed stock price volatility level of 50% on the Company's common stock and a risk-free interest rate of 0.33%. For the awards granted under the 2010 Notional Unit Plan during 2011, the Monte Carlo simulation model used an assumed stock price volatility level of 64% on the Company's common stock, a risk-free interest rate of 1.20% and total dividends over the respective three-year measurement periods of $3.46. The actual value of such awards (i) with respect to the 2011 Outperformance Plan, will be contingent upon the attainment of stockholder return targets over a three-year measurement period ending August 31, 2014, and, (ii) with respect to the 2010 Notional Unit Plan, was contingent upon the attainment of stock price appreciation targets over the three-year measurement period ending November 30, 2012. Assuming that maximum performance is achieved under the 2011 Outperformance Plan, the value at the grant date of the awards made under the 2011 Outperformance Plan during 2012 and 2011 would each have been as follows: Mr. Holliday—$9,633,333; Mr. Green—$4,250,000; Mr. Mathias—$6,800,000; Mr. Mead—$1,075,000; and Mr. Levine—$1,750,000, respectively. The assumptions used to calculate the grant date value of stock awards for 2012, 2011 and 2010, other than the awards under the 2011 Outperformance Plan and 2010 Notional Unit Plan, are set forth under Note 2 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 27, 2013, on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 28, 2012, and on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on February 28, 2011, respectively. In 2012, Messrs. Holliday and Mathias agreed to have certain of their outstanding unvested restricted stock units and shares of restricted stock cancelled and replaced with an equal number of LTIP Units, which remained subject to the same vesting requirements as the restricted stock units that were cancelled. Because the LTIP Units remained subject to the same vesting requirements as the awards that were canceled, the LTIP Units had no incremental fair value above the fair value of the awards that were cancelled.

(2)
The table and footnotes below shows the components of this column for 2012, which include certain perquisites such as Company 401(k) matching contributions.

Name	Year	All Other Compensation ($)
Marc Holliday	2012	$39,051	(a)
Stephen L. Green	2012	$147,810	(b)
Andrew Mathias	2012	$20,912	(c)
James Mead	2012	$79,500	(d)
Andrew S. Levine	2012	$7,500	(e)

a)
Represents (i) the Company's matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan ($7,500), (ii) leased car payments ($20,776) and (iii) life insurance premiums ($10,775). The Company's 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

b)
Represents leased car ($15,288) and full-time driver payments ($132,522). Mr. Green is the only officer in the Company provided with a full-time driver, which allows him to use his time efficiently for business purposes during his travel time, and it is the Company's policy to not provide such perquisite to any officer other than Mr. Green.

c)
Represents (i) the Company's matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan ($7,500) and (ii) car service usage reimbursements ($13,412). The Company's 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

d)
Represents (i) the Company's matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan ($7,500) and (ii) expense reimbursements ($72,000) relating to relocation-related costs incurred by Mr. Mead in 2012 in connection with his relocation to the New York City metropolitan area. The Company's 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

e)
Represents the Company's matching contributions with respect to amounts earned by the named executive officer under our 401(k) plan. The Company's 401(k) matching contributions are credited in the year subsequent to which employees make their contributions.

2012 Grants of Plan-Based Awards

        The following table sets forth certain information with respect to each grant of an award made to a named executive officer in the fiscal year ended December 31, 2012.

			Estimated Future Payouts Under Equity Incentive Plan Awards (#)						All Other Stock Awards; Number of Shares of Stock or Units (#)
											Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Approval Date	Threshold ($/#)		Target ($/#)		Maximum ($/#)
Marc Holliday	01/03/2012	01/03/2012							62,615	(1)	$3,414,271
	01/18/2012	12/09/2009							6,414	(2)	$450,000
	01/27/2012	01/27/2012	—	(3)	—	(3)	$9,633,333	(3)			$3,377,333
Stephen L. Green	01/01/2012	12/09/2009							2,282	(4)	$150,000
	01/03/2012	01/03/2012							44,288	(1)	$2,414,936
	01/27/2012	01/27/2012	—	(3)	—	(3)	$4,250,000	(3)			$1,490,000
Andrew Mathias	01/01/2012	08/30/2010							5,326	(4)	$350,000
	01/03/2012	01/03/2012							40,470	(1)	$2,206,748
	01/27/2012	01/27/2012	—	(3)	—	(3)	$6,800,000	(3)			$2,384,000
James Mead	01/03/2012	01/03/2012							2,000	(1)	$109,056
	01/27/2012	01/27/2012	—	(3)	—	(3)	$1,075,000	(3)			$376,882
	12/12/2012	12/12/2012							1,308	(5)	$100,000
Andrew S. Levine	01/03/2012	01/03/2012							3,000	(1)	$163,584
	01/27/2012	01/27/2012	—	(3)	—	(3)	$1,750,000	(3)			$613,529
	12/12/2012	12/12/2012							1,308	(5)	$100,000

(1)
This grant of LTIP Units vested immediately upon grant, but remains subject to a two-year restriction on transfer.

(2)
This grant of notional stock units vested on January 17, 2013, and represents the contingent right to receive the value of one share of common stock in accordance with the terms of a deferred compensation agreement.

(3)
Represents awards made under the 2011 Outperformance Plan. Under the 2011 Outperformance Plan, awards will be paid to each executive in LTIP Units with a value equal to the dollar amount earned by such executive under the plan. See "SL Green Realty Corp. 2011 Outperformance Plan" for a description of the terms of the 2011 Outperformance Plan. The "Maximum ($/#)" column represents the maximum dollar amount that could be earned under the 2011 Outperformance Plan based on the portion of the awards that were allocated in 2012 to the named executive officers. The "Target ($/#)" column represents the dollar amount that would be earned if we achieved the same per year percentage total return to stockholders during the three-year performance period under the 2011 Outperformance Plan as we did from the plan inception date of September 1, 2011 through year-end 2012. Awards under the 2011 Outperformance Plan for each executive may range from $0 to the maximum amount set forth in the table. Accordingly, the "Threshold($/#)" subcolumn is not applicable.

(4)
This grant of notional stock units vested on December 31, 2012, and represents the contingent right to receive the value of one share of common stock in accordance with the terms of a deferred compensation agreement.

(5)
This grant of LTIP Units under our 2010 Notional Unit Plan vested 50% upon grant and will vest 25% on January 1, 2014 and 25% on January 1, 2015.

        Grants of all equity awards were made pursuant to the Second Amended 2005 Plan. Shares of restricted stock, restricted stock units and LTIP Units that are only subject to time-based vesting based on continued employment through a specified date (and have not been forfeited) generally entitle executives to receive cash dividends, dividend equivalents or distributions whether or not then vested. Shares of restricted stock, restricted stock units and LTIP Units that are subject to performance-based vesting hurdles accrue cash dividends, dividend equivalents or distributions prior to the achievement of these hurdles, and such accrued amounts are only paid to the executives if and when the performance hurdles are met. See "Potential Payments Upon Termination or a Change in Control" below, for a discussion regarding potential acceleration of the equity awards and a description of the material terms of each named executive officer's employment agreement.

 Outstanding Equity Awards at Fiscal Year-End 2012

        The following table sets forth certain information with respect to all outstanding equity awards held by each named executive officer at the fiscal year ended December 31, 2012.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units or Other Rights that Have Not Vested ($)(1)
Marc Holliday	—	—	—	197,199	(2)(8)	$15,115,303	—		—
	—	—	—	—		—	33,334	(3)(9)	$2,555,051
Stephen L. Green	—	—	—	65,700	(8)	$5,035,905	—		—
	—	—	—	—		—	—	(9)	—
Andrew Mathias	—	—	—	142,833	(4)(8)	$10,948,149	—		—
	—	—	—	—		—	16,667	(5)(9)	$1,277,526
James Mead	—	—	—	12,935	(6)(8)	$991,468	—		—
	—	—	—	—		—	2,500	(7)(9)	$191,625
Andrew S. Levine	—	—	—	24,744	(8)	$1,896,628	—		—
	—	—	—	—		—	—	(9)	—

(1)
Based on a price of $76.65 per share/unit, which was the closing price on the New York Stock Exchange of one share of our common stock on December 31, 2012. Assumes that the value of LTIP units on a per unit basis is equal to the per share value of our common stock.

(2)
Includes a stock award granted on 01/01/2010, of which 66,666 shares vested on 01/17/2013, subject to continued employment through such date. Also includes 6,414 notional stock units representing the contingent right to receive the value of one share of common stock in accordance with the terms of a deferred compensation agreement. These notional stock units vested on 01/17/2013. Vested notional stock units are settled in cash no later than 30 days following the earliest of (i) Mr. Holliday's death, (ii) the date of Mr. Holliday's separation from service with us, and (iii) the effective date of a Change-in-Control (as defined in the deferred compensation agreement).

(3)
Includes a stock award granted on 01/01/2010, of which 33,334 LTIP Units vested on 01/17/2013, based on the attainment of specified performance goals during the vesting period and subject to continued employment through such date.

(4)
Includes a stock award granted on 01/06/2011, of which 33,333 shares vest on 12/31/2013, subject to continued employment through such dates.

(5)
Includes a stock award granted on 01/06/2011, of which 16,667 LTIP Units vest on 12/31/2013, based on the attainment of specified performance goals during the vesting period and subject to continued employment through such date.

(6)
Includes the unvested portion of a restricted stock award granted on 11/04/2010, of which 5,000 shares vest on 12/31/2013, subject to continued employment through such date.

(7)
Includes the unvested portion of a restricted stock award granted on 11/04/2010, of which 2,500 shares vest on 12/31/2013, based on the attainment of specified performance goals during the vesting period and subject to continued employment through such date.

(8)
Includes the following LTIP Unit awards with respect to which the performance-based vesting conditions had been met under the 2010 Notional Unit Plan, but which remained subject to vesting requirements based on continued employment, with 50% scheduled to vest on each of 01/01/2014 and 01/01/2015 subject to continued employment through such dates: Mr. Holliday—124,119 LTIP Units, Mr. Green—65,700 LTIP Units, Mr. Mathias—109,500 LTIP Units, Mr. Mead—7,935 LTIP Units, and Mr. Levine—24,744 LTIP Units.

(9)
Excludes LTIP Units that may be earned under the 2011 Outperformance Plan, as no LTIP Units will be earned under the 2011 Outperformance Plan if we achieve the same per year percentage stock price appreciation during the three-year performance period under the 2011 Outperformance Plan as we did from plan inception through year-end 2012.

(10)
If the performance based vesting is met under the 2011 Outperformance Plan, the awards will remain subject to vesting requirements based on continued employment, with 50% scheduled to vest on 08/31/2014 and 50% scheduled to vest on 08/31/2015 subject to continued employment through such dates.

 2012 Option Exercises and Stock Vested

        The following table sets forth certain information with respect to the exercise of stock options, stock appreciation rights, or SARs, and similar instruments, and the vesting of stock, including restricted stock, restricted stock units and similar instruments for each named executive officer during the fiscal year ended December 31, 2012.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Marc Holliday	—	—	393,277	$28,527,033
Stephen L. Green	147,000	$7,761,117	112,271	$8,214,456
Andrew Mathias	—	—	205,297	$15,367,240
James Mead	—	—	17,436	$1,317,089
Andrew S. Levine	—	—	55,744	$4,098,256

(1)
Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

(2)
Amounts reflect the market value of the stock on the day the stock vested.

SL Green Realty Corp. 2010 Notional Unit Plan

        In December 2009, our Compensation Committee approved the general terms of the SL Green Realty Corp. 2010 Notional Unit Long-Term Compensation Plan, or the 2010 Notional Unit Plan. The 2010 Notional Unit Plan is a long-term incentive compensation plan pursuant to which award recipients could earn, in the aggregate, from approximately $15 million up to approximately $75 million of LTIP Units in our operating partnership based on our stock price appreciation over three years beginning on December 1, 2009. If our aggregate stock price appreciation during this period was less than 25%, then award recipients would not have earned any LTIP Units under the 2010 Notional Unit Plan. For stock price appreciation between 25% and 50% during this period, award recipients would have earned LTIP Units with a value ranging from approximately $15 million to approximately $75 million based on a sliding scale. If our aggregate stock price appreciation during this period equaled or exceeded 50%, then award recipients were entitled to earn the maximum award of $75 million under the 2010 Notional Unit Plan. Pursuant to the 2010 Notional Unit Plan, the stock price appreciation percentages noted above were adjusted as a result of the increase in our quarterly dividend rate above $0.10 per share, such that the aggregate total return to stockholders that was needed to earn LTIP Units remained the same.

        The 2010 Notional Unit Plan provided that, if, prior to the end of the three-year performance period, we achieved the maximum stock price appreciation of 50% for 45 consecutive days, then a portion of the total awards could be earned early as described in this paragraph. If this 45 consecutive day maximum performance period was completed at any point during the second year of the performance period, then approximately $25 million of LTIP Units were to be earned. If this 45 consecutive day maximum performance period was completed at any point during the third year of the performance period, then approximately $25 million (or if the maximum performance was not also achieved at any point during the second year, then approximately $50 million) of LTIP Units were to be earned. Other than in connection with a change in control of the Company, no acceleration could occur prior to the commencement of the second year or with respect to the final $25 million of LTIP Units. As a result of our stock price performance during the three-year performance period, our Compensation Committee determined that maximum performance had been achieved at or shortly after the beginning of each of the second and third years of the performance period and for the full performance period and, accordingly, 366,815 LTIP Units, 385,583 LTIP Units and 327,416 LTIP Units were earned under the 2010 Notional Unit Plan in December 2010, 2011 and 2012, respectively. Substantially in accordance with the original terms of the program, 50% of these LTIP Units vested on December 17, 2012 (accelerated from the original January 1, 2013 vesting date) and the remainder is scheduled to vest ratably on January 1, 2014 and 2015 based on continued employment. In accordance with the terms of the 2010 Notional Unit Plan, distributions were not paid on any LTIP Units until they were earned, at which time we paid all distributions that would have been paid on the earned LTIP Units since the beginning of the performance period.

        The awards made to our named executive officers under the 2010 Notional Unit Plan also provide that if that named executive officer's employment is terminated by us without cause or by the executive officer for good reason, then the executive officer is treated under the 2010 Notional Unit Plan as if he had remained employed by us for 12 months after the date of his termination.

SL Green Realty Corp. 2011 Outperformance Plan

        In August 2011, the Compensation Committee approved the general terms of the SL Green Realty Corp. 2011 Long-Term Outperformance Plan (the "2011 Outperformance Plan"). Participants in the 2011 Outperformance Plan may earn, in the aggregate, up to $85 million of LTIP Units in our operating partnership based on our total return to stockholders for the three-year period beginning September 1, 2011. Under the 2011 Outperformance Plan, participants will be entitled to share in a "performance pool" comprised of LTIP Units with a value equal to 10% of the amount, if any, by which our total return to stockholders during the three-year period exceeds a cumulative total return to stockholders of 25%, subject to the maximum of $85 million of LTIP Units; provided that if maximum performance has been achieved, approximately one-third of each award may be earned at any time after the beginning of the second year and an additional approximately one-third of each award may be earned at any time after the beginning of the third year. LTIP Units earned under the 2011 Outperformance Plan will be subject to continued vesting requirements, with 50% of any awards earned vesting on August 31, 2014 and the remaining 50% vesting on August 31, 2015, subject to continued employment with us through such dates. Participants will not be entitled to distributions with respect to LTIP Units granted under the 2011 Outperformance Plan unless and until they are earned. If LTIP Units are earned, each participant will also be entitled to the distributions that would have been paid had the number of earned LTIP Units been issued at the beginning of the performance period, with such distributions being paid partly in cash and partly in the form of additional LTIP Units. Thereafter, distributions will be paid currently with respect to all earned LTIP Units, whether vested or unvested.

        In the event of a change in control of our company prior to September 1, 2012, the performance period will be shortened to end on a date immediately prior to such event and the cumulative stockholder return benchmark will be adjusted on a pro rata basis. In the event of a change in control of our company on or after September 1, 2012 but before August 31, 2014, the performance pool will be calculated assuming the performance period ended on August 31, 2014 and the total return continued at the same annualized rate from the date of the change in control to August 31, 2014 as was achieved from September 1, 2011 to the date of the change in control; provided that the performance pool may not exceed 200% of what it would have been if it was calculated using the total return from September 1, 2011 to the date of the change in control and a pro rated benchmark. In either case, the performance pool will be formed as described above if the adjusted benchmark target is achieved and all earned awards will be fully vested upon the change in control. If a change in control occurs after the performance period has ended, all unvested awards issued under the 2011 Outperformance Plan will become fully vested upon the change in control. Additionally, under the 2011 Outperformance Plan, an award recipient's termination due to death or disability will be treated in the same manner, for that award recipient, as if a change in control had occurred on the date of such termination.

        The awards made to our named executive officers under the 2011 Outperformance Plan also provide that if that named executive officer's employment is terminated by us without cause or by the executive officer for good reason, then the executive officer is treated under the 2011 Outperformance Plan as if he had remained employed by us for 12 months after the date of his termination.

        As of December 31, 2012, we have granted approximately all of the awards available under the 2011 Outperformance Plan.

Equity Compensation Plan Table

        The following table summarizes information, as of December 31, 2012, relating to our equity compensation plans pursuant to which shares of our common stock or other equity securities may be granted from time to time.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders(1)	3,336,200	(2)	$75.05	(3)	433,667	(4)
Equity compensation plans not approved by security holders	—		—		—

Total	3,336,200		$75.05		433,667

(1)
Includes information related to our Second Amended and Restated 2005 Stock Option and Incentive Plan, Amended 1997 Stock Option and Incentive Plan, as amended and 2008 Employee Stock Purchase Plan.

(2)
Includes (i) 1,201,000 shares of common stock issuable upon the exercise of outstanding options (480,000 of which are vested and exercisable), (ii) 412,500 restricted stock units and 75,156 phantom stock units that may be settled in shares of common stock (377,100 of which are vested), (iii) 541,166 LTIP units that, upon the satisfaction of certain conditions, are convertible into common units, which may be presented to us for redemption and acquired by us for shares of our common stock (none of which are vested) and (iv) shares of common stock reserved in connection with LTIP units issued pursuant to the 2011 Long-Term Outperformance Plan, all of which remain subject to performance-based vesting and a dollar value limitation on the number of LTIP units that may be earned based on our common stock price when the LTIP units are earned.

(3)
Because there is no exercise price associated with restricted stock units, phantom stock units or LTIP units, these awards are not included in the weighted-average exercise price calculation.

(4)
Balance is after reserving for shares underlying outstanding restricted stock units, phantom stock units granted pursuant to our Non-Employee Directors' Deferral Program and LTIP Units, including, among others, outstanding LTIP Units issued under our 2011 Long-Term Outperformance Plan, which remain subject to performance-based vesting. Number of securities remaining available consists exclusively of shares remaining available for issuance under our 2008 Employee Stock Purchase Plan.

Retirement Benefits

        The Company does not provide supplemental pension or other retirement benefits other than our tax-qualified 401(k) Plan. See "Summary Compensation Table." In addition, the Company does not have a nonqualified deferred compensation plan that provides for deferral of compensation on a basis that is not tax-qualified for our named executive officers.

Potential Payments Upon Termination or Change-in-Control

        Each of our named executive officers is a party to an employment and non-competition agreement between us and such executive officer. This section describes the material terms of each named executive officer's employment and non-competition agreement and provides the amount of compensation that would be paid to each named executive officer by us under these agreements and our other executive compensation programs in the event of termination of such executive's employment with us or a Change-in-Control without termination of employment. The amount of compensation payable to each named executive officer upon (i) a Change-in-Control without termination of the named executive officer, (ii) termination of the named executive officer by us for Cause or by the executive without Good Reason, (iii) termination of the named executive officer by us without Cause or by the executive with Good Reason, (iv) termination of the named executive officer in connection with a Change-in-Control, (v) termination of the named executive officer in the event of the disability of the executive and (vi) termination of the named executive officer in the event of the death of the executive, each referred to as a Triggering Event, is described below. The types of events constituting Cause, Good Reason, disability and a Change-in-Control may differ in some immaterial respects among the different arrangements providing for benefits to the named executive officers; however, for consistency in presentation, our executive compensation arrangements have been grouped together based on these concepts without regard for any such differences.

        The amounts shown below assume that such Change-in-Control or such termination was effective as of December 31, 2012 and are estimates of the amounts that would be paid out to the named executive officers upon such Change-in-Control or termination of employment. The value of the acceleration of vesting of shares of restricted stock and the LTIP Units is based on the value of unvested awards set forth in the "Outstanding Equity Awards" table above.

        Health and welfare benefits are valued based on the estimated amount of future premiums that would be paid on behalf of the named executive officer under our existing plans, based on the premiums in effect as of December 31, 2012. The actual amounts to be paid out can only be determined at the time of such Change-in-Control or such named executive officer's separation from the Company. The amounts described below do not include payments and benefits to the extent they have been earned prior to the termination of employment or Change-in-Control or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include: accrued salary and vacation pay; earned and accrued, but unpaid, bonuses; distribution of plan balances under our 401(k) plan; life insurance proceeds in the event of death; and disability insurance payouts in the event of disability. All of the cash severance payments described below are to be made as lump sum payments at the time of termination; provided that, to the extent necessary to avoid the imposition of an additional tax under Section 409A of the IRC, the payments are to be delayed until six months after termination, during which time the payments will accrue interest at the rate of 5% per annum.

        We have designed our retention policy, in part, through significant back-end vesting requirements to the executives' equity-based awards. Certain of these termination and Change-in-Control provisions result in significant payments in the event of certain termination events. We have designed our equity-based awards to encourage retention and continued performance. As a result, the executive would suffer a material economic forfeiture should an executive leave our employment without Good Reason.

        Stephen L. Green.    Stephen L. Green's amended and restated employment and non-competition agreement had an initial term commencing on December 24, 2010 and ending on December 31, 2011, subject to automatic renewal for successive one-year periods unless either party delivers six months' prior written notice of non-renewal under the agreement. As neither party provided written notice of non-renewal prior to June 30, 2012, the term was automatically extended through December 31, 2013. The agreement provides for an annual salary of no less than $750,000 from January 1, 2011 through the end of the employment period, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Green for job performance. In addition to annual salary and bonuses, the agreement provides for annual contributions of notional stock units with a value equal to $150,000, on January 1st of each year during the employment period, into a deferred compensation account maintained on Mr. Green's behalf, with vesting of each annual contribution occurring on December 31st of that year subject to continued employment. Under the agreement, we are also obligated to maintain a life insurance policy for the benefit of Mr. Green's beneficiaries in the face amount of $5 million, or if not available at reasonable rates, to self-insure Mr. Green up to the maximum cash severance payable under the agreement. The benefit payable under this policy to Mr. Green's beneficiaries will offset certain other benefits that would otherwise be provided to his estate under this agreement, as more fully described below.

        If Mr. Green's employment is terminated for any reason, under the agreement he will be subject to the following continuing obligations after termination: (i) noncompetition with us for 18 months (12 months if employment is terminated upon or after the scheduled expiration of the term of employment or 6 months if employment is terminated in connection with or within 18 months after a Change-in-Control); (ii) nonsolicitation of our employees for 30 months (unless employment is terminated by us without Cause or Mr. Green with Good Reason in connection with or within 18 months after a Change-in-Control, in which case the nonsolicitation provision will not extend beyond termination of employment); and (iii) nondisparagement of us and non-interference with our business for one year. In connection with a Triggering Event occurring as of December 31, 2012, Mr. Green would have been entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under the 2010 Notional Unit Plan, the time-based vesting of the remaining unvested awards would have been accelerated. The accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Green receiving a total value of $5,035,905. With respect to Mr. Green's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 Change-in-Control under the 2011 Outperformance Plan in the amount of $423,655. Mr. Green would not have received any additional benefits or payments in the event of a Change-in-Control under his employment agreement or otherwise. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Green will not be entitled to a tax gross-up payment; however, Mr. Green's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Green. Based on an assumed December 31, 2012 Change-in-Control, Mr. Green's payments and benefits would not have been reduced as a result of this provision. In order to avoid creating an opportunity for a successor to induce Mr. Green to terminate his employment without Good Reason following a Change-in-Control, Mr. Green will be entitled to receive cash compensation following a Change-in-Control at a per annum rate equal to the sum of his base salary in effect prior to the Change-in-Control plus his annual bonus and the value of his deferred compensation contributions and his equity awards (other than those granted under outperformance plans) that vested during the most recent fiscal year prior to the Change-in-Control, and the failure to pay such compensation after a Change-in-Control will constitute Good Reason.

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  Termination with Cause or without Good Reason.  Mr. Green would have received no payments or benefits.

  •
  Termination without Cause or for Good Reason.  Under Mr. Green's employment agreement, Mr. Green would have received a cash severance payment of $9,802,084, which is equal to the sum of (i) his average annual base salary in effect during the preceding 24 months, or his Average Annual Base Salary, plus (ii) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years, or his Average Annual Cash Bonus, plus (iii) his average annual deferred compensation contribution during the preceding 24 months, calculated based on the cash value of the annual deferred compensation contributions as of the dates of such contributions, or his Average Deferred Compensation, plus (iv) a pro rata bonus for the year in which Mr. Green's employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Green's Average Annual Cash Bonus. Under Mr. Green's employment agreement, Mr. Green also would have received his medical and welfare benefits for 12 months, the cost of which to us is projected to aggregate approximately $20,825. Under Mr. Green's employment agreement, all of his outstanding equity awards, other than those made under the 2010 Notional

    Unit Plan and the 2011 Outperformance Plan, and all of his outstanding unvested deferred compensation contributions would have fully vested upon termination. As Mr. Green did not have any such unvested equity awards or deferred compensation contributions, this acceleration of vesting would not have resulted in any additional value being received. Under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, Mr. Green also would have 12 months of additional vesting for his awards under those plans. However, as the remaining unvested awards under the 2010 Notional Unit Plan do not begin to vest until January 1, 2014 and awards under the 2011 Outperformance Plan do not begin to vest until August 31, 2014, Mr. Green would not have received any benefit from this 12 months of additional vesting. Mr. Green only would have been entitled to receive the severance payments, accelerated vesting and other benefits provided for in his employment agreement, as described above, if he executed a general release of claims with us.

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  Termination in connection with a Change-in-Control.  Under Mr. Green's employment agreement, if Mr. Green had been terminated by us without Cause or by Mr. Green for Good Reason in connection with or within 18 months after a Change-in-Control, Mr. Green would have received a cash severance payment of $20,504,168, which is equal to the sum of (i) three times the sum of his Average Annual Base Salary, Average Annual Cash Bonus and Average Deferred Compensation, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Green's employment agreement, Mr. Green also would have received his medical and welfare benefits for 24 months, the cost of which to us is projected to aggregate approximately $41,650. Mr. Green's equity awards and outstanding unvested deferred compensation contributions would have fully vested in the same manner as described in the preceding paragraph, except with respect to Mr. Green's awards under the 2010 Notional Unit Plan and the 2011 Outperformance Plan. Under the 2010 Notional Unit Plan, the time-based vesting of the awards would have been accelerated. With respect to Mr. Green's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 termination in connection with a Change-in-Control under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Green's employment agreement and 2010 Notional Unit Plan and the earning of an award under the 2011 Outperformance Plan results in total value of $5,459,560. Under Mr. Green's employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Green will not be entitled to a tax gross-up payment; however, Mr. Green's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Green. Based on an assumed December 31, 2012 Change-in-Control, Mr. Green's payments and benefits would not have been reduced as a result of this provision.

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  Termination upon disability.  Under Mr. Green's employment agreement, Mr. Green would have received a cash severance payment of $9,802,084, which is equal to the sum of (i) the sum of his Average Annual Base Salary, Average Annual Cash Bonus and Average Deferred Compensation, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Green's employment agreement, Mr. Green also would have continued to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to aggregate approximately $62,475. Mr. Green also would have received 24 months of additional vesting for his outstanding equity awards, other than awards made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and full vesting for his stock options, equity awards granted in lieu of cash bonuses and any unvested deferred compensation contributions. Under the 2010 Notional Unit Plan, the time-based vesting of the award would have been accelerated. With respect to Mr. Green's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 termination upon a disability under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Green's employment agreement and 2010 Notional Unit Plan and the earning of an award under the 2011 Outperformance Plan results in total value of $5,459,560. Mr. Green only would have been entitled to receive the severance payments, accelerated vesting and other benefits provided for in his employment agreement, as described above, if he had executed a general release of claims with us.

  •
  Termination upon death.  Under Mr. Green's employment agreement, Mr. Green's estate would have received (i) a cash severance payment equal to his pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus, (ii) 24 months of additional vesting for his outstanding equity awards, other than awards made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and (iii) full vesting for his equity awards granted in lieu of cash bonuses and his outstanding unvested deferred compensation contributions. Under the general terms of our equity plans, all of the stock options granted to Mr. Green would have fully vested. Under the 2010 Notional Unit Plan, the time-based vesting of the award would have been accelerated. With respect to Mr. Green's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 termination upon death under the 2011 Outperformance Plan. However, notwithstanding the foregoing, Mr. Green's estate only would have been entitled to receive the pro rata bonus, vesting credit, payments and other benefits described above to the extent that the aggregate value of such pro rata bonus, vesting credit, payments and other benefits exceeds the amount payable to Mr. Green's beneficiaries under the life insurance policy, or self-insurance, maintained by us. As we maintained a life insurance policy for the benefit of Mr. Green's beneficiaries in the face amount of $5 million as of December 31, 2012, the aggregate value that Mr. Green's estate would have received with respect to the pro rata bonus, vesting credit, payments and other benefits described above would have been $459,560, which equals the amount by which their value exceeded $5 million.

        Marc Holliday.    Marc Holliday's amended and restated employment and non-competition agreement had an initial term commencing on January 1, 2010 and ending on January 17, 2013, subject to automatic renewal for successive one-year periods unless either party delivers six months' prior written notice of non-renewal under the agreement; provided, in the event that Mr. Holliday gives prior written notice of non-renewal, the Company, in its sole discretion, may extend the current term or a renewal term by 90 days (such extension, the "Extension Period"), upon written notice to Mr. Holliday at least 120 days before the end of the current term or such renewal term, as applicable. As neither party provided written notice of non-renewal prior to the applicable deadline, the term was automatically extended through January 17, 2014. The agreement provides for an annual salary of no less than $1,000,000 from January 1, 2011 through the end of the employment period, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Holliday for job performance. In addition to annual salary and bonuses, the agreement provides for (i) annual contributions of notional stock units with a value equal to $450,000, on January 18th of each year during the employment period (but excluding the Extension Period), into a deferred compensation account maintained on Mr. Holliday's behalf, with vesting of each annual contribution occurring on January 17th of the following year subject to continued employment and (ii) a grant of an award under the 2010 Notional Unit Plan equal to at least 20% of the total units available under such plan. The agreement also contemplated that we would grant 300,000 restricted stock units to Mr. Holliday on January 1, 2010, with 200,000 of such units subject to time-based vesting occurring in three equal annual installments on January 17th of each of 2011, 2012 and 2013, and 100,000 of such units subject to performance-based vesting occurring in three equal annual installments on January 17th of each of 2011, 2012 and 2013. The vesting each year for the performance-based restricted stock units was to be based on the achievement of any of the following financial performance goals during the prior year (or on a cumulative basis beginning with 2010 (or 2009, with respect to stock price appreciation relative to our peers)): (i) 7% or greater increase in funds from operations on a per-share basis (with 2010 being measured against results from the third and fourth quarters of 2009 annualized), (ii) 7% or greater stock price appreciation or (iii) stock price appreciation or percentage increase in funds from operations in the top one-third of a peer group of companies determined each year by our Compensation Committee. On January 1, 2010, we granted restricted stock units to Mr. Holliday on the terms contemplated by the agreement. During February 2012, the remaining unvested restricted stock units were replaced with LTIP Units equal in number to the unvested restricted stock units and subject to the same vesting requirements as the restricted stock units. Under the agreement, we are also obligated to maintain a life insurance policy for the benefit of Mr. Holliday's beneficiaries in the face amount of $10 million, or if not available at reasonable rates, to self-insure Mr. Holliday up to the maximum cash severance payable under the agreement. The benefit payable under this policy to Mr. Holliday's beneficiaries will offset certain other benefits that would otherwise be provided to his estate under this agreement, as more fully described below.

        If Mr. Holliday's employment is terminated for any reason, under the agreement he will be subject to the following continuing obligations after termination: (i) noncompetition with us for 18 months (12 months if employment is terminated upon or after the scheduled expiration of the term of employment or 6 months if employment is terminated in connection with or within 18 months after a Change-in-Control); (ii) nonsolicitation of our employees for 30 months (unless employment is terminated by us without Cause or Mr. Holliday with Good Reason in connection with or within 18 months after a Change-in-Control, in which case the nonsolicitation provision will not extend beyond termination of employment); and (iii) nondisparagement of us and non-interference with our business for one year. In connection with a Triggering Event occurring as of December 31, 2012, Mr. Holliday would have been entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under the 2010 Notional Unit Plan, the time-based vesting of the award would have been accelerated. The accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Holliday receiving a total value of $9,513,721. With respect to Mr. Holliday's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 Change-in-Control under the 2011 Outperformance Plan in the amount of $960,426. Mr. Holliday would not have received any additional benefits or payments in the event of a Change-in-Control under his employment agreement or otherwise. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Holliday will not be entitled to a tax gross-up payment; however, Mr. Holliday's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Holliday. Based on an assumed December 31, 2012 Change-in-Control, Mr. Holliday's payments and benefits would not have been reduced as a result of this provision.

  •
  Termination with Cause or without Good Reason.  Mr. Holliday would have received no payments or benefits.

  •
  Termination without Cause or for Good Reason.  Under Mr. Holliday's employment agreement, Mr. Holliday would have received a cash severance payment of $14,862,500, which is equal to the sum of (i) his average annual base salary in effect during the preceding 24 months, or his Average Annual Base Salary, plus (ii) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years, or his Average Annual Cash Bonus, plus (iii) his average annual deferred compensation contribution during the preceding 24 months, calculated based on the cash value of the annual deferred compensation contributions as of the dates of such contributions, or his Average Deferred Compensation, plus (iv) a pro rata bonus for the year in which Mr. Holliday's employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Holliday's Average Annual Cash Bonus. Under Mr. Holliday's employment agreement, Mr. Holliday also would have received his medical and welfare benefits for 12 months, the cost of which to us is projected to aggregate approximately $20,671. Under Mr. Holliday's employment agreement, all of his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and all of his outstanding unvested deferred compensation contributions would have fully vested upon termination. The accelerated vesting results in total value of $8,115,000. Under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, Mr. Holliday also would have 12 months of additional vesting for his awards under those plans. However, as the remaining unvested awards under the 2010 Notional Unit Plan do not begin to vest until January 1, 2014 and awards under the 2011 Outperformance Plan do not begin to vest until August 31, 2014, Mr. Holliday would not have received any benefit from this 12 months of additional vesting. Mr. Holliday only would have been entitled to receive the severance payments, accelerated vesting and other benefits provided for in his employment agreement, as described above, if he executed a general release of claims with us.

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  Termination in connection with a Change-in-Control.  Under Mr. Holliday's employment agreement, if Mr. Holliday had been terminated by us without Cause or by Mr. Holliday for Good Reason in connection with or within 18 months after a Change-in-Control, Mr. Holliday would have received a cash severance payment of $31,175,000, which is equal to the sum of (i) three times the sum of his Average Annual Base Salary, Average Annual Cash Bonus and Average Deferred Compensation, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Holliday's employment agreement, Mr. Holliday also would have received his medical and welfare benefits for 24 months, the cost of which to us is projected to aggregate approximately $41,341. Mr. Holliday's equity awards and outstanding unvested deferred compensation contributions would have fully vested in the same manner as described in the preceding paragraph, except with respect to Mr. Holliday's awards under the 2010 Notional Unit Plan and the 2011 Outperformance Plan. Under the 2010 Notional Unit Plan, the time-based vesting of the award under the 2010 Notional Unit Plan would have been accelerated. With respect to Mr. Holliday's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 termination in connection with a Change-in-Control under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Holliday's employment agreement and the 2010 Notional Unit Plan and the earning of an award under the 2011 Outperformance Plan results in total value of $18,589,148. Under Mr. Holliday's employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Holliday will not be entitled to a tax gross-up payment; however, Mr. Holliday's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Holliday. Based on an assumed December 31, 2012 Change-in-Control, Mr. Holliday's payments and benefits would not have been reduced as a result of this provision.

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  Termination upon disability.  Under Mr. Holliday's employment agreement, Mr. Holliday would have received a cash severance payment of $14,862,500, which is equal to the sum of (i) the sum of his Average Annual Base Salary, Average Annual Cash Bonus and Average Deferred Compensation, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Holliday's employment agreement, Mr. Holliday also would have continued to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to aggregate approximately $62,012. Mr. Holliday also would have received 24 months of additional vesting for his outstanding equity awards, other than awards made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and full vesting for his stock options, equity awards granted in lieu of cash bonuses and any unvested deferred compensation contributions. Under the 2010 Notional Unit Plan, the time-based vesting of the award under would have been accelerated. With respect to Mr. Holliday's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 termination upon a disability under the 2011 Outperformance Plan. The combination of the accelerated time-based vesting under Mr. Holliday's employment agreement and the 2010 Notional Unit Plan and earning of an award under the 2011 Outperformance Plan results in total value of $18,589,148. Mr. Holliday only would have been entitled to receive the severance payments, accelerated vesting and other benefits provided for in his employment agreement, as described above, if he had executed a general release of claims with us.

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  Termination upon death.  Under Mr. Holliday's employment agreement, Mr. Holliday's estate would have received (i) a cash severance payment equal to his pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus, (ii) 24 months of additional vesting for his outstanding equity awards, other than awards made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and (iii) full vesting for his equity awards granted in lieu of cash bonuses and his outstanding unvested deferred compensation contributions. Under the general terms of our equity plans, all of the stock options granted to Mr. Holliday would have fully vested. Under the 2010 Notional Unit Plan, the time-based vesting of the award would have been accelerated. With respect to Mr. Holliday's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 termination upon death under the 2011 Outperformance Plan. The time-based vesting of Mr. Holliday's awards under the 2011 Outperformance Plan also would have fully vested. However, notwithstanding the foregoing, Mr. Holliday's estate only would have been entitled to receive the pro rata bonus, vesting credit, payments and other benefits described above to the extent that the aggregate value of such pro rata bonus, vesting credit, payments and other benefits exceeds the amount payable to Mr. Holliday's beneficiaries under the life insurance policy, or self-insurance, maintained by us. As we maintained a life insurance policy for the benefit of Mr. Holliday's beneficiaries in the face amount of $10 million as of December 31, 2012, the aggregate value that Mr. Holliday's estate would have received with respect to the pro rata bonus, vesting credit, payments and other benefits described above would have been $8,589,148, which equals the amount by which their value exceeded $10 million.

        Andrew Mathias.    Andrew Mathias' amended and restated employment and non-competition agreement has a term commencing on January 1, 2011 and ending on December 31, 2013, which will automatically renew for successive one-year periods unless either party delivers six months' prior written notice of non-renewal under the agreement; provided, in the event that Mr. Mathias gives prior written notice of non-renewal, the Company, in its sole discretion, may extend the current term or a renewal term by 90 days (such extension, the "Extension Period"), upon written notice to Mr. Mathias at least 120 days before the end of the current term or such renewal term, as applicable. The agreement provides for an annual salary of no less than $750,000 during the employment period, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Mathias for his job performance. Under the agreement, Mr. Mathias was also entitled to receive a one-time grant of 8,000 shares of unrestricted common stock. In addition to annual salary and bonuses, the agreement provides for annual contributions of notional stock units with a value equal to $350,000, on January 1st of each year during the employment period (but excluding the Extension Period), into a deferred compensation account maintained on Mr. Mathias' behalf, with vesting of each annual contribution occurring on December 31st of that year subject to continued employment. The agreement also provided that Good Reason would exist if we did not grant Mr. Mathias (1) a restricted stock award for 100,000 shares of common stock subject to time-based vesting occurring in three equal annual installments on December 31st of each of 2011, 2012 and 2013, and (2) a restricted stock unit award for 50,000 units subject to performance-based vesting, based on the goals described below, occurring in three equal annual installments on December 31st of each of 2011, 2012 and 2013. The vesting each year for the performance-based restricted stock units was to be based on the achievement of any of the following financial performance goals during the prior year (or on a cumulative basis beginning with 2011 (or 2010, with respect to stock price appreciation relative to our peers)): (i) 7% or greater increase in funds from operations on a per-share basis, (ii) 7% or greater stock price appreciation or (iii) stock price appreciation or percentage increase in funds from operations in the top one-third of a peer group of companies determined each year by our Compensation Committee. On January 6, 2011, we granted the restricted stock and restricted stock units to Mr. Mathias on the terms described above. During February 2012, the remaining unvested restricted stock and restricted stock units were replaced with LTIP Units equal in number to the unvested restricted stock units and restricted stock and subject to the same vesting requirements as the restricted stock units and restricted stock that the LTIP Units replaced.

        If Mr. Mathias' employment is terminated for any reason, under the agreement he will be subject to the following continuing obligations after termination: (i) noncompetition with us for 18 months (12 months if employment is terminated upon or after the scheduled expiration of the term of employment or 6 months if employment is terminated in connection with or within 18 months after a Change-in-Control); (ii) nonsolicitation of our employees for 30 months (unless employment is terminated by us without Cause or Mr. Mathias with Good Reason in connection with or within 18 months after a Change-in-Control, in which case the nonsolicitation provision will not extend beyond termination of employment); and (iii) nondisparagement of us and non-interference with our business for one year. In connection with a Triggering Event occurring as of December 31, 2012, Mr. Mathias would have been entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under the 2010 Notional Unit Plan, the time-based vesting of the award would have been accelerated. The accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Mathias receiving a total value of $8,393,175. With respect to Mr. Mathias' allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 Change-in-Control under the 2011 Outperformance Plan in the amount of $677,848. Mr. Mathias would not have received any additional benefits or payments in the event of a Change-in-Control under his employment agreement or otherwise. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Mathias will not be entitled to a tax gross-up payment; however, Mr. Mathias' payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Mathias. Based on an assumed December 31, 2012 Change-in-Control, Mr. Mathias' payments and benefits would not have been reduced as a result of this provision.

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  Termination with Cause or without Good Reason.  Mr. Mathias would have received no payments or benefits.

  •
  Termination without Cause or for Good Reason.  Under Mr. Mathias' employment agreement, Mr. Mathias would have received a cash severance payment of $9,987,500, which is equal to the sum of (i) his average annual base salary in effect during the preceding 24 months, or his Average Annual Base Salary, plus (ii) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years, or his Average Annual Cash Bonus, plus (iii) his average annual deferred compensation contribution during the preceding 24 months, calculated based on the cash value of the annual deferred compensation contributions as of the dates of such contributions, or his Average Deferred Compensation, plus (iv) a pro rata bonus for the year in which Mr. Mathias' employment was terminated (and the prior year if such bonus had not yet been determined) based on Mr. Mathias' Average Annual Cash Bonus. Under Mr. Mathias' employment agreement, Mr. Mathias also would have received his medical and welfare benefits for 12 months, the cost of which to us is projected to aggregate approximately $21,407. Under Mr. Mathias' employment agreement, all of his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and all of his outstanding unvested deferred compensation contributions would have fully vested upon termination. The accelerated vesting results in total value of $3,832,500. Under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, Mr. Mathias also would have 12 months of additional vesting for his awards under those plans. However, as the remaining unvested awards under the 2010 Notional Unit Plan do not begin to vest until January 1, 2014 and awards under the 2011 Outperformance Plan do not begin to vest until August 31, 2014, Mr. Mathias would not have received any benefit from this 12 months of additional vesting. Mr. Mathias only would have been entitled to receive the severance payments, accelerated vesting and other benefits provided for in his employment agreement, as described above, if he executed a general release of claims with us.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Mathias' employment agreement, if Mr. Mathias had been terminated by us without Cause or by Mr. Mathias for Good Reason in connection with or within 18 months after a Change-in-Control, Mr. Mathias would have received a cash severance payment of $18,303,125, which is equal to the sum of (i) 2.5 times the sum of his Average Annual Base Salary, Average Annual Cash Bonus and Average Deferred Compensation, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Mathias' employment agreement, Mr. Mathias also would have received his medical and welfare benefits for 24 months, the cost of which to us is projected to aggregate approximately $42,815. Mr. Mathias' equity awards and outstanding unvested deferred compensation contributions would have fully vested in the same manner as described in the preceding paragraph, except with respect to Mr. Mathias' awards under the 2010 Notional Unit Plan and the 2011 Outperformance Plan. Under the 2010 Notional Unit Plan, the time-based vesting of the award would have been accelerated. With respect to Mr. Mathias' allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 termination in connection with a Change-in-Control under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Mathias' employment agreement and the 2010 Notional Unit Plan and the earning of an award under the 2011 Outperformance Plan results in total value of $12,903,523. Under Mr. Mathias' employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Mathias will not be entitled to a tax gross-up payment; however, Mr. Mathias' payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Mathias. Based on an assumed December 31, 2012 Change-in-Control, Mr. Mathias' payments and benefits would not have been reduced as a result of this provision.

  •
  Termination upon disability.  Under Mr. Mathias' employment agreement, Mr. Mathias would have received a cash severance payment of $9,987,500, which is equal to the sum of (i) the sum of his Average Annual Base Salary, Average Annual Cash Bonus and Average Deferred Compensation, plus (ii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Mathias' employment agreement, Mr. Mathias also would have continued to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to aggregate approximately $64,222. Mr. Mathias also would have received 12 months of additional vesting for his outstanding equity awards, other than awards made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and full vesting for his stock options, equity awards granted in lieu of cash bonuses and any unvested deferred compensation contributions. Under the 2010 Notional Unit Plan, the time-based vesting of the award would have been accelerated. With respect to Mr. Mathias' allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 termination upon a disability under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Mathias' employment agreement and the 2010 Notional Unit Plan and the earning of an award under the 2011 Outperformance Plan results in total value of $12,903,523. Mr. Mathias only would have been entitled to receive the severance payments, accelerated vesting and other benefits provided for in his employment agreement, as described above, if he had executed a general release of claims with us.

  •
  Termination upon death.  Under Mr. Mathias' employment agreement, Mr. Mathias' estate would have received (i) a cash severance payment equal to his pro rata bonus for the year in which his employment was terminated (and the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus, (ii) 12 months of additional vesting for his outstanding equity awards, other than awards made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and (iii) full vesting for his equity awards granted in lieu of cash bonuses and his outstanding unvested deferred compensation contributions. Under the general terms of our equity plans, all of the stock options granted to Mr. Mathias would have fully vested. Under the 2010 Notional Unit Plan, the time-based vesting would have been accelerated. With respect to Mr. Mathias' allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 termination upon death under the 2011 Outperformance Plan. The aggregate value that Mr. Mathias' estate would have received with respect to the pro rata bonus, vesting credit, payments and other benefits described above would have been $12,903,523.

        James Mead.    In connection with the appointment of Mr. Mead as our Chief Financial Officer, we entered into an employment and non-competition agreement with Mr. Mead as of November 4, 2010. The original term of the agreement will end on December 31, 2013, but will automatically renew for successive six-month periods unless either party serves the required notice under the agreement. The agreement provides for an annual salary of at least $500,000, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Mead for his job performance. Pursuant to his employment agreement, on November 4, 2010, we granted Mr. Mead 15,000 shares of restricted stock subject to time-based vesting and 7,500 restricted stock units subject to performance-based vesting, based on the goals described below, occurring in three equal annual installments on December 31 of each of 2011, 2012 and 2013. The vesting each year of the performance-based restricted stock units is to be based on the achievement of any of the following financial performance goals during the year (or on a cumulative basis beginning with 2011): (1) 7% or greater increase in funds from operations per year on a per-share basis, (2) 7% or greater stock price appreciation per year or (3) stock price appreciation or percentage increase in funds from operations in the top one-third of a peer group of companies determined each year by our Compensation Committee. Mr. Mead is also eligible for the health and welfare benefits provided by us to our senior executive officers. Pursuant to the agreement, if Mr. Mead is terminated for any reason (other than termination by us without Cause or by Mr. Mead with Good Reason in connection with or within 18 months after a Change-in-Control in the case of clause (ii) below), he will be subject to the following obligations: (i) non-competition with the Company for six months (or three months in the event of a termination upon or after the expiration of the term of the employment agreement); (ii) non-solicitation of our employees for 24 months; (iii) non-disparagement of the Company and non-interference with its business for one year; and (iv) perpetual nondisclosure of confidential information. In connection with a Triggering Event occurring as of December 31, 2012, Mr. Mead would have been entitled to the following payments and benefits under the agreements and our other applicable executive compensation programs:

  •
  Change-in-Control without termination.  Under the 2010 Notional Unit Plan, the time-based vesting of the award would have been accelerated. The accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Mead receiving a total value of $608,218. With respect to Mr. Mead's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 Change-in-Control under the 2011 Outperformance Plan in the amount of $107,185. Mr. Mead would not have received any additional benefits or payments in the event of a Change-in-Control under his employment agreement or otherwise. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Mead will not be entitled to a tax gross-up payment; however, Mr. Mead's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Mead. Based on an assumed December 31, 2012 Change-in-Control, Mr. Mead's payments and benefits would not have been reduced as a result of this provision.

  •
  Termination with Cause or without Good Reason.  Mr. Mead would have received no payments or benefits.

  •
  Termination without Cause or with Good Reason.  Under Mr. Mead's employment agreement, Mr. Mead would have received a cash severance payment of $2,061,920, which is equal to the sum of (i) his average annual base salary in effect during the preceding 24 months, or his Average Annual Base Salary, plus (ii) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years, or his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which Mr. Mead's employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on Mr. Mead's Average Annual Cash Bonus. Under Mr. Mead's employment agreement, Mr. Mead also would have received his medical and welfare benefits for 12 months, the cost of which to us is projected to aggregate approximately $21,407. Under Mr. Mead's employment agreement, all of his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, would have fully vested at termination. The accelerated vesting results in total value to be received of $574,875. Under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, Mr. Mead also would have 12 months of additional vesting for his awards under those plans. However, as the remaining unvested awards under the 2010 Notional Unit Plan do not begin to vest until January 1, 2014 and awards under the 2011 Outperformance Plan do not begin to vest until August 31, 2014, Mr. Mead would not have received any benefit from this 12 months of additional vesting. Mr. Mead only would be entitled to the severance payments, continuation of benefits and the acceleration of vesting of equity awards described above upon his execution of a mutual release agreement that released us from all claims he may have against us.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Mead's employment agreement, if Mr. Mead had been terminated by us without Cause or by Mr. Mead for Good Reason in connection with or within 18 months after a Change-in-Control, Mr. Mead would have received a cash severance payment of $3,342,880, which is equal to the sum of (i) two times his Average Annual Base Salary, plus (ii) two times his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which Mr. Mead's employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on Mr. Mead's Average Annual Cash Bonus. Under Mr. Mead's employment agreement, Mr. Mead also would have received his medical and welfare benefits for 24 months, the cost of which to us is projected to aggregate approximately $42,815. Under Mr. Mead's employment agreement, all of his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, would have fully vested at termination. Under the 2010 Notional Unit Plan, the time-based vesting of the award would have been accelerated. With respect to Mr. Mead's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 termination in connection with a Change-in-Control under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Mead's employment agreement and the 2010 Notional Unit Plan and the earning of an award under the 2011 Outperformance Plan results in total value of $1,290,278. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Mead will not be entitled to a tax gross-up payment; however, Mr. Mead's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Mead. Based on an assumed December 31, 2012 Change-in-Control, Mr. Mead's payments and benefits would not have been reduced as a result of this provision.

  •
  Termination upon disability.  Under Mr. Mead's employment agreement, Mr. Mead would have received a cash severance payment of $2,061,920, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Mead's employment agreement, Mr. Mead also would have continued to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to aggregate approximately $64,222. Mr. Mead also would have received 12 months of additional vesting for his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and full vesting for his stock options and his equity awards granted in lieu of cash bonuses. Under the 2010 Notional Unit Plan, the time-based vesting of the award would have been accelerated. With respect to Mr. Mead's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 termination upon a disability under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Mead's employment agreement and the 2010 Notional Unit Plan and the earning of an award under the 2011 Outperformance Plan results in total value of $1,290,278. Mr. Mead only would have been entitled to the severance payments and the acceleration of vesting of equity awards provided for in his employment agreement, as described above, upon Mr. Mead's execution of a mutual release agreement that released us from all claims he may have against us.

  •
  Termination upon death.  Under Mr. Mead's employment agreement, Mr. Mead's estate would have received a cash severance payment which is equal to his pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Mr. Mead's estate also would have received 12 months of additional vesting for his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and full vesting for his stock options and his equity awards granted in lieu of cash bonuses. Under the 2010 Notional Unit Plan, the time-based vesting of the award would have been accelerated. With respect to Mr. Mead's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 termination upon death under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Mead's employment agreement and the 2010 Notional Unit Plan and the earning of an award under the 2011 Outperformance Plan results in total value of $1,290,278.

        Andrew S. Levine.    Andrew Levine's amended and restated employment and non-competition agreement has a term commencing on January 1, 2010 and ending on January 1, 2013, which will automatically renew for successive six-month periods unless either party delivers three months' prior written notice of non-renewal under the agreement; provided, in the event that Mr. Levine gives prior written notice of non-renewal, the Company, in its sole discretion, may extend the current term or a renewal term by 90 days (such extension, the "Extension Period"), upon written notice to Mr. Levine at least 80 days before the end of the current term or such renewal term, as applicable. As neither party provided written notice of non-renewal prior to the applicable deadline, the term was automatically extended through January 1, 2014. The agreement provides for an annual salary of no less than $450,000 during the employment period, and such discretionary annual bonuses as we, in our sole discretion, may deem appropriate to reward Mr. Levine for job performance. The agreement also provided that Good Reason would exist if we did not grant Mr. Levine a restricted stock award for 42,000 shares of common stock subject to time-based vesting occurring in three equal installments on January 1, 2011 (or the date of grant if later) and January 1, 2012 and 2013 subject to continued employment through such dates. On January 6, 2011, we granted restricted stock to Mr. Levine on the terms described above.

        If Mr. Levine's employment is terminated for any reason, under the agreement he will be subject to the following continuing obligations after termination: (i) noncompetition with us for 12 months unless employment is terminated upon non-renewal of the agreement or by us without Cause or Mr. Levine for Good Reason within 18 months after a Change-in-Control; (ii) nonsolicitation of our employees for 24 months (unless employment is terminated by us without Cause or Mr. Levine with Good Reason in connection with or within 18 months after a Change-in-Control, in which case the nonsolicitation provision will not extend beyond termination of employment); and (iii) nondisparagement of us and non-interference with our business for one year. In connection with a Triggering Event occurring as of December 31, 2012, Mr. Levine would have been entitled to the following payments and benefits:

  •
  Change-in-Control without termination.  Under the 2010 Notional Unit Plan, the time-based vesting of the award would have been accelerated. The accelerated time-based vesting under the 2010 Notional Unit Plan would have resulted in Mr. Levine receiving a total value of $1,896,628. With respect to Mr. Levine's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 Change-in-Control under the 2011 Outperformance Plan in the amount of $174,546. Mr. Levine would not have received any additional benefits or payments in the event of a Change-in-Control under his employment agreement or otherwise. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Levine will not be entitled to a tax gross-up payment; however, Mr. Levine's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Levine. Based on an assumed December 31, 2012 Change-in-Control, Mr. Levine's payments and benefits would not have been reduced as a result of this provision. In order to avoid creating an opportunity for a successor to induce Mr. Levine to terminate his employment without Good Reason following a Change-in-Control, Mr. Levine will be entitled to receive cash compensation following a Change-in-Control at a per annum rate equal to the sum of his base salary in effect prior to the Change-in-Control plus his annual bonus and the value of his equity awards (other than those granted under outperformance plans) that vested during the most recent fiscal year prior to the Change-in-Control, and the failure to pay such compensation after a Change-in-Control will constitute Good Reason.

  •
  Termination with Cause or without Good Reason.  Mr. Levine would have received no payments or benefits.

  •
  Termination without Cause or with Good Reason.  Under Mr. Levine's employment agreement, Mr. Levine would have received a cash severance payment of $2,571,440, which is equal to the sum of (i) his average annual base salary in effect during the preceding 24 months, or his Average Annual Base Salary, plus (ii) a bonus equal to the average bonuses (including any equity awarded as bonus) paid to him for the two most recently completed fiscal years, or his Average Annual Cash Bonus. Under Mr. Levine's employment agreement, Mr. Levine also would have received his medical and welfare benefits for 12 months, the cost of which to us is projected to aggregate approximately $21,407. Under Mr. Levine's employment agreement, all of his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, would have fully vested at termination. Under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, Mr. Levine also would have 12 months of additional vesting for his awards under those plans. However, as the remaining unvested awards under the 2010 Notional Unit Plan do not begin to vest until January 1, 2014 and awards under the 2011 Outperformance Plan do not begin to vest until August 31, 2014, Mr. Levine would not have received any benefit from this 12 months of additional vesting. Mr. Levine only would be entitled to the severance payments, continuation of benefits and the acceleration of vesting of equity awards described above upon his execution of a mutual release agreement that released us from all claims he may have against us.

  •
  Termination in connection with a Change-in-Control.  Under Mr. Levine's employment agreement, if Mr. Levine had been terminated by us without Cause or by Mr. Levine for Good Reason in connection with or within 18 months after a Change-in-Control, Mr. Levine would have received a cash severance payment of $4,082,160, which is equal to the sum of (i) two times his Average Annual Base Salary, plus (ii) two times his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which Mr. Levine's employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on Mr. Levine's Average Annual Cash Bonus. Under Mr. Levine's employment agreement, Mr. Levine also would have received his medical and welfare benefits for 24 months, the cost of which to us is projected to aggregate approximately $42,815. Under Mr. Levine's employment agreement, all of his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, would have fully vested at termination. Under the 2010 Notional Unit Plan, the time-based vesting of the award would have been accelerated. With respect to Mr. Levine's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 termination in connection with a Change-in-Control under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Levine's employment agreement and the 2010 Notional Unit Plan and the earning of an award under the 2011 Outperformance Plan results in total value of $2,071,174. Under the employment agreement, in the event that any payment or benefit constitutes an excess "parachute payment" under Section 280G of the IRC subject to an excise tax, Mr. Levine will not be entitled to a tax gross-up payment; however, Mr. Levine's payments and benefits would be reduced to the extent necessary to avoid such excise taxes, but only if such a reduction of pay or benefits would result in a greater after-tax benefit to Mr. Levine. Based on an assumed December 31, 2012 Change-in-Control, Mr. Levine's payments and benefits would not have been reduced as a result of this provision.

  •
  Termination upon disability.  Under Mr. Levine's employment agreement, Mr. Levine would have received a cash severance payment of $2,571,440, which is equal to the sum of (i) his Average Annual Base Salary, plus (ii) his Average Annual Cash Bonus, plus (iii) a pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Under Mr. Levine's employment agreement, Mr. Levine also would have continued to receive his medical and welfare benefits for 36 months, the cost of which to us is projected to aggregate approximately $64,222. Mr. Levine also would have received 12 months of additional vesting for his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and full vesting for his stock options and his equity awards granted in lieu of cash bonuses. Under the 2010 Notional Unit Plan, the time-based vesting of the award would have been accelerated. With respect to Mr. Levine's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 termination upon a disability under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Levine's employment agreement and the 2010 Notional Unit Plan and the earning of an award under the 2011 Outperformance Plan results in total value of $2,071,174. Mr. Levine only would have been entitled to the severance payments and the acceleration of vesting of equity awards provided for in his employment agreement, as described above, upon Mr. Levine's execution of a mutual release agreement that released us from all claims he may have against us.

  •
  Termination upon death.  Under Mr. Levine's employment agreement, Mr. Levine's estate would have received a cash severance payment which is equal to his pro rata bonus for the year in which his employment was terminated (and a bonus for the prior year if such bonus had not yet been determined) based on his Average Annual Cash Bonus. Mr. Levine's estate also would have received 12 months of additional vesting for his outstanding equity awards, other than those made under the 2010 Notional Unit Plan and the 2011 Outperformance Plan, and full vesting for his stock options and his equity awards granted in lieu of cash bonuses. Under the 2010 Notional Unit Plan, the time-based vesting of the award would have been accelerated. With respect to Mr. Levine's allocation under the 2011 Outperformance Plan, based on total return levels from plan inception through year-end 2012, an award would have been earned in connection with a December 31, 2012 termination upon death under the 2011 Outperformance Plan. The combination of the accelerated vesting under Mr. Levine's employment agreement and the 2010 Notional Unit Plan and the earning of an award under the 2011 Outperformance Plan results in total value of $2,071,174.

Compensation Committee Interlocks and Insider Participation

        Our Compensation Committee is comprised of John H. Alschuler, Jr., Edwin Thomas Burton, III and John S. Levy. There are no Compensation Committee interlocks and none of our employees is a member of the Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the beneficial ownership of our common stock, $0.01 par value per share as of March 28, 2013, unless otherwise noted, for (i) each person known to us to be the beneficial owner of more than 5% of the Company's outstanding common stock, (ii) each of our directors, (iii) each of our named executive officers who is not a director and (iv) our directors and executive officers as a group. All information in the following table is based on Schedules 13D, 13G and/or any amendments thereto, filed with the SEC, and on information supplied to us by our directors and officers. Except as otherwise described in the notes below, the following beneficial owners have sole voting power and sole investment power with respect to all shares set forth opposite their respective names.

        As of March 28, 2013, there were 91,552,922 shares outstanding.

Name**	Amount And Nature of Beneficial Ownership of Common Stock	Percent of Total
The Vanguard Group(1)	10,405,671	11.37%
FMR LLC(2)	8,135,499	8.89%
BlackRock, Inc.(3)	7,854,140	8.58%
Cohen & Steers, Inc.(4)	7,136,450	7.79%
CBRE Clarion Securities, LLC(5)	5,116,985	5.59%
John H. Alschuler, Jr.(6)	56,000	*
Edwin Thomas Burton, III(7)	47,038	*
Stephen L. Green(8)	916,393	*
Craig M. Hatkoff(9)	13,467	*
Marc Holliday	337,069	*
Andrew S. Levine	49,911	*
John S. Levy(10)	97,978	*
Andrew Mathias(11)	440,538	*
James Mead	16,778	*
All Directors and Executive Officers as a Group (9 Persons)	1,975,172	2.13%

*
Less than 1%.

**
Unless otherwise indicated, the business address is 420 Lexington Avenue, New York, New York 10170-1881.

(1)
Based on information provided on a Schedule 13G/A filed with the SEC on February 12, 2013, as of December 31, 2012, The Vanguard Group ("Vanguard") may be deemed to beneficially own an aggregate of 10,405,671 shares of our common stock in its capacity as an investment advisor, which includes 60,652 shares of our common stock held by Vanguard Fiduciary Trust Company as a result of its serving as investment manager of collective trust accounts and 283,366 shares of common stock held by Vanguard Investments Australia, Ltd. as a result of its serving as investment manager of Australian investment offerings. The business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. According to information received from Vanguard, the number of shares reported as beneficially owned by Vanguard in such Schedule 13G/A includes 5,967,882 shares, representing 6.52% of our outstanding common stock, that Vanguard Specialized Funds—Vanguard REIT Index Fund separately reported as beneficially owned in a Schedule 13G/A filed on February 14, 2013 with the SEC.

(2)
Based on information provided on a Schedule 13G/A filed with the SEC on February 14, 2013, as of December 31, 2012, FMR LLC, Edward C. Johnson 3d, Fidelity Management & Research Company, Strategic Advisers, Inc., Pyramis Global Advisors, LLC, Pyramis Global Advisors Trust Company and FIL Limited, or, collectively, Fidelity, may be deemed to beneficially own an aggregate of 8,135,499 shares of our common stock. The business address for Fidelity is 82 Devonshire Street, Boston, MA 02109.

(3)
Based on information provided on a Schedule 13G filed with the SEC on February 1, 2013, as of December 31, 2012, BlackRock, Inc., BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Capital Management, Inc.,

  BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock Fund Managers Limited, BlackRock International Limited, BlackRock Financial Management, Inc., BlackRock (Netherlands) B.V., BlackRock Life Limited, BlackRock Asset Management Ireland Limited and BlackRock Investment Management (UK) Limited, or, collectively, BlackRock, may be deemed to beneficially own an aggregate of 7,854,140 shares of our common stock. The business address for BlackRock is 40 East 52nd Street, New York, NY 10022.

(4)
Based on information provided on a Schedule 13G/A filed with the SEC on February 14, 2013, as of December 31, 2012, Cohen & Steers, Inc., Cohen & Steers Capital Management, Inc. and Cohen & Steers Europe S.A., collectively, may be deemed to beneficially own an aggregate of 7,136,450 shares of our common stock. The business address for Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, NY 10017. The business address for Cohen & Steers Europe S.A. is Chausee de la Hulpe 116, 1170 Brussels, Belgium.

(5)
Based on information provided on a Schedule 13G filed with the SEC on February 13, 2013, as of December 31, 2012, CBRE Clarion Securities, LLC may be deemed to beneficially own an aggregate of 5,116,985 shares of our common stock. The business address for CBRE Clarion Securities, LLC is 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087.

(6)
Includes 36,000 shares of our common stock subject to options exercisable within 60 days of April 26, 2013 and 17,966 phantom units.

(7)
Includes 18,000 shares of our common stock subject to options exercisable within 60 days of April 26, 2013 and 29,038 phantom units.

(8)
Includes 822,240 limited partnership units in SL Green Operating Partnership, L.P. held directly or indirectly through certain partnerships and other similar entities.

(9)
Includes 12,000 shares of our common stock subject to options exercisable within 60 days of April 26, 2013.

(10)
Includes 54,000 shares of our common stock subject to options exercisable within 60 days of April 26, 2013 and 28,151 phantom units.

(11)
Includes 66,666 limited partnership units in SL Green Operating Partnership, L.P. held directly or indirectly through certain partnerships and other similar entities.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the NYSE. Officers, directors and persons who own more than 10% of a registered class of our equity securities are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and persons who own more than 10% of a registered class of our equity securities were satisfied.

LEGAL PROCEEDINGS

        We are not involved in any legal proceeding in which any of our directors or executive officers is adverse to the Company or in any material pending legal proceeding.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures With Respect to Related Party Transactions

        All related party transactions (generally, transactions involving amounts exceeding $120,000 in which directors and executive officers or their immediate family members, or stockholders owning 5% of more of our outstanding common stock have an interest) are subject to approval or ratification in accordance with the procedures described below.

        Our Nominating and Corporate Governance Committee reviews the material facts of all related party transactions and either approves or disapproves the entry into such related party transaction. If advance approval of a related party transaction is not feasible, then the related party transaction will be considered and, if our Nominating and Corporate Governance Committee determines it to be appropriate, ratified, at the next regularly scheduled meeting of our Nominating and Corporate Governance Committee. In determining whether to approve or ratify a related party transaction, our Nominating and Corporate Governance Committee takes into account, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

        No director may participate in any discussion or approval of a related party transaction for which he or she is a related party, except that the director must provide all material information concerning the related party transaction to our Nominating and Corporate Governance Committee.

        If a related party transaction will be ongoing, our Nominating and Corporate Governance Committee may establish guidelines for our management to follow in its ongoing dealings with the related party. Thereafter, our Nominating and Corporate Governance Committee, on at least an annual basis, reviews and assesses ongoing relationships with such related party to see that our management is in compliance with our Nominating and Corporate Governance Committee's guidelines and that such related party transaction remains appropriate.

        Related party transactions are disclosed in our SEC filings.

Cleaning/Security/Messenger and Restoration Services

        Through Alliance Building Services, or Alliance, First Quality Maintenance, L.P., or First Quality, provides cleaning, extermination and related services, Classic Security LLC provides security services, Bright Star Couriers LLC provides messenger services, and Onyx Restoration Works provides restoration services with respect to certain properties owned by us. Alliance is partially owned by Gary Green, a son of Stephen L. Green, the chairman of our board of directors. In addition, First Quality has the non-exclusive opportunity to provide cleaning and related services to individual tenants at our properties on a basis separately negotiated with any tenant seeking such additional services. The Service Corporation has entered into an arrangement with Alliance whereby it will receive a profit participation above a certain threshold for services provided by Alliance to certain tenants at certain buildings above the base services specified in their lease agreements. The aggregate amount of fees Alliance paid to the Service Corporation was approximately $4.0 million in 2012, $2.7 million in 2011 and $2.2 million in 2010. The aggregate amount of fees we paid to Alliance for these services (excluding services provided directly to tenants) was approximately $17.9 million in 2012, $16.1 million in 2011 and $14.2 million in 2010.

Management Fees

        S.L. Green Management Corp., a consolidated entity, receives property management fees from an entity in which Stephen L. Green owns an interest. The aggregate amount of fees paid to S.L. Green

Management Corp. from such entity was approximately $384,900 in 2012, $420,300 in 2011 and $390,700 in 2010.

Leases

        Nancy Peck and Company leases 1,003 square feet of space at 420 Lexington Avenue under a lease that ends in August 2015. Nancy Peck and Company is owned by Nancy Peck, the wife of Stephen L. Green. The rent due pursuant to the lease is $35,516 per annum for year one increasing to $40,000 in year seven.

Marketing Services

        A-List Marketing, LLC, or A-List, provided marketing services to us. Ms. Deena Wolff, a sister of Mr. Marc Holliday, is the founder of A-List. The aggregate amount of fees we paid to A-List for these marketing services was approximately $155,500 in 2012, $140,500 in 2011 and $86,000 in 2010.

Other

        Amounts due from related parties at December 31, 2012 and 2011 consisted of the following (in thousands):

	2012	2011
Due from joint ventures	$511	$477
Other	7,020	3,524

Related party receivables	$7,531	$4,001

Due to joint ventures	$8,401	$—

Gramercy Property Trust Inc.

        In April 2004, we formed Gramercy as a commercial real estate finance business. Gramercy qualified as a REIT for federal income tax purposes and expects to qualify for its current fiscal year.

        At December 31, 2012, we held 0.7 million shares, or approximately 1.3% of Gramercy's common stock. Our total investment of approximately $2.2 million is based on the market value of our common stock investment in Gramercy at December 31, 2012. As we no longer have any significant influence over Gramercy, we account for our investment as available-for-sale securities. During 2012, we sold 2.5 million shares of Gramercy common stock and realized a gain of approximately $4.9 million on the sale. During 2011, we sold 2.1 million shares of Gramercy common stock and realized a gain of approximately $4.5 million on the sale. During 2010, we sold 870,000 shares of Gramercy common stock and realized a gain of approximately $1.4 million on the sale. These gains were reclassified out of Accumulated Other Comprehensive Loss.

        Effective May 2005, June 2009 and October 2009, Gramercy entered into lease agreements with an affiliate of ours, for their corporate offices at 420 Lexington Avenue, New York, New York. The first lease is for approximately 7,300 square feet and carries a term of ten years with rents of approximately $249,000 per annum for year one increasing to $315,000 per annum in year ten. The second lease is for approximately 900 square feet pursuant to a lease which ends in April 2015, with annual rent under this lease of approximately $35,300 per annum for year one increasing to $42,800 per annum in year six. The third lease is for approximately 1,400 square feet pursuant to a lease which ends in April 2015, with annual rent under this lease of approximately $67,300 per annum for year one increasing to $80,500 per annum in year six.

        Gramercy was the borrower under a junior participation loan that we held. We sold this loan, which consisted of mortgage and mezzanine financing, for $35.8 million, in May 2011. We realized $1.2 million of additional income upon the sale, which is included in loan loss and other reserves, net of recoveries. Also, Gramercy held a pari passu interest in a mezzanine loan that we held. This loan was repaid in March 2011.

        Marc Holliday, our chief executive officer, remains a board member of Gramercy on the basis described more fully above on pages 8-9.

 OTHER MATTERS

Solicitation of Proxies

        We will pay the cost of solicitation of proxies. Our directors, officers and employees may solicit proxies personally, by telephone, via the Internet or by mail without additional compensation for such activities. We also will request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send a Notice of Internet Availability of Proxy Materials to and obtain proxies from such beneficial owners. We will reimburse such holders for their reasonable expenses. In addition, we intend to utilize the proxy solicitation services of MacKenzie Partners, Inc. at an aggregate estimated cost of $12,500 plus out-of-pocket expenses.

Stockholder Proposals

        Stockholders who, in accordance with the Rule 14a-8 under the Securities Exchange Act of 1934, as amended, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2014 annual meeting must submit their proposals to our Corporate Secretary on or before December 26, 2013.

        Apart from the SEC's Rule 14a-8 that addresses the inclusion of stockholder proposals in our proxy materials, under our bylaws, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be timely submitted in writing to Andrew S. Levine, Secretary, at SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881. To be considered timely, we must receive the notice of your intention to introduce a nomination or proposed item of business at our annual meeting:

  •
  not less than 90 days nor more than 180 days prior to the first anniversary of the preceding year's annual meeting; or

  •
  not earlier than the 180th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 20th day following the earlier of the day on which public announcement of the date of such meeting is first made or notice of the meeting is mailed to stockholders, in the event that the date of the annual meeting is advanced by more than seven calendar days or delayed by more than 60 days from such anniversary date.

        Assuming that our 2014 annual meeting is not advanced by more than seven calendar days or delayed by more than 60 days from the anniversary date of the 2013 annual meeting, we must receive notice of your intention to introduce a nomination or other item of business at the 2014 annual meeting after December 15, 2013 and no later than March 15, 2014.

        Any notice of a nomination must contain all information relating to such person (the "Proposed Nominee") and relating to the stockholder giving the notice that is required by our bylaws, including information required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        Any notice of a nomination or of a proposed item of business must contain, as to the stockholder giving the notice, any Proposed Nominee and any person acting in concert with such stockholder, any beneficial owner of Company Securities (as defined below) with such stockholder, any beneficial owner of Company Securities owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and any person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such stockholder or Stockholder Associated Person (a "Stockholder Associated Person"), the information required by our bylaws, including (i) the name and address of such stockholder, as they appear on SL Green's books, and the current name, business address and residence address of any such Stockholder Associated Person or Proposed Nominee, (ii) as of the date of the notice, the number of shares, if any, of each class of stock or other security of the Company or any affiliate thereof (the "Company Securities") which are owned beneficially and/or of record by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and (iii) as of the date of the notice, whether and the extent to which, such stockholder, Proposed Nominee or Stockholder Associated Person is subject to, or during the past six months has, directly or indirectly (through brokers, nominees or otherwise), engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is (x) for any such stockholder, Proposed Nominee or Stockholder Associated Person, to mitigate loss to or manage risk or benefit from changes in the price of Company Securities or (y) to increase or decrease, disproportionately to the economic interest, the voting power of any such stockholder, Proposed Nominee or Stockholder Associated Person in the Company or any affiliate thereof.

        Any notice of a proposed item of business must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made.

Householding of Proxy Materials

        The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report or Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are our stockholders will be "householding" our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that such broker will be "householding" communications, including the proxy materials, to your address, "householding" will continue until you are notified otherwise or until you revoke your consent.

        Stockholders who currently receive only one copy of the proxy materials at their address and would like to receive additional copies and/or stockholders who no longer wish to participate in "householding" and would prefer to receive separate proxy materials in the future should direct their request either to their broker or to the Company in writing to SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attention: Investor Relations or by telephone at (212) 594-2700.

        Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request "householding" of their future communications should direct their request either to their broker or to the Company at the address of telephone number above.

 Other Matters

        The Board does not know of any matters other than those described in this proxy statement that will be presented for action at the annual meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

By Order of our Board of Directors
Andrew S. Levine Secretary

New York, New York
April 26, 2013

APPENDIX A:

SL GREEN REALTY CORP.
THIRD AMENDED AND RESTATED 2005 STOCK OPTION AND INCENTIVE PLAN

A-i

A-ii

SL GREEN REALTY CORP.

THIRD AMENDED AND RESTATED
2005 STOCK OPTION AND INCENTIVE PLAN

        SL Green Realty Corp., a Maryland corporation, wishes to attract and retain qualified key employees, Directors, officers, advisors, consultants and other personnel and encourage them to increase their efforts to make the Company's business more successful whether directly or through its Subsidiaries or other affiliates. In furtherance thereof, the SL Green Realty Corp. Third Amended and Restated 2005 Stock Option and Incentive Plan, as amended as of June 13, 2013, is designed to provide equity-based incentives to certain Eligible Persons. Awards under the Plan may be made to Eligible Persons in the form of Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights or other forms of equity-based compensation.

1.    DEFINITIONS

        Whenever used herein, the following terms shall have the meanings set forth below:

        "Award," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Phantom Shares, Dividend Equivalent Rights and other equity-based Awards as contemplated herein.

        "Award Agreement" means a written agreement in a form approved by the Committee to be entered into between the Company and the Participant as provided in Section 3. An Award Agreement may be, without limitation, an employment or other similar agreement containing provisions governing grants hereunder, if approved by the Committee for use under the Plan.

        "Board" means the Board of Directors of the Company.

        "Cause" means, unless otherwise provided in the Participant's Award Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or its affiliates; (iii) the commission of a felony or a crime of moral turpitude, dishonesty, breach of trust or unethical business conduct, or any crime involving the Company or its Subsidiaries, or any affiliate thereof; (iv) fraud, misappropriation or embezzlement; (v) any illegal act detrimental to the Company its Subsidiaries or any affiliate thereof; (vi) repeated failure to devote substantially all of the Participant's business time and efforts to the Company or its Subsidiaries, or any affiliate thereof, if required by the Participant's employment agreement; or (vii) the Participant's failure adequately and competently to perform his duties after receiving notice from the Company or its Subsidiaries, or any affiliate thereof specifically identifying the manner in which the Participant has failed to perform; provided, however, that, if at any particular time the Participant is subject to an effective employment agreement or consulting agreement with the Company, then, in lieu of the foregoing definition, "Cause" shall at that time have such meaning as may be specified in such employment agreement.

        "Change in Control" means:

  (i)
  any "person," including a "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Board ("Voting Securities") or (B) the then outstanding shares of all classes of stock of the Company (in either such case other than as a result of the acquisition of securities directly from the Company);

  (ii)
  the members of the Board at the beginning of any consecutive 24-calendar-month period commencing on or after the initial effective date of the Plan (the "Incumbent Directors") cease for any reason other than death including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the members of the Board; provided that any person becoming a director of the Company whose election or nomination was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes hereof, be considered an Incumbent Director;

  (iii)
  the consummation of (A) any consolidation or merger of the Company or any subsidiary that would result in the Voting Securities outstanding immediately prior to such merger or consolidation representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 50% of the total voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation or ceasing to have the power to elect at least a majority of the board of directors or other governing body of such surviving entity or (2) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, if the stockholders of the Company and unitholders of SL Green Operating Partnership, L.P. taken as a whole and considered as one class immediately before such transaction own, immediately after consummation of such transaction, equity securities and partnership units possessing less than 50% of the surviving or acquiring company and partnership taken as a whole; or

  (iv)
  the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

        Notwithstanding the foregoing clause (i), an event described in clause (i) shall not be a Change in Control if such event occurs solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of stock or other Voting Securities outstanding, increases (x) the proportionate number of shares of stock of the Company beneficially owned by any "person" (as defined above) to 25% or more of the shares of stock then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any "person" (as defined above) to 25% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any "person" referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional stock of the Company or other Voting Securities (other than pursuant to a share split, stock dividend, or similar transaction), then a Change in Control shall be deemed to have occurred for purposes of the foregoing clause (i).

        Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in regard of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Compensation Committee of the Board.

        "Common Stock" means the shares of common stock of the Company as constituted on the effective date of the Plan, and any other shares into which such common stock shall thereafter be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like.

        "Company" means SL Green Realty Corp., a Maryland corporation.

        "Director" means a non-employee director of the Company or its Subsidiaries.

        "Disability" means, unless otherwise provided by the Committee in the Participant's Award Agreement, a disability which renders the Participant incapable of performing all of his or her material duties for a period of at least 150 consecutive or non-consecutive days during any consecutive twelve-month period. Notwithstanding the foregoing, no circumstances or condition shall constitute a Disability to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Disability to the maximum extent possible (e.g., if applicable, in regard of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

        "Dividend Equivalent Right" means a right awarded under Section 8 of the Plan to receive (or have credited) the equivalent value of dividends paid on Common Stock.

        "Eligible Person" means a key employee, Director, officer, advisor, consultant or other personnel of the Company and its Subsidiaries or other person expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company or its Subsidiaries.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national stock exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where the Shares are so listed or traded, the Committee may make such discretionary determinations where the Shares have not been traded for 10 trading days.

        "Full-Value Award" means an Award other than an Option, Stock Appreciation Right or other Award that does not deliver the full value at grant thereof of the underlying shares.

        "Fungible Pool Unit" shall be the measuring unit used for purposes of the Plan, as specified in Section 4, to determine the number of Shares which may be subject to Awards hereunder, which shall consist of Shares in the proportions (a) with respect to Awards granted prior to June 15, 2010 (ranging from 0.7 to 3.0), (b) with respect to Awards granted on or after June 15, 2010 but before June 13, 2013 (ranging from 0.79 to 1.65) and (c) with respect to Awards granted on or after June 13, 2013 (ranging from 0.77 to 2.76), as set forth in Section 4(a).

        "Grantee" means an Eligible Person granted Restricted Stock, Phantom Shares, Dividend Equivalent Rights or such other equity-based Awards as may be granted pursuant to Section 9.

        "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422(b) of the Code.

        "Non-Qualified Stock Option" means an Option which is not an Incentive Stock Option.

        "Option" means the right to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Award Agreement, a number of Shares determined by the Committee.

        "Optionee" means an Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

        "Option Price" means the price per Share, determined by the Board or the Committee, at which an Option may be exercised.

        "Participant" means a Grantee or Optionee.

        "Performance Criteria" means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Subsidiary or any division or operating unit thereof: (i) pre-tax income, (ii) after-tax income, (iii) net income (meaning net income as reflected in the Company's financial reports for the applicable period, on an aggregate, diluted and/or per share basis), (iv) operating income, (iv) cash flow, (v) earnings per share, (vi) return on equity, (vii) return on invested capital or assets, (viii) cash and/or funds available for distribution, (ix) appreciation in the fair market value of the Common Stock, (x) return on investment, (xi) total return to shareholders, (xii) net earnings growth, (xiii) stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period), (xiv) related return ratios, (xv) increase in revenues, (xvi) net earnings, (xvii) changes (or the absence of changes) in the per share or aggregate market price of the Company's Common Stock, (xviii) number of securities sold, (xix) earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company's financial reports for the applicable period, (xx) total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company's financial reports for the applicable period), (xxi) the Company's published ranking against its peer group of real estate investment trusts based on total shareholder return, and (xxii) FFO.

        "Performance Goals" means (i) 7% FFO growth, (ii) 10% total return to shareholders and (iii) Total return to shareholders in the top one-third of the "peer group". For purposes of this definition, "peer group" shall be Alexandria Real Estate Equities, Inc., American Financial Realty Trust, Boston Properties, Inc., Brandywine Realty Trust, Corporate Office Properties Trust, Crescent Real Estate Equities Company, Douglas Emmett, Duke Realty Corporation, Highwoods Properties, Inc., HRPT Properties, Kilroy Realty Corporation, Liberty Property Trust, Mack-Cali Realty Corporation, Maguire Properties, Parkway Properties, SL Green Realty Corp., and Washington REIT. Such "peer group" may not change with respect to any particular Award.

        "Phantom Share" means a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

        "Phantom Share Value," per Phantom Share, means the Fair Market Value of a Share of Class A Common Stock, or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

        "Plan" means the Company's Third Amended and Restated 2005 Stock Option and Incentive Plan, as amended and restated on June 13, 2013, as set forth herein and as the same may from time to time be amended.

        "Restricted Stock" means an award of Shares that are subject to restrictions hereunder.

        "Retirement" means, unless otherwise provided by the Committee in the Participant's Award Agreement, the Termination of Service (other than for Cause) of a Participant on or after the Participant's attainment of age 65 or on or after the Participant's attainment of age 55 with five consecutive years of service with the Company and or its Subsidiaries or its affiliates.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Settlement Date" means the date determined under Section 7.4(c).

        "Shares" means shares of Common Stock of the Company.

        "Stock Appreciation Right" means the right to settle an Option as provided for in Section 5.7.

        "Subsidiary" means any corporation (other than the Company) that is a "subsidiary corporation" with respect to the Company under Section 424(f) of the Code. In the event the Company becomes a subsidiary of another company, the provisions hereof applicable to subsidiaries shall, unless otherwise determined by the Committee, also be applicable to any company that is a "parent corporation" with respect to the Company under Section 424(e) of the Code.

        "Successor of the Optionee" means the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

        "Termination of Service" means a Participant's termination of employment or other service, as applicable, with the Company and its Subsidiaries.

2.    EFFECTIVE DATE AND TERMINATION OF PLAN

        The effective date of the Plan is June 13, 2013. The amendments reflected in this Third Amended and Restated 2005 Stock Option and Incentive Plan shall not become effective unless and until it is approved by the requisite percentage of the holders of the Common Stock of the Company. The Plan shall terminate on, and no Award shall be granted hereunder on or after, the 10-year anniversary of the approval of this Third Amended and Restated 2005 Stock Option and Incentive Plan by the shareholders of the Company; provided, that no Incentive Stock Options shall be granted hereunder on or after the 10-year anniversary of the approval of this Third Amended and Restated 2005 Stock Option and Incentive Plan by the Board; provided further that the Board may at any time prior to that date terminate the Plan; and provided, further, that all Awards made under the Plan prior to a Plan termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreement.

3.    ADMINISTRATION OF PLAN

        (a)   The Plan shall be administered by the Committee appointed by the Board. Unless otherwise determined by the Board, the Committee, upon and after such time as it is covered in Section 16 of the Exchange Act, shall consist of at least two individuals each of whom shall be a "nonemployee director" as defined in Rule 16b-3 as promulgated by the Securities and Exchange Commission ("Rule 16b-3") under the Exchange Act and shall, at such times as the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Awards), qualify as "outside directors" for purposes of Section 162(m) of the Code; provided that no action taken by the Committee (including without limitation grants) shall be invalidated because any or all of the members of the Committee fails to satisfy the foregoing requirements of this sentence. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the other foregoing provisions of this Section 3(a), any Award under the Plan to a person who is a member of the Committee shall be made and administered by the Board. If no Committee is designated by the Board to act for these purposes, the Board shall have the rights and responsibilities of the Committee hereunder and under the Award Agreements.

        (b)   Subject to the provisions of the Plan, the Committee shall in its discretion (i) authorize the granting of Awards to Eligible Persons; and (ii) determine the eligibility of Eligible Persons to receive an Award, as well as determine the number of Shares to be covered under any Award Agreement, considering the position and responsibilities of the Eligible Persons, the nature and value to the Company of the Eligible Person's present and potential contribution to the success of the Company whether directly or through its Subsidiaries and such other factors as the Committee may deem relevant.

        (c)   The Award Agreement shall contain such other terms, provisions and conditions not inconsistent herewith as shall be determined by the Committee. In the event that any Award Agreement or other agreement hereunder provides (without regard to this sentence) for the obligation of the Company or any affiliate thereof to purchase or repurchase Shares from a Participant or any other person, then, notwithstanding the provisions of the Award Agreement or such other agreement, such obligation shall not apply to the extent that the purchase or repurchase would not be permitted under governing state law. The Participant shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of the Plan and the Award Agreement.

        (d)   The Committee may provide, in its discretion, that (i) all stock issued hereunder be initially maintained in separate brokerage account for the Participant at a brokerage firm selected by, and pursuant to an arrangement with, the Company; and (ii) in the case of vested Shares, the Participant may move such Shares to another brokerage account of the Participant's choosing or request that a stock certificate be issued and delivered to him or her.

        (e)   The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee's authority and duties with respect to awards, including, without limitation, the granting of awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Act and who are not and are not expected to be "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Committee may, in the sole discretion of the Committee, include a limitation as to the amount of awards that may be awarded during the period of the delegation and may contain guidelines as to the determination of the option exercise price, or price of other awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate that were consistent with the terms of the Plan.

4.    SHARES AND UNITS SUBJECT TO THE PLAN

        (a)   Subject to adjustments as provided in Section 14, the total number of Shares subject to Awards granted under the Plan, in the aggregate, may not exceed 17,130,000 (the "Fungible Pool Limit"). Each Share issued or to be issued in connection with Full-Value Awards that vest or are granted based on the achievement of the Performance Goals granted prior to June 15, 2010 shall be counted against the Fungible Pool Limit as 2.0 Fungible Pool Units. Each Share issued or to be issued in connection with any other Full-Value Awards granted prior to June 15, 2010 shall be counted against the Fungible Pool Limit as 3.0 Fungible Pool Units. Each Share issued or to be issued in connection with any Full-Value Awards granted on or after June 15, 2010 but before June 13, 2013 shall be counted against the Fungible Pool Limit as 1.65 Fungible Pool Units. Each Share issued or to be issued in connection with any Full-Value Awards granted on or after June 13, 2013 shall be counted against the Fungible Pool Limit as 2.76 Fungible Pool Units. Options, Stock Appreciation Rights and other Awards that do not deliver the full value at grant thereof of the underlying Shares and that expire 10 years from the date of grant shall be counted against the Fungible Pool Limit as 1 Fungible Pool Unit. Options, Stock Appreciation Rights and other Awards that do not deliver the full value at grant thereof of the underlying Shares and that expire five years from the date of grant (i) granted prior to June 15, 2010 shall be counted against the Fungible Pool Limit as 0.7 of a Fungible Pool Unit, (ii) granted on or after June 15, 2010 but before June 13, 2013 shall be counted against the Fungible Pool Limit as 0.79 of a Fungible Pool Unit and (iii) granted on or after June 13, 2013 shall be counted against the Fungible Pool Limit as 0.77 of a Fungible Pool Unit. (For these purposes, the number of Shares taken into account with respect to a Stock Appreciation Right shall be the number of Shares underlying the Stock Appreciation Rights at grant (i.e., not the final number of Shares delivered upon exercise of the Stock Appreciation Rights).) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Phantom Shares or other equity-based Awards but are later forfeited or for any other reason are not payable under the Plan may again be made the subject of Awards under the Plan. Such Shares shall be added back to the Plan using the same ratio as in effect when such Awards were granted, except that the ratios for Awards forfeited after June 13, 2013 shall not be less than the ratios in effect for such Awards as of the date of forfeiture. The following Shares shall not be added to the Shares authorized for grant under the Plan: (i) Shares tendered or held back upon exercise of an Option or settlement or vesting of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof.

        (b)   Shares subject to Dividend Equivalent Rights, other than Dividend Equivalent Rights based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of Section 4(a). If any Phantom Shares, Dividend Equivalent Rights or other equity-based Awards under Section 9 are paid out in cash, then, notwithstanding the first sentence of Section 4(a) above (but subject to the second sentence thereof) the underlying Shares may again be made the subject of Awards under the Plan.

        (c)   The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any rights of first refusal or other restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate.

        (d)   No award may be granted under the Plan to any person who, assuming exercise of all options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of Common Stock. Subject to adjustments as provided in Section 14, no Eligible Person shall be granted Awards in any one year covering more than 700,000 Shares (with each Share subject to an Award being counted as one Share, notwithstanding the type of Award or the fact that it may count as more or less than one Fungible Pool Unit for purposes of Section 4(a)), it being expressly contemplated that Awards in exclusively one category (e.g., Options) can (but need not) be used in the discretion of the Committee to reach the limitation set forth in this sentence; provided that this limit shall only apply to Awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

5.    PROVISIONS APPLICABLE TO STOCK OPTIONS

        5.1    Grant of Option

        Subject to the other terms of the Plan, the Committee (or, as expressly permitted by Section 3, the Chief Executive Officer) shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) determine and designate from time to time those Eligible Persons to whom Options are to be granted and the number of Shares to be optioned to each Eligible Person; (ii) determine whether to grant Incentive Stock Options or to grant Non-Qualified Stock Options, or both (to the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option); provided that Incentive Stock Options may only be granted to employees; (iii) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; (iv) designate each Option as one intended to be an Incentive Stock Option or as a Non-Qualified Stock Option; and (v) determine or impose other conditions to the grant or exercise of Options under the Plan as it may deem appropriate.

        5.2    Option Price

        The Option Price shall be determined by the Committee on the date the Option is granted and reflected in the Award Agreement, as the same may be amended from time to time. The Option Price shall not be less than 100% of the Fair Market Value of a Share on the day the Option is granted. Any particular Award Agreement may provide for different exercise prices for specified amounts of Shares subject to the Option.

        5.3    Period of Option and Vesting

        (a)   Unless earlier expired, forfeited or otherwise terminated, each Option shall expire in its entirety upon the 10th anniversary of the date of grant or shall have such other term (which may be shorter, but not longer) as is set forth in the applicable Award Agreement (except that, in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners) who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

        (b)   Each Option, to the extent that the Optionee has not had a Termination of Service and the Option has not otherwise lapsed, expired, terminated or been forfeited, shall first become exercisable according to the terms and conditions set forth in the Award Agreement, as determined by the Committee at the time of grant. Unless otherwise provided in the Award Agreement, no Option (or portion thereof) shall ever be exercisable if the Optionee has a Termination of Service before the time at which such Option (or portion thereof) would otherwise have become exercisable, and any Option that would otherwise become exercisable after such Termination of Service shall not become exercisable and shall be forfeited upon such termination. Notwithstanding the foregoing provisions of this Section 5.3(b), Options exercisable pursuant to the schedule set forth by the Committee at the time of grant may be fully or more rapidly exercisable or otherwise vested at any time in the discretion of the Committee. Upon and after the death of an Optionee, such Optionee's Options, if and to the extent otherwise exercisable hereunder or under the applicable Award Agreement after the Optionee's death, may be exercised by the Successors of the Optionee.

        5.4    Exercisability Upon and After Termination of Optionee

        (a)   Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service other than by the Company or its Subsidiaries for Cause, or other than by reason of death or Disability, no exercise of an Option may occur after the expiration of the three-month period to follow the termination, or if earlier, the expiration of the term of the Option as provided under Section 5.3(a); provided that, if the Optionee should die after the Termination of Service, such termination being for a reason other than Cause or Disability, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable by the Optionee at the time of death) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3(a).

        (b)   Subject to provisions of the Award Agreement, in the event the Optionee has a Termination of Service on account of death or Disability, the Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Section 5.3.

        (c)   Notwithstanding any other provision hereof, unless otherwise provided in the Award Agreement, if the Optionee has a Termination of Service by the Company for Cause, the Optionee's Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith.

        5.5    Exercise of Options

        (a)   Subject to vesting, restrictions on exercisability and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Option Price made, by an Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased.

        (b)   Without limiting the scope of the Committee's discretion hereunder, the Committee may impose such other restrictions on the exercise of Incentive Stock Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

        5.6    Payment

        (a)   The aggregate Option Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

    (i)
    a certified or bank cashier's check or wire transfer;

    (ii)
    subject to Section 12(e), the proceeds of a Company loan program or third-party sale program or a notice acceptable to the Committee given as consideration under such a program, in each case if permitted by the Committee in its discretion, if such a program has been established and the Optionee is eligible to participate therein;

    (iii)
    if approved by the Committee in its discretion, Shares of previously owned Common Stock, which have been previously owned for more than six months, having an aggregate Fair Market Value on the date of exercise equal to the aggregate Option Price; or

    (iv)
    by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

        (b)   Except in the case of Options exercised by certified or bank cashier's check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.

        (c)   The Committee may provide that no Option may be exercised with respect to any fractional Share. Any fractional Shares resulting from an Optionee's exercise that is accepted by the Company shall in the discretion of the Committee be paid in cash.

        5.7    Stock Appreciation Rights

        The Committee, in its discretion, may also permit (taking into account, without limitation, the application of Section 409A of the Code, as the Committee may deem appropriate) the Optionee to elect to exercise an Option by receiving a combination of Shares and cash, or, in the discretion of the Committee, either Shares or solely in cash, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Option Price, as determined as of the day the Option is exercised.

        5.8    Exercise by Successors

        An Option may be exercised, and payment in full of the aggregate Option Price made, by the Successors of the Optionee only by written notice (in the form prescribed by the Committee) to the Company specifying the number of Shares to be purchased. Such notice shall state that the aggregate Option Price will be paid in full, or that the Option will be exercised as otherwise provided hereunder, in the discretion of the Company or the Committee, if and as applicable.

        5.9    Nontransferability of Option

        Each Option granted under the Plan shall be nontransferable by the Optionee except by will or the laws of descent and distribution of the state wherein the Optionee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated U.S. federal income taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code, and (iii) is otherwise appropriate and desirable; and provided, further, that in no event may an Option be transferred by the Optionee for consideration without shareholder approval.

        5.10    Deferral

        Except as provided in the Award Agreement, the Committee (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) may establish a program under which Participants will have Phantom Shares subject to Section 7 credited upon their exercise of Options, rather than receiving Shares at that time.

        5.11    Certain Incentive Stock Option Provisions

        (a)   The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Optionee may be awarded Incentive Stock Options which are first exercisable by the Optionee during any calendar year under the Plan (or any other stock option plan required to be taken into account under Section 422(d) of the Code) shall not exceed $100,000.

        (b)   If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such affiliate) an amount equal to any withholding tax the Company (or affiliate) is required to pay as a result of the disqualifying disposition.

        (c)   The Option Price with respect to each Incentive Stock Option shall not be less than 100%, or 110% in the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), of the Fair Market Value of a Share on the day the Option is granted. In the case of an individual described in Section 422(b)(6) of the Code who is granted an Incentive Stock Option, the term of such Option shall be no more than five years from the date of grant.

6.    PROVISIONS APPLICABLE TO RESTRICTED STOCK

        6.1    Grant of Restricted Stock

        (a)   In connection with the grant of Restricted Stock, whether or not performance goals (as provided for under Section 10) apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 6, the applicable Award Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period. Nothing in this Section 6 shall limit the Committee's authority, and the Committee is expressly authorized, to grant Shares which are fully vested upon grant (and for which there is no period of forfeiture), and which are subject to the rules of this Section 6.

        (b)   Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions, including any applicable performance goals, to the grant of Restricted Stock under the Plan as it may deem appropriate.

        6.2    Certificates

        (a)   Unless otherwise provided by the Committee, each Grantee of Restricted Stock shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan. Each such certificate shall be registered in the name of the Grantee. Without limiting the generality of Section 4(c), the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Award Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

  The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the SL Green Realty Corp. Third Amended and Restated 2005 Stock Option and Incentive Plan and an Award Agreement entered into between the registered owner and SL Green Realty Corp. Copies of such Plan and Award Agreement are on file in the offices of SL Green Realty Corp., at 420 Lexington Avenue, New York, New York 10170.

        (b)   The Committee may require that any stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered to the Company a stock power, endorsed in blank, relating to the stock covered by such Award. If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 6.3 (and the stock power shall be so delivered or shall be discarded).

        6.3    Restrictions and Conditions

        Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

  (i)
  Subject to the provisions of the Plan and the Award Agreements, during a period commencing with the date of such Award and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished). Subject to the provisions of the Award Agreements and clause (iii) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Award Agreement. Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

  (ii)
  Except as provided in the foregoing clause (i), below in this clause (ii), in Section 10 or in Section 14, or as otherwise provided in the applicable Award Agreement, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any cash dividends currently; provided, however that, if provided in an Award Agreement, cash dividends on such Shares shall (A) be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee (without interest) as soon as practicable after such period lapses (if not forfeited), or (B) treated as may otherwise be provided in an Award Agreement. Certificates for Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee, at the request thereof, promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

  (iii)
  Except as otherwise provided in the applicable Award Agreement, if the Grantee has a Termination of Service by the Company and its Subsidiaries for Cause, or by the Grantee for

    any reason, during the applicable period of forfeiture, then (A) all Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) in the event the Grantee has paid a cash purchase price for the forfeited Shares, the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee (if any) for such forfeited Restricted Stock as contemplated by Section 6.1, and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

        Notwithstanding the foregoing, cash dividends on Shares of Restricted Stock that remain subject to potential forfeiture due to failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the Grantee through a certain date) must be retained by, or repaid by the Grantee to, the Company; provided that, to the extent provided for in the applicable Award Agreement or by the Committee, an amount equal to such cash dividends retained or repaid by the Grantee may be paid to the Grantee upon the lapsing of such performance-based conditions with respect to such shares.

7.    PROVISIONS APPLICABLE TO PHANTOM SHARES

        7.1    Grant of Phantom Shares

        Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Award Agreement: (i) authorize the granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

        7.2    Term

        The Committee may provide in an Award Agreement that any particular Phantom Share shall expire at the end of a specified term.

        7.3    Vesting

        Phantom Shares shall vest as provided in the applicable Award Agreement.

        7.4    Settlement of Phantom Shares

        (a)   Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided that the Committee at the time of grant may provide that a Phantom Share may be settled (i) in cash at the applicable Phantom Share Value or (ii) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate).

        (b)   Phantom Shares shall be settled with a single-sum payment by the Company; provided that, with respect to Phantom Shares of a Grantee which have a common Settlement Date, the Committee may permit the Grantee to elect in accordance with procedures established by the Committee (taking into account, without limitation, Section 409A of the Code, as the Committee may deem appropriate) to receive installment payments over a period not to exceed 10 years.

        (c)   (i) Unless otherwise provided in the applicable Award Agreement, the "Settlement Date" with respect to a Phantom Share is as soon as practicable after (but not later than the first day of the month to follow) the date on which the Phantom Share vests; provided that a Grantee may elect, in accordance with procedures to be established by the Committee, that such Settlement Date will be deferred as elected by the Grantee to as soon as practicable after (but not later than the first day of the month to follow) the Grantee's Termination of Service, or such other time as may be permitted by the Committee. Unless otherwise determined by the Committee, elections under this Section 7.4(c)(i) must, except as may otherwise be permitted under the rules applicable under Section 409A of the Code, (A) be effective at least one year after they are made, or, in the case of payments to commence at a specific time, be made at least one year before the first scheduled payment and (B) defer the commencement of distributions for at least five years.

    (i)
    Notwithstanding Section 7.4(c)(i), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

    (ii)
    Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 7.4(c), is the date of the Grantee's death.

        (d)   Notwithstanding the other provisions of this Section 7, in the event of a Change in Control, the Settlement Date shall be the date of such Change in Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change in Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

        (e)   Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 7.4(b) or deferred by the Grantee as provided in Section 7.4(c) in the event of an "Unforeseeable Emergency." For these purposes, an "Unforeseeable Emergency," as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or "dependent," as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

    (i)
    through reimbursement or compensation by insurance or otherwise,

    (ii)
    by liquidation of the Grantee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

    (iii)
    by future cessation of the making of additional deferrals under Section 7.4 (b) and (c).

        Without limitation, the need to send a Grantee's child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency. Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

        7.5    Other Phantom Share Provisions

        (a)   Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

        (b)   A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time. If no beneficiary designation is in effect at the time of a Grantee's death, payments hereunder shall be made to the Grantee's estate. If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 7.4(c) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee's beneficiary or estate, as applicable.

        (c)   The Committee may establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by foregoing provisions of this Section 7. Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

        (d)   Notwithstanding any other provision of this Section 7, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

        (e)   No Phantom Share shall be construed to give any Grantee any rights with respect to Shares or any ownership interest in the Company. Except as may be provided in accordance with Section 8, no provision of the Plan shall be interpreted to confer upon any Grantee any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

        7.6    Claims Procedures

        (a)   To the extent that the Plan is determined by the Committee to be subject to the Employee Retirement Income Security Act of 1974, as amended, the Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee. A claim is not considered filed until such communication is actually received. Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

    (i)
    approve the claim and take appropriate steps for satisfaction of the claim; or

    (ii)
    if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 7.6 as the provision setting forth the claims procedure under the Plan.

        (b)   The claimant may request a review of any denial of his claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim. Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant's claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

8.    PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS

        8.1    Grant of Dividend Equivalent Rights

        Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Award Agreements, authorize the granting of Dividend Equivalent Rights to Eligible Persons based on the regular cash dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date an Award is granted, and the date such Award is exercised, vests or expires, as determined by the Committee; provided, however, that in no event may a Dividend Equivalent Right be granted in connection with an Option or a Stock Appreciation Right. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. If a Dividend Equivalent Right is granted in respect of an Award hereunder (other than an Option or Stock Appreciation Right), then, unless otherwise stated in the Award Agreement, in no event shall the Dividend Equivalent Right be in effect for a period beyond the time during which the applicable portion of the underlying Award is in effect.

        8.2    Certain Terms

        (a)   The term of a Dividend Equivalent Right shall be set by the Committee in its discretion.

        (b)   Unless otherwise determined by the Committee, except as contemplated by Section 8.4, a Dividend Equivalent Right is exercisable or payable only while the Participant is an Eligible Person.

        (c)   Payment of the amount determined in accordance with Section 8.1 shall be in cash, in Common Stock or a combination of the both, as determined by the Committee.

        (d)   The Committee may impose such employment-related conditions on the grant of a Dividend Equivalent Right as it deems appropriate in its discretion.

        (e)   A Dividend Equivalent Right granted with respect to an Award subject to performance-based vesting, or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the Grantee through a certain date), may not be exercisable or payable unless and until the performance-based conditions have been met.

        8.3    Other Types of Dividend Equivalent Rights

        The Committee may establish a program under which Dividend Equivalent Rights of a type whether or not described in the foregoing provisions of this Section 8 may be granted to Participants. For example, and without limitation, the Committee may grant a dividend equivalent right with respect to a Phantom Share, which right would consist of the right (subject to Section 8.4) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

        8.4    Deferral

        The Committee may establish a program (taking into account, without limitation, the possible application of Section 409A of the Code, as the Committee may deem appropriate) under which Participants (i) will have Phantom Shares credited, subject to the terms of Sections 7.4 and 7.5 as though directly applicable with respect thereto, upon the granting of Dividend Equivalent Rights, or (ii) will have payments with respect to Dividend Equivalent Rights deferred. In the case of the foregoing clause (ii), such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Participants may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

9.    OTHER EQUITY-BASED AWARDS

        The Committee shall have the right (i) to grant other Awards based upon the Common Stock having such terms and conditions as the Committee may determine, including, without limitation, the grant of shares based upon certain conditions, the grant of convertible preferred shares, convertible debentures and other exchangeable or redeemable securities or equity interests, and the grant of stock appreciation rights, (ii) to grant limited-partnership or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary or operating or other partnership (or other affiliate of the Company), with any Shares being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this clause (ii) to be subject, for the avoidance of doubt, to Section 4 and the other provisions of the Plan, and (iii) to grant Awards valued by reference to book value, fair value or performance parameters relative to the Company or any Subsidiary or group of Subsidiaries. Notwithstanding the foregoing, any cash dividends or distributions otherwise payable pursuant to an Award granted pursuant to this Section 9 that remains subject to performance-based vesting, or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the Grantee through a certain date), must be retained by, or repaid by the Grantee to, the Company or the applicable entity granting the Award; provided that, to the extent provided for in the applicable Award Agreement or by the Committee, an amount equal to such cash dividends or distributions retained or repaid by the Grantee may be paid to the Grantee upon the satisfaction or lapsing of such performance-based conditions with respect to such Award.

10.    PERFORMANCE GOALS

        The Committee, in its discretion, (i) may establish one or more performance goals as a precondition to the issuance or vesting of Awards, and (ii) may provide, in connection with the establishment of the performance goals, for predetermined Awards to those Participants (who continue to meet all applicable eligibility requirements) with respect to whom the applicable performance goals are satisfied. In the case of any grant intended to qualify as performance based compensation under Section 162(m) of the Code (including, for these purposes, grants constituting performance based compensation, as determined without regard to certain shareholder approval and disclosure requirements by virtue of an applicable transition rule), the Committee (i) may use one or a combination of the performance goals set forth in this Section 10; and (ii) may establish other goals (with shareholder approval of other types of goals) intended to be performance goals as contemplated by Section 162(m) of the Code and the regulations thereunder. Performance-Based Awards intended to qualify as "performance based" compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to 10 years, as determined by the Committee. Performance Criteria may (but need not) be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices. Performance Goals may be absolute amounts or percentages of amounts or may be relative to the performance of other companies or of indexes. Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles ("GAAP") and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to shareholders. To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the Performance Goals, for each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

11.    TAX WITHHOLDING

        11.1    In General

        The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding determined by the Committee to be required by law. Without limiting the generality of the foregoing, the Committee may, in its discretion, require the Participant to pay to the Company at such time as the Committee determines the amount that the Committee deems necessary to satisfy the Company's obligation to withhold federal, state or local income or other taxes incurred by reason of (i) the exercise of any Option, (ii) the lapsing of any restrictions applicable to any Restricted Stock, (iii) the receipt of a distribution in respect of Phantom Shares or Dividend Equivalent Rights or

(iv) any other applicable income-recognition event (for example, an election under Section 83(b) of the Code).

        11.2    Share Withholding

        (a)   Upon exercise of an Option, the Optionee may, if approved by the Committee in its discretion, make a written election to have Shares then issued withheld by the Company from the Shares otherwise to be received, or to deliver previously owned Shares, in order to satisfy the liability for the minimum withholding taxes due. Alternatively, if so provided in an Award Agreement, the Committee may require the Optionee to satisfy such liability by having Shares then issued withheld by the Company from the Shares otherwise to be received, or require the Optionee to do so, subject to the Optionee's ability to elect to satisfy such liability in cash. In the event that the Optionee is to satisfy such liability in Shares, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable minimum withholding taxes. Where the exercise of an Option does not give rise to an obligation by the Company to withhold federal, state or local income or other taxes on the date of exercise, but may give rise to such an obligation in the future, the Committee may, in its discretion, make such arrangements and impose such requirements as it deems necessary or appropriate.

        (b)   Upon lapsing of restrictions on Restricted Stock (or other income-recognition event), the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for the minimum withholding taxes due. Alternatively, if so provided in an Award Agreement, the Committee may require the Grantee to satisfy such liability by having Shares withheld by the Company from the Shares otherwise to be released from restriction, or require the Grantee to do so, subject to the Grantee's ability to elect to satisfy such liability in cash. In the event that the Grantee is to satisfy such liability in Shares, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of the lapsing of restrictions (or other income-recognition event) sufficient to satisfy the applicable minimum withholding taxes.

        (c)   Upon the making of a distribution in respect of Phantom Shares or Dividend Equivalent Rights, the Grantee may, if approved by the Committee in its discretion, make a written election to have amounts (which may include Shares) withheld by the Company from the distribution otherwise to be made, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for the minimum withholding taxes due. Alternatively, if so provided in an Award Agreement, the Committee may require the Grantee to satisfy such liability by having Shares withheld by the Company from the distribution otherwise to be made, or require the Grantee to do so, subject to the Grantee's ability to elect to satisfy such liability in cash. In the event that the Grantee is to satisfy such liability in Shares, any Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of distribution sufficient to satisfy the applicable minimum withholding taxes.

        (d)   Upon the occurrence of any other income-recognition event with respect to an Award granted under the Plan that occurs upon or concurrently with the issuance or vesting of, or lapsing of restrictions on, Common Stock, the Grantee may, if approved by the Committee in its discretion, make a written election to have Shares withheld by the Company from the Shares otherwise to be issued, vested or released from restriction, or to deliver previously owned Shares (not subject to restrictions hereunder), in order to satisfy the liability for the minimum withholding taxes due. Alternatively, if so provided in an Award Agreement, the Committee may require the Grantee to satisfy such liability by having Shares withheld by the Company from the Shares otherwise to be issued, vested or released from restriction, or require the Grantee to do so, subject to the Grantee's ability to elect to satisfy such liability in cash. In the event that the Grantee is to satisfy such liability in Shares, the number of Shares so withheld or delivered shall have an aggregate Fair Market Value on the date of such income-recognition event sufficient to satisfy the applicable minimum withholding taxes.

        (e)   For purposes of determining the number of Shares to be withheld or delivered to satisfy the applicable minimum withholding taxes pursuant to Section 11.2 of the Plan, the Fair Market Value of the Shares shall be calculated in the same manner as the Shares are valued for purposes of determining the amount of withholding taxes due.

        11.3    Withholding Required

        Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the Participant's satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide Shares to the Participant and to the release of any restrictions as may otherwise be provided hereunder, as applicable; and the applicable Option, Restricted Stock, Phantom Shares, Dividend Equivalent Rights or other Award shall be forfeited upon the failure of the Participant to satisfy such requirements with respect to, as applicable, (i) the exercise of the Option, (ii) the lapsing of restrictions on the Restricted Stock (or other income-recognition event), (iii) distributions in respect of any Phantom Share or Dividend Equivalent Right or (iv) any other income-recognition event with respect an Award granted under the Plan.

12.    REGULATIONS AND APPROVALS

        (a)   The obligation of the Company to sell Shares with respect to an Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

        (b)   The Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to an Award.

        (c)   Each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or Dividend Equivalent Rights (or issuance of Shares in respect thereof), or other Award under Section 9 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, Dividend Equivalent Rights, other Awards or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Award made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

        (d)   In the event that the disposition of stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required under the Securities Act, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that such Shares are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition.

        (e)   Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Award Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

13.    INTERPRETATION AND AMENDMENTS; OTHER RULES

        The Committee may make such rules and regulations and establish such procedures for the administration of the Plan as it deems appropriate. Without limiting the generality of the foregoing, the Committee may (i) determine the extent, if any, to which Options, Phantom Shares or Shares (whether or not Shares of Restricted Stock) or Dividend Equivalent Rights shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder); (ii) interpret the Plan and the Award Agreements hereunder, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee's interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control; and (iii) take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof. In the event of any dispute or disagreement as to the interpretation of the Plan or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan, the decision of the Committee, except as provided in clause (ii) of the foregoing sentence, shall be final and binding upon all persons. The Committee may, in its discretion, delegate the authority and responsibility to act pursuant to the Plan with respect to ministerial administrative matters, which actions shall at all times be subject to the supervision of the Committee, and the actions of such a delegee in accordance with the foregoing shall be considered the actions of the Committee hereunder. Unless otherwise expressly provided hereunder, the Committee, with respect to any grant, may exercise its discretion hereunder at the time of the Award or thereafter. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to an Award previously granted unless such amendments are required in order to comply with applicable laws; provided, however, that the Plan may not be amended without shareholder approval in any case in which amendment in the absence of shareholder approval would cause the Plan to fail to comply with any applicable legal requirement or applicable exchange or similar rule. Except as provided in Section 14(a) or (f), without prior stockholder approval, in no event may the Board exercise its discretion to reduce the Option Price of outstanding Options or Stock Appreciation Rights or cancel, exchange, substitute, buyout or surrender outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an Option Price that is less than the Option Price of the original Options or Stock Appreciation Rights.

14.    CHANGES IN CAPITAL STRUCTURE

        (a)   If (i) the Company or its Subsidiaries shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company or its Subsidiaries, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Awards, then:

    (x)
    the maximum aggregate number of Shares which may be made subject to Options and Dividend Equivalent Rights under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Awards which may be granted under the Plan, shall be appropriately adjusted by the Committee; and

    (y)
    with respect to Awards issued under the Plan, the Committee shall take any such action as shall be necessary to maintain each Participants' rights hereunder (including under their Award Agreements) with respect to Options, Phantom Shares and Dividend Equivalent Rights (and, as appropriate, other Awards under Section 9), so that they are substantially proportionate to the rights existing in such Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9) prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and Dividend Equivalent Rights (and other Awards under Section 9 as applicable), (C) the Option Price and Phantom Share Value, and (D) performance-based criteria established in connection with Awards; provided that, the foregoing clause (D) shall also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 14(a) had the event related to the Company. For purposes of clause (x) and this clause (y), the manner in which any of the above described adjustments are made shall in all events be subject to approval of the Committee.

        To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Awards, the number of Shares (or units) available under Section 4 shall be increased or decreased, as the case may be, proportionately, as may be determined by the Committee.

        (b)   Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock shall be subject to the restrictions and requirements imposed by Section 6, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 6.2(a).

        (c)   If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 6.3(a) may be required to deposit with the successor corporation the certificates, if any, for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 6.2(b), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 6.3(a), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 6.2(a).

        (d)   If a Change in Control shall occur, then the Committee, as constituted immediately before the Change in Control, may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change in Control, provided that the Committee determines that such adjustments do not have an adverse economic impact on the Participant as determined at the time of the adjustments.

        (e)   The judgment of the Committee with respect to any matter referred to in this Section 14 shall be conclusive and binding upon each Participant without the need for any amendment to the Plan.

        (f)    Upon the effective time of a Sale Event, with respect to Awards granted on or after December 9, 2009, at the election of the Committee, either (i) (A) such Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, (B) all such other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, (C) all such Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Committee's discretion (to the extent not provided for in the Award) and (D) all such outstanding Awards shall terminate or (ii) such Awards shall be assumed by the successor entity and continue with appropriate adjustment pursuant to Section 14(a) above. In the event of the termination of Awards pursuant to clause (i) of the prior sentence, (i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Common Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee effective as of the effective time of such Sale Event. For purposes of the Plan, (i) "Sale Event" shall mean (A) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (B) a merger, reorganization or consolidation in which the outstanding shares of Common Stock are converted into or exchanged for securities of the successor entity and the voting securities of the Company outstanding immediately prior to such merger, reorganization or consolidation would represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 50% of the total voting power of the voting securities of the surviving entity outstanding immediately after such merger, reorganization or consolidation or cease to have the power to elect at least a majority of the board of directors or other governing body of such surviving entity, or (C) the sale of all of the Common Stock of the Company to an unrelated person or entity and (ii) "Sale Price" shall mean the value as determined by the Committee of the consideration payable, or otherwise to be received by stockholders, per share of Common Stock pursuant to a Sale Event.

15.    MISCELLANEOUS

        15.1    No Rights to Employment or Other Service

        Nothing in the Plan or in any grant made pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries and its shareholders to terminate the individual's employment or other service at any time.

        15.2    Right of First Refusal; Right of Repurchase

        At the time of grant, the Committee may provide in connection with any grant made under the Plan that Shares received hereunder shall be subject to a right of first refusal pursuant to which the Company shall be entitled to purchase such Shares in the event of a prospective sale of the Shares, subject to such terms and conditions as the Committee may specify at the time of grant or (if permitted by the Award Agreement) thereafter, and to a right of repurchase, pursuant to which the Company shall be entitled to purchase such Shares at a price determined by, or under a formula set by, the Committee at the time of grant or (if permitted by the Award Agreement) thereafter.

        15.3    No Fiduciary Relationship

        Nothing contained in the Plan (including without limitation Sections 7.5(c) and 8.4), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company or its Subsidiaries, or their officers or the Committee, on the one hand, and the Participant, the Company, its Subsidiaries or any other person or entity, on the other.

        15.4    No Fund Created

        Any and all payments hereunder to any Participant under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 15.4 any accounts established to facilitate the implementation of Section 7.4(c)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company, such right shall be no greater than the right of a general unsecured creditor of the Company. (If any affiliate of the Company is or is made responsible with respect to any Awards, the foregoing sentence shall apply with respect to such affiliate.) Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee's right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

        15.5    Notices

        All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Participant, shall be delivered personally, sent by facsimile transmission or mailed to the Participant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 15.5.

        15.6    Exculpation and Indemnification

        The Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law.

        15.7    Captions

        The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

        15.8    Governing Law

        THE PLAN SHALL BE GOVERNED BY THE LAWS OF MARYLAND WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

APPENDIX B:

INFORMATION REGARDING CERTAIN FINANCIAL MEASURES

        Below is a reconciliation of income from continuing operations before equity in net income of unconsolidated joint ventures, noncontrolling interests and discontinued operations to operating income and combined same-store cash net operating income for the years ended December 31, 2012 and 2011 (amounts in thousands, except per share data).

	Consolidated Properties		SL Green's share of Unconsolidated Joint Ventures		Combined
	Year Ended December 31,		Year Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011	2012	2011
Income from continuing operations before equity in net income of unconsolidated joint ventures, noncontrolling interests and discontinued operations	$82,524	$122,580	$—	$—
Equity in net income (loss) from joint ventures	76,418	1,583	76,418	1,583
Depreciation and amortization	332,028	277,345	69,116	58,598
Interest expense, net of interest income	330,569	285,917	86,268	88,546
Amortization of deferred financing costs	19,450	14,118	3,859	4,996
Gain (loss) on early extinguishment of debt	(6,978)	904	—	—

Operating income	$834,011	$702,447	$235,661	$153,723

Marketing, general & administrative expense	82,840	80,103	—	—
Net operating income from discontinued operations	1,385	10,878	—	—
Loan loss and other investment reserves, net of recoveries	564	6,722	—	—
Transaction related costs	5,625	5,561	960	1,173
Non-building revenue	(134,392)	(135,987)	(93,144)	(12,346)
Equity in net income from joint ventures	(76,418)	(1,583)	—	—
(Gain) loss on early extinguishment of debt	6,978	(904)	(10,711)	—

Net operating income (NOI)	720,593	667,237	132,766	142,550	$853,359	$809,787
Net operating income from discontinued operations	(1,385)	(10,878)	—	—	(1,385)	(10,878)
NOI from other properties/affiliates	(69,006)	(1,514)	(23,150)	(36,641)	(92,156)	(38,155)
Same-Store NOI	$650,202	$654,845	$109,616	$105,909	$759,818	$760,754

Ground lease straight-line adjustment	2,702	440	—	(9)	2,702	431
Straight-line and free rent	(54,686)	(79,496)	(4,217)	(6,219)	(58,903)	(85,715)
Rental income—FAS 141	(17,365)	(21,201)	(2,030)	(1,172)	(19,395)	(22,373)

Same-store cash NOI	$580,853	$554,588	$103,369	$98,509	$684,222	$653,097

        The Company presents operating income, net operating income, same-store net operating income and same-store cash net operating income because the Company believes that these measures provide investors with useful information regarding the operating performance of properties that are

B-1

comparable for the periods presented. For properties owned since January 1, 2011 and still owned in the same manner at the end of the current quarter, the Company determines same-store net operating income by subtracting same-store property operating expenses and ground rent from same-store recurring rental and tenant reimbursement revenues. Same-store cash net operating income is derived by deducting same-store straight line and free rent from, and adding same-store tenant credit loss allowance to, same-store net operating income. The Company's share of unconsolidated joint venture net operating income, same-store net operating income and same-store cash net operating income is calculated in the same manner as noted above, but includes just the Company's pro-rata share of the total amounts. Combined net operating income, same-store net operating income and same-store cash net operating income are calculated by combining the Company's consolidated amount with the Company's share of unconsolidated joint venture amounts for each measure. None of these measures is an alternative to net income (determined in accordance with GAAP) and same-store performance should not be considered an alternative to GAAP net income performance.

B-2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Date Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] SL GREEN REALTY CORP. 420 LEXINGTON AVE. NEW YORK, NY 10170 AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. M58620-P36635 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. SL GREEN REALTY CORP. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: ! ! ! 1. Election of Directors Nominees: 01) Edwin Thomas Burton III 02) Craig M. Hatkoff The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! 2. To approve, on a non-binding advisory basis, our executive compensation. ! ! ! 3. To approve our Third Amended and Restated 2005 Stock Option and Incentive Plan. ! ! ! 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013. 5. To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements thereof. The undersigned hereby acknowledge(s) receipt of the Notice of the Annual Meeting of Stockholders, the terms of which are incorporated herein by reference, and revoke(s) any proxy or proxies heretofore given with respect to the Annual Meeting. This proxy may be revoked at any time prior to the time voting is declared closed by giving the corporate secretary of SL Green Realty Corp. written notice of revocation or by a subsequently dated proxy, or by casting a ballot at the Annual Meeting. This solicitation of proxies is made by and on behalf of the Board. The validity of this proxy is governed by the Maryland General Corporation Law and applicable federal securities laws. This proxy does not revoke any prior powers of attorney except for prior proxies given in connection with the Annual Meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. M58621-P36635 SL GREEN REALTY CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder hereby appoints Stephen L. Green and Andrew S. Levine, or either of them, as proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote as designated on the reverse side of this ballot all of the shares of Common Stock of SL GREEN REALTY CORP that the Stockholder is/are entitled to vote at the Annual Meeting of Stockholders to be held at The Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York at 10:00 A.M., local time on Thursday June 13, 2013 and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S) AND IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES LISTED ON THE REVERSE SIDE HEREOF AND FOR PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN AND DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued and to be signed on reverse side